FOR INFORMATION ONLY
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION


        [MNET LOGO]                                      [SUPER SPORT LOGO]                               [NASPERS LOGO]
Electronic Media Network Limited                            Super Sport                                   Naspers Limited
(Incorporated in the Republic of South Africa)         International Holdings Limited              (Incorporated in the Republic
(Registration number 1985/002853/06)             (Incorporated in the Republic of South Africa)           of South Africa)
 Share code: MNS   ISIN: ZAE000014304               (Registration number 1997/004203/06)        (Registration number 1925/001431/06)
                                                    Share code: MNS   ISIN: ZAE000014304        Share code: NPN   ISIN: ZAE000015889



THE DEFINITIONS CONTAINED ON PAGES 5 TO 9 APPLY THROUGHOUT THIS DOCUMENT.

Documents relating to

- A SCHEME OF ARRANGEMENT IN TERMS OF SECTION 311 OF THE ACT, PROPOSED BY NASPERS BETWEEN M-NET AND ITS MEMBERS, OTHER THAN NASPERS, MULTICHOICE, JOHNCOM AND MNH 98, THE BASIC CHARACTERISTIC OF WHICH IS THAT, SUBJECT TO THE FULFILMENT OF CERTAIN CONDITIONS PRECEDENT STATED IN THIS DOCUMENT, ALL OF THE M-NET/SUPERSPORT LINKED SHARES, OTHER THAN THOSE HELD BY NASPERS, MULTICHOICE, JOHNCOM AND MNH 98, WILL BE ACQUIRED BY NASPERS AND THE MEMBERS OF M-NET (OTHER THAN NASPERS, MULTICHOICE, JOHNCOM AND MNH
     98) WILL RECEIVE EITHER:

     - THE CASH CONSIDERATION OF 850 CENTS FOR EACH M-NET/SUPERSPORT LINKED SHARE HELD ON THE RECORD DATE OF THE SCHEMES, WHICH IS EXPECTED TO BE FRIDAY 2 APRIL 2004 OR, AT THE ELECTION OF EACH SCHEME PARTICIPANT

     - THE SHARE CONSIDERATION OF 1 CLASS N ORDINARY SHARE IN NASPERS FOR EVERY 4,5 M-NET/SUPERSPORT LINKED SHARES HELD ON THE RECORD DATE OF THE SCHEMES, WHICH IS EXPECTED TO BE FRIDAY 2 APRIL 2004, CALCULATED ON A PRO RATA BASIS ROUNDED TO THE NEAREST WHOLE NUMBER, CREDITED AS FULLY PAID-UP AND WHEREAFTER THE LISTING OF M-NET ON THE JSE AND THE NSE WILL BE TERMINATED

- A SCHEME OF ARRANGEMENT IN TERMS OF SECTION 311 OF THE ACT, PROPOSED BY NASPERS BETWEEN SUPERSPORT AND ITS MEMBERS, OTHER THAN NASPERS, MULTICHOICE, JOHNCOM AND MNH 98, THE BASIC CHARACTERISTIC OF WHICH IS THAT, SUBJECT TO THE FULFILMENT OF CERTAIN CONDITIONS PRECEDENT STATED IN THIS DOCUMENT, ALL OF THE M-NET/SUPERSPORT LINKED SHARES, OTHER THAN THOSE HELD BY NASPERS, MULTICHOICE, JOHNCOM AND MNH 98, WILL BE ACQUIRED BY NASPERS AND THE MEMBERS OF SUPERSPORT (OTHER THAN NASPERS, MULTICHOICE, JOHNCOM AND MNH 98) WILL RECEIVE EITHER:

     - THE CASH CONSIDERATION OF 850 CENTS FOR EACH M-NET/SUPERSPORT LINKED SHARE HELD ON THE RECORD DATE OF THE SCHEMES, WHICH IS EXPECTED TO BE FRIDAY 2 APRIL 2004 OR, AT THE ELECTION OF EACH SCHEME PARTICIPANT

     - THE SHARE CONSIDERATION OF 1 CLASS N ORDINARY SHARE IN NASPERS FOR EVERY 4,5 M-NET/SUPERSPORT LINKED SHARES HELD ON THE RECORD DATE OF THE SCHEMES, WHICH IS EXPECTED TO BE FRIDAY 2 APRIL 2004, CALCULATED ON A PRO RATA BASIS ROUNDED TO THE NEAREST WHOLE NUMBER, CREDITED AS FULLY PAID-UP AND WHEREAFTER THE LISTING OF SUPERSPORT ON THE JSE AND THE NSE WILL BE TERMINATED

and incorporating

- A NOTICE OF THE M-NET SCHEME MEETING AND A NOTICE OF THE SUPERSPORT SCHEME MEETING

-    AN EXPLANATORY STATEMENT IN TERMS OF SECTION 312(1)(a)(i) OF THE ACT
     (BLUE)

-    A VALUATION STATEMENT IN TERMS OF SECTION 312(1)(a)(ii) OF THE ACT

- A STATEMENT OF DIRECTORS' INTERESTS IN TERMS OF SECTION 312(1)(a)(iii) OF THE ACT

-    ADDITIONAL INFORMATION REQUIRED BY THE SRP

- THE ORDER OF COURT AUTHORISING THE CONVENING OF THE M-NET SCHEME MEETING AND THE SUPERSPORT SCHEME MEETING

-    A FORM OF PROXY FOR THE M-NET SCHEME MEETING (PINK)

-    A FORM OF PROXY FOR THE SUPERSPORT SCHEME MEETING (GREY) AND

- AN ELECTION, SURRENDER AND TRANSFER FORM (WHITE) TO BE USED BY CERTIFICATED SHAREHOLDERS ONLY.
------------------------------------------------------------------------------

Date  of issue:  13  February 2004

MERCHANT BANK AND            SPONSOR TO M-NET AND SUPERSPORT         ATTORNEYS TO THE  TRANSACTION
TRANSACTIONAL SPONSOR

[INVESTEC LOGO]                      [SASFIN LOGO]                     [READ HOPE PHILLIPS LOGO]



ATTORNEYS                       ATTORNEYS  TO NASPERS             REPORTING ACCOUNTANTS AND AUDITORS

[WEBBER WENTZEL BOWENS        [JAN S. DE VILLIERS LOGO]              [PRICEWATERHOUSECOOPERS LOGO]
        LOGO]



CORPORATE ADVISER - AFRICA                                   INDEPENDENT ADVISERS TO M-NET AND SUPERSPORT

[STANDARD CORPORATE AND                                      [ANDISA LOGO]          [STANDARD CORPORATE AND
  MERCHANT BANK LOGO]                                                                 MERCHANT BANK LOGO]

THE DEFINITIONS CONTAINED ON PAGES 5 TO 9 APPLY THROUGHOUT THIS DOCUMENT.

ACTION REQUIRED

1. The M-Net scheme and SuperSport scheme are applicable to holders of M-Net shares and SuperSport shares. The M-Net shares and SuperSport shares are linked in terms of the articles of association of each company and trade as indivisible linked units on the JSE and the NSE. Reference will be made throughout this document to "M-Net/SuperSport linked shares". As M-Net and SuperSport are distinct and separate companies, a separate scheme of arrangement in terms of section 311 of the Act is required in respect of each company. To give effect to the proposed acquisition, the M-Net scheme and the SuperSport scheme are required to be mutually inter-conditional. The purpose of both schemes is to implement the proposed acquisition, whereby Naspers will acquire the M-Net/SuperSport linked shares of the minority shareholders.

2. If you are in any doubt as to the action you should take, please consult your banker, stockbroker, legal adviser, accountant or other professional adviser immediately.

3. If you have disposed of all your M-Net/SuperSport linked shares, this document should be handed to the purchaser of such shares or the stockbroker, banker or other agent through whom such disposal was effected.

4. If you hold M-Net/SuperSport linked shares in certificated form or hold such shares in dematerialised form as an "own-name" member and are unable to attend the M-Net scheme meeting to approve the M-Net scheme to be held at 08:30 on Thursday 4 March 2004 at Broadcast Centre, 239 Oak Avenue, Randburg 2194, and wish to be represented thereat, you must complete and return the attached M-Net form of proxy (pink) to the transfer secretaries, Computershare Limited, Ground Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107) to be received by no later than 08:30 on Tuesday 2 March 2004. Shareholders who are residents of Nigeria and who hold their M-Net/SuperSport linked shares via the NSE, should lodge their M-Net forms of proxy (pink) with the transfer secretaries, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos), to be received by no later than 08:30 on Tuesday 2 March 2004. In addition, forms of proxy may be handed to the chairperson of the M-Net scheme meeting by no later than 30 minutes before the M-Net scheme meeting is due to commence (or recommence, if adjourned).

5. If you hold M-Net/SuperSport linked shares in certificated form or hold such shares in dematerialised form as an "own-name" member and are unable to attend the SuperSport scheme meeting to approve the SuperSport scheme to be held immediately after the conclusion of the M-Net scheme meeting on Thursday 4 March 2004 at Broadcast Centre, 239 Oak Avenue, Randburg 2194, and wish to be represented thereat, you must complete and return the attached SuperSport form of proxy (grey) to the transfer secretaries, Computershare Limited, Ground Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107) to be received by no later than 08:30 on Tuesday 2 March 2004. Shareholders who are residents of Nigeria and who hold their M-Net/SuperSport linked shares via the NSE, should lodge their SuperSport forms of proxy (grey) with the transfer secretaries, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos), to be received by no later than 08:30 on Tuesday 2 March 2004. In addition, forms of proxy may be handed to the chairperson of the SuperSport scheme meeting by no later than 30 minutes before the SuperSport scheme meeting is due to commence (or recommence, if adjourned).

6. If you hold M-Net/SuperSport linked shares through a nominee, you should advise your nominee or, if applicable, your CSDP or broker timeously of your intention to attend and vote at the scheme meetings or to be represented by proxy thereat in order for your nominee or, if applicable, your CSDP or broker to provide you with the necessary authorisation to do so or, should you not wish to attend the scheme meetings in person, but wish to be represented thereat, you must provide your nominee or, if applicable, your CSDP or broker timeously with your voting instructions in order for your nominee or, if applicable, your CSDP or broker to vote in accordance with your instructions at the scheme meetings.

7. If you hold dematerialised shares and have not elected "own-name" registration then, should your CSDP or broker, as the case may be, not have contacted you to ascertain how you wish to cast your vote at the scheme meetings, you should contact your CSDP or your broker, as the case may be, to enable your vote to be cast in accordance with your instructions. Such instructions should be communicated to the CSDP or broker, as the case may be, and these instructions communicated by the CSDP or broker to the transfer secretaries by no later than 08:30 on Tuesday 2 March 2004. If you wish to attend the scheme meetings you must obtain your necessary letter of representation from your CSDP or broker, as the case may be, and submit the same to the transfer secretaries by no later than the times stipulated above. This must be done in terms of the agreement entered into between the holder of dematerialised shares and the CSDP or broker, as the case may be.

8. If you hold certificated shares and wish to anticipate the schemes becoming unconditional (expected to be on Wednesday 17 March 2004) and so expedite receipt of the scheme consideration, you should complete the attached election, surrender and transfer form (white) and return it together with the relevant share certificate(s) or other documents of title in accordance with the instructions contained therein. An additional election, surrender and transfer form will be sent to you once the schemes become unconditional.

9. All M-Net scheme members and all SuperSport scheme members (and holders of dematerialised shares who have obtained authority from their CSDPs or brokers, as the case may be) are entitled to attend or be represented by Counsel at the Court hearing for the sanctioning of the schemes at 10:00 on Tuesday 16 March 2004, or as soon thereafter as Counsel may be heard in the High Court of South Africa (Witwatersrand Local Division), which is located in the High Court Building, Pritchard Street,
     Johannesburg.

-------------------------------------------------------------------------------------------------------------------------------
CORPORATE INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
COMPANY SECRETARY AND REGISTERED OFFICE OF M-NET AND SUPERSPORT  MERCHANT BANK AND TRANSACTIONAL SPONSOR

G Kisbey-Green                                                   Investec Bank Limited
11 Grove Street                                                  (Registration number 1969/004763/06)
Randburg 2194                                                    100 Grayston Drive
(PO Box 4950, Randburg 2125)                                     Sandown
                                                                 Sandton 2146
                                                                 (PO Box 785700, Sandton 2146)

ATTORNEYS TO THE TRANSACTION                                     REPORTING ACCOUNTANTS AND AUDITORS TO
                                                                 M-NET AND SUPERSPORT

Read Hope Phillips Thomas & Cadman Inc.                          PricewaterhouseCoopers Inc.
(Registration number 2000/022080/21)                             (Registration number 1998/012055/21)
2nd Floor, Melrose Arch                                          2 Eglin Road
30 Melrose Boulevard                                             Sunninghill 2157
Illovo 2196                                                      (Private Bag X36, Sunninghill 2157)
(PO Box 757, Northlands 2116)

ATTORNEYS TO NASPERS                                             REPORTING ACCOUNTANTS AND AUDITORS TO NASPERS

Jan S. de Villiers                                               PricewaterhouseCoopers Inc.
17th Floor                                                       (Registration number 1998/012055/21)
1 Thibault Square                                                No. 1 Waterhouse Place
Cape Town 8001                                                   Century City 7441
(PO Box 1474, Cape Town 8000)                                    (PO Box 2799, Cape Town 8000)

ATTORNEYS                                                        SPONSOR

Webber Wentzel Bowens                                            Sasfin Bank Limited
10 Fricker Road                                                  (Registration number 1951/002280/06)
Illovo Boulevard                                                 Sasfin Place, North Block
Johannesburg 2196                                                13 - 15 Scott Street
(PO Box 61771, Marshalltown 2107)                                Waverley 2192
                                                                 (PO Box 95103, Grant Park 2051)

INDEPENDENT ADVISERS TO M-NET AND SUPERSPORT                     TRANSFER SECRETARIES

Andisa Capital (Proprietary) Limited                             SOUTH AFRICA
(Registration number 2003/001707/07)
7th Floor                                                        Computershare Limited
78 Marshall Street                                               (Registration number 2000/006082/06)
Johannesburg 2001                                                Ground Floor
(PO Box 61085, Marshalltown 2107)                                70 Marshall Street
                                                                 Johannesburg 2001
                                                                 (PO Box 61051, Marshalltown 2107)
Assisted by:

Standard Corporate and Merchant Bank                             NIGERIA
A division of The Standard Bank of South Africa Limited
(Registration number 1962/000738/06)                             City Securities Limited
5th Floor                                                        5th Floor, Primrose Tower
3 Simmonds Street                                                17A Tinabu Street
Johannesburg 2001                                                Lagos
(PO Box 61344, Marshalltown 2107)                                (PO Box 9117, Lagos)#


                                                                                                              2


------------------------------------------------------------------------------
CONTENTS
------------------------------------------------------------------------------


The definitions on pages 5 to 9 of this document have been used in the following table of contents:

                                                                          Page

CORPORATE INFORMATION                                                        2

DEFINITIONS                                                                  5

NOTICE OF M-NET SCHEME MEETING                                              10

NOTICE OF SUPERSPORT SCHEME MEETING                                         12

EXPLANATORY STATEMENT IN TERMS OF SECTION 312(1)(a)(i) OF THE ACT (BLUE)    14
 1.  Introduction                                                           14
 2.  Requirements and mechanics of schemes of arrangement                   14
 3.  The schemes                                                            15
 4.  Conditions precedent                                                   15
 5.  Scheme meetings                                                        16
 6.  Attendance and voting at the scheme meetings                           16
 7.  Sanctioning of the M-Net scheme and SuperSport scheme by the Court     17
 8.  Election by scheme participants                                        17
 9.  The position of Phuthuma participants                                  18
10.  Settlement of the scheme consideration                                 18
11.  Surrender of documents of title                                        18
12.  Action required by shareholders                                        19
13.  Salient dates and times                                                21
14.  Authors                                                                23

M-NET SCHEME OF ARRANGEMENT (yellow)                                        24

SUPERSPORT SCHEME OF ARRANGEMENT (green)                                    31

VALUATION STATEMENT IN TERMS OF SECTION 312(1)(a)(ii) OF THE ACT            38
 1.  Introduction                                                           38
 2.  Rationale for the scheme                                               38
 3.  Information on Naspers, M-Net and SuperSport                           39
 4.  Financial effects attributable to the schemes                          44
 5.  Share capital of M-Net and SuperSport                                  47
 6.  Financial information                                                  47
 7.  Opinions and recommendations                                           48

STATEMENT OF DIRECTORS' INTERESTS IN TERMS OF SECTION 312(1)(a)(iii)
OF THE ACT                                                                  49
 1.  Interests of the directors of M-Net, SuperSport and Naspers            49
 2.  Directors' interests in the proposed acquisition                       53
 3.  Directors' emoluments and service contracts                            53
 4.  Share incentive scheme                                                 53

ADDITIONAL INFORMATION REQUIRED BY THE SRP                                  54
 1.  Major shareholders of M-Net and SuperSport                             54
 2.  JSE and NSE listing                                                    54
 3.  Consents                                                               54
 4.  Costs of the proposed acquisition                                      55
 5.  Litigation statement                                                   55
 6.  Directors' responsibility statement                                    56
 7.  Documents available for inspection                                     57

                                                                          Page

ANNEXURE I      Notice to United States residents                           58
ANNEXURE II     Extracts of historical financial information on M-Net       59
ANNEXURE III    Extracts of historical financial information on SuperSport  68
ANNEXURE IV     Extracts of historical financial information on Naspers     77
ANNEXURE V      Fair and reasonable opinion of the independent advisers     91
ANNEXURE VI     Independent reporting accountants' report on the unaudited
                pro forma financial information                             94
ANNEXURE VII    Trading history of M-Net/SuperSport linked shares on the
                JSE and the NSE and of the Naspers shares on the JSE and
                Nasdaq                                                      96
ANNEXURE VIII   South African Exchange Control Regulations                  99
ANNEXURE IX     Table of entitlements                                      100

ORDER OF COURT                                                             101

FORM OF PROXY - M-NET SCHEME MEETING (pink)                           Attached

FORM OF PROXY - SUPERSPORT SCHEME MEETING (grey)                      Attached

ELECTION, SURRENDER AND TRANSFER FORM (white)                         Attached
------------------------------------------------------------------------------

Copies of this document may be obtained from the registered offices of M-Net and of SuperSport and the offices of the sponsor, the addresses of which are set out in the "corporate information" section of this document.

------------------------------------------------------------------------------
DEFINITIONS
------------------------------------------------------------------------------

In this document, unless otherwise stated or clearly indicated by the context, the words in the first column have the meanings stated opposite them in the second column; words in the singular include the plural and vice versa; words importing one gender include the other gender and references to a person include reference to a body corporate and vice versa:


"Act"                                       the Companies Act, 1973 (Act 61 of 1973), as amended

"broker"                                    any person registered as a "broking member (equities)" in terms of the Rules of the JSE made in accordance with the provisions of the Stock Exchange Control Act, 1985 (Act 1 of 1985), as
                                            amended

"business day"                              any day other than a Saturday, Sunday or official public
                                            holiday in South Africa

"cash consideration"                        850 cents per M-Net/SuperSport linked share payable to scheme participants who have elected the cash consideration or who are deemed to have elected the cash consideration

"cents"                                     South African cents in the official currency of South Africa

"certificated shareholders"                 holders of certificated shares

"certificated scheme participants"          scheme participants who hold certificated shares

"certificated shares"                       M-Net/SuperSport linked shares, other than dematerialised
                                            shares, and which includes all the M-Net/SuperSport linked shares listed on the NSE

"CGT"                                       Capital Gains Tax as levied in terms of Schedule 8 of the
                                            Income Tax Act, 1962 (Act 58 of 1962), as amended

"common monetary area"                      South Africa, the Republic of Namibia and the Kingdoms of
                                            Lesotho and Swaziland

"conditions precedent"                      the conditions precedent referred to in paragraph 4 of the explanatory statement and in paragraph 9 of each of the M-Net scheme document and the SuperSport scheme document

"the Court"                                 the High Court of South Africa (Witwatersrand Local Division),
                                            which is located in the High Court Building, Pritchard Street,
                                            Johannesburg

"CSDP"                                      a Central Securities Depository Participant, accepted as a participant in terms of the Custody and Administration Act

"Custody and Administration Act"            the Custody and Administration of Securities Act, 1992 (Act 85
                                            of 1992), as amended

"dematerialised scheme participants"        scheme participants who hold dematerialised shares

"dematerialised shareholders"               holders of dematerialised shares

"dematerialised shares"                     those M-Net/SuperSport linked shares that have been
                                            dematerialised through a CSDP or broker and are held on M-Net's and SuperSport's sub-registers of members administered by CSDPs in electronic form and which excludes all M-Net/SuperSport linked shares listed on the NSE

"directors" or "the board"                  as the context requires, the board of directors of M-Net and/or
                                            SuperSport

"this document"                             this bound document, dated 13 February 2004, which includes the
                                            M-Net scheme circular and the SuperSport scheme circular

"documents of title"                        valid share certificate(s), share statements, certified
                                            transfer deed(s), balance receipts or any other documents of title acceptable to Naspers in respect of M-Net/SuperSport linked shares

                                                                                                           5

"election period"                           the period within which scheme participants will be entitled to elect whether they wish to receive the cash consideration or the share consideration, which period will commence on Friday
                                            19 March 2004 and end on the election record date

"election record date"                      the date and time by which scheme participants must have
                                            elected to receive either the cash consideration or the share consideration in accordance with the instructions contained in the election, surrender and transfer form (white), failing which they shall be deemed to have elected to receive the cash consideration, which election record date is expected to be
                                            Thursday 8 April 2004

"election, surrender and transfer form"     the election, surrender and transfer form (white) attached to this document or the further form to be posted to scheme
                                            participants on commencement of the election period, which form shall confirm that the schemes have become unconditional and allow scheme participants a second opportunity to elect to receive either the cash consideration or the share consideration

"explanatory statement"                     the explanatory statement prepared by the directors in terms of section 312 (1)(a)(i) of the Act, which is set out on pages 14 to 23 of this document

"emigrant"                                  any emigrant from the common monetary area whose address is outside the common monetary area

"Exchange Control Regulations"              the Exchange Control Regulations, 1961, as amended, made in terms of section 9 of the Currency and Exchanges Act, 1933 (Act
                                            9 of 1933), as amended

"final date"                                the date on which M-Net and SuperSport announce on SENS that all the conditions precedent have been fulfilled and that the schemes have become unconditional and binding, which final date is expected to be Wednesday 17 March 2004

"the independent advisers"                  collectively, Andisa Capital (Proprietary) Limited, acting through its division Andisa Corporate Finance, and Standard
                                            Corporate and Merchant Bank, a division of The Standard Bank of
                                            South Africa Limited

"Johncom"                                   Johnnic Communications Limited (registration number
                                            1889/000352/06), incorporated in South Africa

"the JSE"                                   the JSE Securities Exchange South Africa

"the JSE listing requirements"              the listing requirements of the JSE as amended from time to time by the JSE

"members" or "shareholders"                 the registered holders of M-Net/SuperSport linked shares

"M-Net/SuperSport linked share"             one M-Net share which is linked to one SuperSport share and trades as one linked unit on the JSE and NSE

"minority shareholders"                     shareholders in M-Net and SuperSport, other than Naspers, MNH
                                            98, Johncom and MultiChoice

"M-Net"                                     Electronic Media Network Limited (registration number
                                            1985/002853/06), incorporated in South Africa, the shares in which trade as indivisible linked units with SuperSport shares and are listed on the JSE and the NSE

"the M-Net scheme"                          the scheme of arrangement proposed by Naspers between M-Net and the minority shareholders of M-Net in terms of section 311 of the Act contained in the M-Net scheme document

"the M-Net scheme circular"                 this document, insofar as it relates to the M-Net scheme

"the M-Net scheme document"                 that part of the M-Net scheme circular which sets out the terms and conditions of the M-Net scheme, to be found in pages 24 to
                                            30 of this document

"the M-Net scheme meeting"                  the meeting of M-Net scheme members convened by the Court in terms of section 311 of the Act, to be held at the Broadcast
                                            Centre, 239 Oak Avenue, Randburg 2194 at 08:30 on Thursday 4
                                            March 2004, or any adjournment thereof (the time and date of which will be advised in the press) at which M-Net scheme
                                            members will consider and vote on the M-Net scheme

                                                                                                          6


"the M-Net scheme members"                  the registered members of M-Net, other than Naspers, MNH 98,
                                            Johncom and MultiChoice, on the voting record date who are entitled to attend and vote at the M-Net scheme meeting

"M-Net share"                               an ordinary share of 2 cents in the issued share capital of
                                            M-Net

"MNH 98"                                    MNH Holdings (1998) (Proprietary) Limited (registration number
                                            1997/012830/07), incorporated in South Africa

"MultiChoice "                              MultiChoice Africa (Proprietary) Limited (registration number
                                            1994/009083/07), incorporated in South Africa

"Nasdaq"                                    the Nasdaq National Market in New York

"Naspers"                                   Naspers Limited (registration number 1925/001431/06),
                                            incorporated in South Africa

"Naspers share"                             a class "N" ordinary share of 2 cents in the issued share
                                            capital of Naspers, all of which are listed on the JSE, and the
                                            Nasdaq through the mechanism of an American Depositary Share

"Nigeria"                                   Federal Republic of Nigeria

"the Nigerian transfer secretaries"         City Securities Limited, a company incorporated under the laws of Nigeria

"the NSE"                                   The Nigerian Stock Exchange

"Open TV"                                   Open TV Corp (registration number IBC 347544), incorporated in the British Virgin Islands

"operative date"                            the business day immediately following the record date of the schemes, which operative date is expected to be Tuesday 13
                                            April 2004

"Order"                                     the Order of Court convening the M-Net scheme meeting and the
                                            SuperSport scheme meeting

"PFI"                                       Phuthuma Futhi Investments (Pty) Limited (registration number
                                            1997/022116/07), incorporated in South Africa, all the ordinary shares in which are held by the Phuthuma Trustees

"Phuthuma participants"                     participants in the Phuthuma scheme who have purchased
                                            M-Net/SuperSport linked shares from PFI and have yet to pay to
                                            PFI the outstanding balance of the purchase price in respect of such shares

"the Phuthuma scheme"                       the black economic empowerment share scheme pursuant to which
                                            PFI sold M-Net/SuperSport linked shares to Phuthuma participants

"Phuthuma Trustees"                         the Trustees for the time being of the Phuthuma Futhi Share
                                            Administration Trust (Master's Reference No. IT 1190/1998)

"proposed acquisition"                      the proposed acquisition by Naspers of all the M-Net/SuperSport linked shares held by the minority shareholders consequent on the M-Net scheme and the SuperSport scheme

"rand"                                      South African rand, the official currency of South Africa

"the record date of the schemes"            the close of business on the Friday (or if that Friday is not a business day, the immediately preceding business day) at least five business days following the final date, being the date on which a holder of M-Net/SuperSport linked shares must be
                                            recorded as a registered member to receive the scheme
                                            consideration, which record date is expected to be Thursday 8
                                            April 2004

"registered member"                         as the context requires, a member of M-Net and/or SuperSport recognised as such on the relevant date in terms of either section 91A4(b) or section 103(2) of the Act

"Registrar"                                 the Registrar of Companies in South Africa

                                                                                                          7

"SARS"                                      the South African Revenue Service

"the schemes"                               the M-Net scheme and the SuperSport scheme

"the scheme consideration"                  the consideration offered to scheme participants, in terms of the schemes, comprising either:

                                                -    the cash consideration

                                            or, at the election of each scheme participant

                                                -    the share consideration


"the scheme meetings"                       the M-Net scheme meeting and the SuperSport scheme meeting

"scheme members"                            as the context requires, the M-Net scheme members or the
                                            SuperSport scheme members

"the scheme participants"                   the registered members of M-Net and SuperSport, other than
                                            Naspers, MultiChoice, Johncom and MNH 98, on the record date of the schemes, who are entitled to receive the scheme
                                            consideration

"the scheme shares"                         the M-Net/SuperSport linked shares held by scheme participants at the close of business on the record date of the schemes totalling, in aggregate, 86 154 168 M-Net/SuperSport linked shares

"SEC"                                       the US Securities and Exchange Commission

"SENS"                                      the Securities Exchange News Service of the JSE

"share consideration"                       1 Naspers share for every 4,5 M-Net/SuperSport linked shares held on the record date of the schemes, calculated on a pro rata basis rounded to the nearest whole number, credited as fully paid-up

"South Africa"                              the Republic of South Africa

"SRP"                                       the South African Securities Regulation Panel established in terms of section 440B of the Act

"stamp duty"                                the duty leviable in terms of Item 15(3) of Schedule I to the
                                            Stamp Duties Act, 1968 (Act 77 of 1968), as amended

"STRATE"                                    the electronic settlement system allowing for transactions to be settled and transfer of ownership to be recorded
                                            electronically, managed by STRATE Limited (registration number
                                            1998/088842/06)

"SuperSport"                                SuperSport International Holdings Limited (registration number
                                            1997/004203/06), incorporated in South Africa, the shares in which trade as indivisible linked units with M-Net shares and are listed on the JSE and the NSE

"the SuperSport scheme'                     the scheme of arrangement proposed by Naspers between
                                            SuperSport and the minority shareholders of SuperSport in terms of section 311 of the Act contained in the SuperSport scheme document

"the SuperSport scheme circular"            this document insofar as it relates to the SuperSport scheme

"the SuperSport scheme document"            that part of the SuperSport scheme circular which sets out the terms and conditions of the SuperSport scheme, to be found in pages 31 to 37 of this document

"the SuperSport scheme meeting"             the meeting of SuperSport scheme members convened by the Court in terms of section 311 of the Act, to be held at the Broadcast
                                            Centre, 239 Oak Avenue, Randburg 2194 immediately after the conclusion of the M-Net scheme meeting on Thursday 4 March
                                            2004, or any adjournment thereof (the time and date of which will be advised in the press) at which SuperSport scheme
                                            members will consider and vote on the SuperSport scheme

"the SuperSport scheme members"             registered members of SuperSport, other than Naspers, MNH 98,
                                            Johncom and MultiChoice, on the voting record date who are entitled to attend and vote at the SuperSport scheme meeting

                                                                                                          8


"SuperSport share"                          an ordinary share of 0,01 cent in the issued share capital of
                                            SuperSport

"the South African transfer secretaries"    Computershare Limited (registration number 2000/006082/06), a public company incorporated under the laws of South Africa

"transfer secretaries"                      as the context requires, either the South African transfer secretaries and/or the Nigerian transfer secretaries

"the voting record date"                    the date on which shareholders must be recorded as registered members in order to be able to vote at the scheme meetings, being Monday 1 March 2004, or such later date as is published in the press in relation to any adjournment of one or both of the scheme meetings

"UBC"                                       United Broadcasting Corporation Public Company Limited (Public
                                            Company Registration number 289) incorporated in Thailand and listed on the Stock Exchange of Thailand

"US"                                        the United States of America, and

"US Securities Act "                        the United States Securities Act of 1933, as amended

                                                                                                        9


------------------------------------------------------------------------------
NOTICE OF M-NET SCHEME MEETING
------------------------------------------------------------------------------


IN THE HIGH COURT OF SOUTH AFRICA                        Case number 04/2363
(WITWATERSRAND LOCAL DIVISION)


In the ex parte application of

ELECTRONIC MEDIA NETWORK LIMITED                         First Applicant
(Incorporated in the Republic of South Africa)
(Registration number 1985/002853/06)
("M-Net")

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED                Second Applicant
(Incorporated in the Republic of South Africa)
(Registration number 1997/004203/06)
("SuperSport")

------------------------------------------------------------------------------



Notice is given in terms of an Order of Court dated Tuesday 10 February 2004 in the above matter that the High Court of South Africa (Witwatersrand Local Division) has ordered, in accordance with section 311 of the Companies Act, 1973 (Act 61 of 1973), as amended ("the Act"), a meeting of members of M-Net, other than Naspers Limited ("Naspers"), MNH Holdings (1998) (Proprietary) Limited ("MNH98"), Johnnic Communications Limited ("Johncom") and MultiChoice Africa (Proprietary) Limited ("MultiChoice") registered as such on Monday 1 March 2004 ("M-Net scheme members"), be held on Thursday 4 March 2004 at 08:30 at the Broadcast Centre, 239 Oak Avenue, Randburg 2194, under the chairmanship of Mervyn Taback, or failing him, Lourens van Staden, or failing him any other independent person agreed to by this Honourable Court, for the purpose of considering and, if deemed fit, of approving, with or without modification, the scheme of arrangement ("the M-Net scheme") proposed by Naspers between M-Net and its shareholders, other than Naspers, MNH 98, Johncom and MultiChoice, which scheme will be submitted to such meeting, provided that such meeting will not be entitled to agree to any modification to the said scheme:

(a) without the prior consent of Naspers; or

(b) that diminishes the rights to accrue to scheme participants as contemplated in, and in terms of, the M-Net scheme.

THE BASIC CHARACTERISTIC OF THE M-NET SCHEME IS THAT, SUBJECT TO THE FULFILMENT OF CERTAIN CONDITIONS PRECEDENT STATED IN THIS DOCUMENT INCLUDING THE APPROVAL, SANCTIONING AND REGISTRATION OF A SIMILAR SCHEME OF ARRANGEMENT ("THE SUPERSPORT SCHEME") IN RESPECT OF SUPERSPORT, ALL OF THE M-NET/SUPERSPORT LINKED SHARES, OTHER THAN THOSE HELD BY NASPERS, MNH 98, JOHNCOM AND MULTICHOICE, WILL BE ACQUIRED BY NASPERS (ONE M-NET SHARE IS LINKED TO ONE SUPERSPORT SHARE AND TRADES AS ONE LINKED UNIT ON THE JSE SECURITIES EXCHANGE SOUTH AFRICA ("JSE") AND THE NIGERIAN STOCK EXCHANGE ("NSE") ("M-NET/SUPERSPORT LINKED SHARES")) AND THE MINORITY SHAREHOLDERS OF M-NET REGISTERED AS SUCH ON THE RECORD DATE OF THE M-NET SCHEME ("SCHEME PARTICIPANTS") WILL RECEIVE EITHER:

- A CONSIDERATION OF 850 CENTS FOR EACH M-NET/SUPERSPORT LINKED SHARE HELD ON THE RECORD DATE OF THE M-NET SCHEME ("RECORD DATE OF THE SCHEME"), WHICH IS EXPECTED TO BE THURSDAY 8 APRIL 2004 ("CASH CONSIDERATION")

OR, AT THE ELECTION OF EACH SCHEME PARTICIPANT

- 1 CLASS N ORDINARY SHARE IN NASPERS ("NASPERS SHARE"), FOR EVERY 4,5 M-NET/SUPERSPORT LINKED SHARES HELD ON THE RECORD DATE OF THE SCHEME, WHICH IS EXPECTED TO BE THURSDAY 8 APRIL 2004, CALCULATED ON A PRO RATA BASIS ROUNDED TO THE NEAREST WHOLE NUMBER, CREDITED AS FULLY PAID-UP ("SHARE CONSIDERATION")

AND WHEREAFTER THE LISTING OF THE M-NET/SUPERSPORT LINKED SHARES ON THE JSE AND THE NSE WILL BE TERMINATED.

In regard to the share consideration, entitlements to a fraction of a Naspers share will only be rounded up if the fractional entitlement is equal to or greater than 0,5 of a Naspers share. Should a fractional entitlement be less than 0,5 of a Naspers share there will be no compensation in respect thereof for the scheme participant that elects the share consideration.

M-Net shareholders registered as such at the close of business on Monday 1 March 2004 or the date two business days prior to any adjourned meeting ("the M-Net scheme members"), will be entitled to attend and vote at the M-Net scheme meeting.

Copies of the M-Net scheme document and explanatory statement in terms of section 312 of the Act explaining the M-Net scheme, the notice convening the M-Net scheme meeting, the form of proxy (pink) to be used at the M-Net scheme meeting, and the Order of Court authorising the convening of the M-Net scheme meeting will be included in the documents to be sent to M-Net members and copies may be inspected and/or obtained, free of charge, on request from M-Net at its registered office, 11 Grove Street, Randburg, 2194 or the office of the transfer secretaries, Computershare Limited, Ground Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107), or if you hold your M-Net/SuperSport linked shares via the NSE, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos) during normal business hours from Friday 13 February 2004.

Each M-Net scheme member who holds certificated shares or who holds dematerialised shares through a Central Securities Depository Participant ("CSDP") and has "own-name" registration may attend, speak and vote in person at the M-Net scheme meeting or may appoint any other person or persons (none of whom needs to be a member of M-Net) as a proxy or proxies to attend, speak and vote in such M-Net scheme member's place.

Each M-Net scheme member who holds dematerialised shares and does not have "own-name" registration must timeously inform his CSDP or broker should he wish to attend, speak and vote at the M-Net scheme meeting or timeously provide his CSDP or broker with his voting instruction in order for the CSDP or broker to vote on his behalf at the M-Net scheme meeting.

M-Net scheme members who oppose the M-Net scheme may:

-  vote against the M-Net scheme, either in person or by proxy,

-  voice their opposition to the M-Net scheme at the M-Net scheme meeting,

- make representations to the Court (if the M-Net scheme is approved at the M-Net scheme meeting by the requisite majority) at the time of the Court hearing on Tuesday 16 March 2004 as to why the M-Net scheme should not be sanctioned.

Each form of proxy must be completed and signed in accordance with the instructions printed thereon and must be lodged with or posted to the abovementioned transfer secretaries to be received by no later than 08:30 local time on Tuesday 2 March 2004, or 48 (forty-eight) hours before any adjourned M-Net scheme meeting, but if not so lodged or posted will still be valid if properly completed, signed and accompanied by proof of appropriate authority and handed to the chairperson of the M-Net scheme meeting by no later than 30 (thirty) minutes before the M-Net scheme meeting is due to commence (or recommence if adjourned). Where there are joint holders of M-Net/SuperSport linked shares, any one of such persons may vote at the M-Net scheme meeting in respect of such shares as if he was solely entitled thereto, but if more than one of such joint holders be present or represented at the M-Net scheme meeting, then one of the said persons whose name stands first in the register in respect of such shares or his proxy, as the case may be, shall alone be entitled to vote in respect thereof, as if he was the sole holder of such shares.

In terms of the Order of Court, the chairperson of the M-Net scheme meeting will report the results of such meeting to the above Honourable Court on Tuesday 16 March 2004. A copy of such report will be available on request (free of charge) to any M-Net member at the registered office referred to above, at least 1 (one) week before such report back date or in respect of any adjourned M-Net scheme meeting, for at least 1 (one) week before the report back date after the adjourned M-Net scheme meeting.

As stated above, the M-Net scheme is subject to the fulfilment of certain conditions precedent stated in the M-Net scheme, including the sanctioning of both the M-Net scheme and the SuperSport scheme by the above Honourable Court.


MERVYN TABACK
Chairperson of the M-Net scheme meeting


Attorneys to the M-Net scheme
Read Hope Phillips Thomas & Cadman Inc.
2nd Floor, Melrose Arch, 30 Melrose Boulevard, Illovo 2196
(PO Box 757, Northlands 2116)

------------------------------------------------------------------------------
NOTICE OF SUPERSPORT SCHEME MEETING
------------------------------------------------------------------------------


IN THE HIGH COURT OF SOUTH AFRICA                         Case number 04/2363
(WITWATERSRAND LOCAL DIVISION)

In the ex parte application of

ELECTRONIC MEDIA NETWORK LIMITED                          First Applicant
(Incorporated in the Republic of South Africa)
(Registration number 1985/002853/06)
("M-Net")

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED                 Second Applicant
(Incorporated in the Republic of South Africa)
(Registration number 1997/004203/06)
("SuperSport")

------------------------------------------------------------------------------


Notice is given in terms of an Order of Court dated Tuesday 10 February 2004 in the above matter that the High Court of South Africa (Witwatersrand Local Division) has ordered, in accordance with section 311 of the Companies Act, 1973 (Act 61 of 1973), as amended ("the Act"), a meeting of members of SuperSport, other than Naspers Limited ("Naspers"), MNH Holdings (1998) (Proprietary) Limited ("MNH98"), Johnnic Communications Limited ("Johncom") and MultiChoice Africa (Proprietary) Limited ("MultiChoice") registered as such on Monday 1 March 2004 ("SuperSport scheme members"), be held on Thursday 4 March 2004 immediately following the conclusion of a meeting of M-Net members in respect of a similar scheme of arrangement in respect of M-Net at the Broadcast Centre, 239 Oak Avenue, Randburg 2194, under the chairmanship of Mervyn Taback, or failing him, Lourens van Staden, or failing him any other independent person agreed to by this Honourable Court, for the purpose of considering and, if deemed fit, of approving, with or without modification, the scheme of arrangement (`the SuperSport scheme") proposed by Naspers between SuperSport and its shareholders, other than Naspers, MNH98, Johncom and MultiChoice, which scheme will be submitted to such meeting, provided that such meeting will not be entitled to agree to any modification to the said scheme:

(a)  without the prior consent of Naspers; or

(b) that diminishes the rights to accrue to scheme participants as contemplated in, and in terms of, the SuperSport scheme.

THE BASIC CHARACTERISTIC OF THE SUPERSPORT SCHEME IS THAT, SUBJECT TO THE FULFILMENT OF CERTAIN CONDITIONS PRECEDENT STATED IN THIS DOCUMENT RELATING TO THE SUPERSPORT SCHEME INCLUDING THE APPROVAL, SANCTIONING AND REGISTRATION OF A SIMILAR SCHEME OF ARRANGEMENT ("THE M-NET SCHEME") IN RESPECT OF M-NET, ALL OF THE M-NET/SUPERSPORT LINKED SHARES, OTHER THAN THOSE HELD BY NASPERS, MNH 98, JOHNCOM AND MULTICHOICE, WILL BE ACQUIRED BY NASPERS (ONE SUPERSPORT SHARE IS LINKED TO ONE M-NET SHARE AND TRADES AS ONE LINKED UNIT ON THE JSE SECURITIES EXCHANGE SOUTH AFRICA ("JSE") AND THE NIGERIAN STOCK EXCHANGE ("NSE") ("M-NET/SUPERSPORT LINKED SHARES")) AND THE MINORITY SHAREHOLDERS OF SUPERSPORT REGISTERED AS SUCH ON THE RECORD DATE OF THE SUPERSPORT SCHEME ("SCHEME PARTICIPANTS") WILL RECEIVE EITHER:

- A CONSIDERATION OF 850 CENTS FOR EACH M-NET/SUPERSPORT LINKED SHARE HELD ON THE RECORD DATE OF THE M-NET SCHEME ("RECORD DATE OF THE SCHEME"), WHICH IS EXPECTED TO BE THURSDAY 8 APRIL 2004 ("CASH CONSIDERATION")

OR, AT THE ELECTION OF EACH SCHEME PARTICIPANT

- 1 CLASS N ORDINARY SHARE IN NASPERS ("NASPERS SHARE"), FOR EVERY 4,5 M-NET/SUPERSPORT LINKED SHARES HELD ON THE RECORD DATE OF THE SCHEME, WHICH IS EXPECTED TO BE THURSDAY 8 APRIL 2004, CALCULATED ON A PRO RATA BASIS ROUNDED TO THE NEAREST WHOLE NUMBER, CREDITED AS FULLY PAID-UP
   ("SHARE CONSIDERATION")

AND WHEREAFTER THE LISTING OF THE M-NET/SUPERSPORT LINKED SHARES ON THE JSE AND THE NSE WILL BE TERMINATED.

In regard to the share consideration, entitlements to a fraction of a Naspers share will only be rounded up if the fractional entitlement is equal to or greater than 0,5 of a Naspers share. Should a fractional entitlement be less than 0,5 of a Naspers share there will be no compensation in respect thereof for the scheme participant that elects the share consideration.

SuperSport shareholders registered as such at the close of business on Monday 1 March 2004 or the date two business days prior to any adjourned meeting ("the SuperSport scheme members"), will be entitled to attend and vote at the SuperSport scheme meeting.

Copies of the SuperSport scheme document and explanatory statement in terms of section 312 of the Act explaining the SuperSport scheme, the notice convening the SuperSport scheme meeting, the form of proxy (grey) to be used at the SuperSport scheme meeting, and the Order of Court authorising the convening of the SuperSport scheme meeting will be included in the documents to be sent to SuperSport members and copies may be inspected and obtained, free of charge, on request from SuperSport at its registered office, 11 Grove Street, Randburg 2194 or the office of the transfer secretaries, Computershare Limited, Ground
Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107), or if you hold your M-Net/SuperSport linked shares via the NSE, City
Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO
Box 9177, Lagos) during normal business hours from Friday 13 February 2004.

Each SuperSport scheme member who holds certificated shares or who holds dematerialised shares through a Central Securities Depository Participant ("CSDP") and has "own-name" registration may attend, speak and vote in person at the SuperSport scheme meeting or may appoint any other person or persons (none of whom needs to be a member of SuperSport) as a proxy or proxies to attend, speak and vote in such SuperSport scheme member's place.

Each SuperSport scheme member who holds dematerialised shares and does not have "own-name" registration must timeously inform his CSDP or broker should he wish to attend, speak and vote at the SuperSport scheme meeting or timeously provide his CSDP or broker with his voting instruction in order for the CSDP or broker to vote on his behalf at the SuperSport scheme meeting.

SuperSport scheme members who oppose the SuperSport scheme may:

-  vote against the SuperSport scheme, either in person or by proxy

- voice their opposition to the SuperSport scheme at the SuperSport scheme meeting

- make representations to the Court (if the SuperSport scheme is approved at the SuperSport scheme meeting by the requisite majority) at the time of the Court hearing on Tuesday 16 March 2004 as to why the SuperSport scheme should not be sanctioned.

Each form of proxy must be completed and signed in accordance with the instructions printed thereon and must be lodged with or posted to the abovementioned transfer secretaries to be received by no later than 08:30 local time on Tuesday 2 March 2004, or 48 (forty-eight) hours before any adjourned SuperSport scheme meeting, but if not so lodged or posted will still be valid if properly completed, signed and accompanied by proof of appropriate authority and handed to the chairperson of the SuperSport scheme meeting by no later than 30 (thirty) minutes before the SuperSport scheme meeting is due to commence (or recommence if adjourned). Where there are joint holders of M-Net/SuperSport linked shares, any one of such persons may vote at the SuperSport scheme meeting in respect of such shares as if he was solely entitled thereto, but if more than one of such joint holders be present or represented at the SuperSport scheme meeting, then one of the said persons whose name stands first in the register in respect of such shares or his proxy, as the case may be, shall alone be entitled to vote in respect thereof, as if he was the sole holder of such shares.

In terms of the Order of Court, the chairperson of the SuperSport scheme meeting will report the results of such meeting to the above Honourable Court on Tuesday 16 March 2004. A copy of such report will be available on request (free of charge) to any SuperSport member at the registered office referred to above, at least 1 (one) week before such report back date or in respect of any adjourned SuperSport scheme meeting, for at least 1 (one) week before the report back date after the adjourned SuperSport scheme meeting.

As stated above, the SuperSport scheme is subject to the fulfilment of certain conditions precedent stated in the SuperSport scheme, including the sanctioning of both the SuperSport scheme and the M-Net scheme by the above Honourable Court.


MERVYN TABACK
Chairperson of the SuperSport scheme meeting


Attorneys to the SuperSport scheme
Read Hope Phillips Thomas & Cadman Inc.
2nd Floor, Melrose Arch, 30 Melrose Boulevard, Illovo 2196
(PO Box 757, Northlands 2116)

                          [SUPER
[MNET LOGO]                SPORT LOGO]                 [NASPERS LOGO]

ELECTRONIC MEDIA          SUPERSPORT                   NASPERS LIMITED
(Incorporated in the      (Incorporated in the         (Incorporated in the
Republic of South Africa) Republic of South Africa)    Republic of South Africa)
(Registration number      (Registration number         (Registration number
1985/002853/06)           1997/004203/06)              1925/001431/06)
Share code: MNS           Share code: MNS              Share code: NPN
ISIN: ZAE000014304        ISIN: ZAE000014304           ISIN: ZAE000015889



------------------------------------------------------------------------------
EXPLANATORY STATEMENT IN TERMS OF SECTION 312(1)(a)(i) OF THE ACT EXPLAINING THE EFFECT OF THE M-NET SCHEME AND THE SUPERSPORT SCHEME
------------------------------------------------------------------------------


The definitions on pages 5 to 9 of the document of which this explanatory statement is a part, apply in this explanatory statement.


1.   INTRODUCTION

     1.1 M-Net and SuperSport are separate companies, and to give effect to the proposed acquisition separate schemes of arrangements are required between on the one hand, M-Net and its shareholders and, on the other, SuperSport and its shareholders. Accordingly, the M-Net scheme and the SuperSport scheme are mutually inter-conditional (the one not capable of being implemented without the other also being implemented at the same time). Where reference is made to the schemes it refers to both the M-Net scheme and the SuperSport scheme and the combined effect thereof, throughout this document.

     1.2 The M-Net scheme (yellow) and the SuperSport scheme (green) are set out in full in the sections immediately following this explanatory statement. For a full understanding of the detailed legal terms and conditions, the M-Net scheme document and the SuperSport scheme document should be read in their complete form.

     1.3 For an understanding of the background and rationale for the schemes, see paragraphs 1 and 2 of the valuation statement to this document on pages 38 and 39 of this document.



2.   REQUIREMENTS AND MECHANICS OF SCHEMES OF ARRANGEMENT

     2.1 In terms of section 311 of the Act a scheme of arrangement proposed between a company and all its members (or any class of its members) will become binding on that company and all members (or all members of that class, as the case may be), irrespective of whether any such member agrees with the scheme and is willing to be bound thereby if:

          - a meeting of its members (or members of that class) has been summoned in a manner directed by the Court

          - the scheme is agreed to by a majority representing three-fourths of the votes exercisable by members present and voting, either in person or by proxy, at such meeting

          - after such approval, the scheme is sanctioned by the Court at an open hearing, and

          - the Order of Court sanctioning the scheme is lodged with, and registered by, the Registrar.

     2.2 The Court has granted an Order (a copy of which is set out on pages 101 to 104 of this document) in terms of which meetings of holders of M-Net/SuperSport linked shares must be convened to consider the M-Net scheme and SuperSport scheme.

     2.3 Copies of notices convening the M-Net scheme meeting and the SuperSport scheme meeting (which have been published in the press in accordance with the requirements of the Order) are set out on pages 10 to 13 of this document.

3.   THE SCHEMES

     The schemes envisage that if the conditions precedent to the schemes (which are set out in paragraph 4 below) are fulfilled and the schemes accordingly become operative:

     - members of M-Net and SuperSport, other than Naspers, MultiChoice, Johncom and MNH 98, who are registered members on the record date of the schemes, shall be deemed to have disposed of (and shall be deemed to have undertaken to transfer) their M-Net/SuperSport linked shares (whether they hold those shares in certificated form or in dematerialised form), to Naspers, which shall be entitled to acquire ownership of such shares

     - in consideration for such disposal each disposing scheme participant will receive the scheme consideration comprising either (depending on the election or deemed election of the scheme participant):

          -    the cash consideration, or

          -    the share consideration, and

     - as between M-Net and its members and SuperSport and its members, M-Net and SuperSport will, jointly, on behalf of such members:

          - procure the transfer of the M-Net/SuperSport linked shares disposed of to Naspers on behalf of each such scheme participant against delivery of the scheme consideration, and

          - procure the collection on behalf of each such scheme participant of the scheme consideration from Naspers and further procure the delivery of the scheme consideration so collected to each such scheme participant who has disposed of his M-Net/SuperSport linked shares against transfer thereof to Naspers.

          In terms of the schemes, only M-Net and SuperSport will jointly be entitled to enforce the M-Net scheme provisions against Naspers. Each scheme participant who has disposed of his M-Net/SuperSport linked shares to Naspers and received rights to the scheme consideration, will only be entitled to enforce that right against M-Net and/or SuperSport, who shall be liable to scheme participants, jointly and severally, to the extent that M-Net and/or SuperSport have received the scheme consideration from Naspers. Each scheme participant will be entitled to require each of M-Net and SuperSport, to enforce its rights against Naspers.

          After implementation of the schemes the M-Net/SuperSport linked shares will be delisted from the JSE and the NSE.


4.   CONDITIONS PRECEDENT

     4.1 The M-Net scheme is subject to the fulfilment of various conditions precedent before it becomes operative. The conditions precedent specific to the M-Net scheme are:

          -    in accordance with the requirements of Section 311 of the Act:

               - the M-Net scheme being approved, with or without modification, at the M-Net scheme meeting by a majority representing not less than three-fourths of the votes exercisable by M-Net scheme members present and voting either in person or by proxy at the M-Net scheme meeting

               -    the Court sanctioning the M-Net scheme, and

               - a certified copy of the Order of Court sanctioning the M-Net scheme being lodged with, and registered by, the Registrar, and

          - the SuperSport scheme being similarly approved, sanctioned and registered

          - the fulfilment of the conditions precedent to which the SuperSport scheme is subject, other than those: (i) set out above or (ii) which relate to the M-Net scheme.

     4.2 The SuperSport scheme is subject to the fulfilment of various conditions precedent before it becomes operative. The conditions precedent specific to the SuperSport scheme are:

          -    in accordance with the requirements of section 311 of the Act:

               - the SuperSport scheme being approved, with or without modification, at the SuperSport scheme meeting by a majority representing not less than three-fourths of the votes exercisable by SuperSport scheme members present and voting either in person or by proxy at the SuperSport scheme meeting

               -    the Court sanctioning the SuperSport scheme, and

               - a certified copy of the Order of Court sanctioning the SuperSport scheme being lodged with, and registered by, the Registrar, and

          - the M-Net scheme being similarly approved, sanctioned and registered

          - the fulfilment of the conditions precedent to which the M-Net scheme is subject, other than those: (i) set out above or (ii) which relate to the SuperSport scheme.

     4.3 The remaining conditions precedent which are common to both schemes are:

          - the granting of a listing by the JSE of the new Naspers class "N" ordinary shares that form part of the scheme consideration. The JSE has, subject to the fulfilment of all the conditions precedent, granted approval for the listing of the new Naspers class N ordinary shares forming part of the scheme consideration, and

          - the receipt of any other regulatory approvals or consents necessary to implement the schemes being obtained, including but not limited to approvals and consents from the JSE, the NSE, the SRP and the Exchange Control Department of the South African Reserve Bank, either on an unconditional basis or subject to such conditions as the directors of M-Net and/or SuperSport (as the case may be) and Naspers may approve in writing.

     4.4 M-Net and SuperSport have undertaken to announce in the press confirmation of the fulfilment of the conditions precedent as soon as possible after such fulfilment and details as to the progress of such fulfilment can be obtained by members from:

          -    Hugo Steyn, Investec Corporate Finance, Telephone +27 11 286
               7308.

     4.5 The directors of Naspers, M-Net and SuperSport have no reason to believe that any of the conditions precedent will not be fulfilled or waived, as the case may be.


5.   SCHEME MEETINGS

     5.1 The scheme meetings will, in terms of the Order, each be held under the chairmanship of Mervyn Taback, or failing him for any reason, Lourens van Staden, or failing him, such other independent person as may be approved by the Court.

     5.2 In terms of the Order, the chairperson has convened the M-Net scheme meeting to be held at 08:30, and the SuperSport scheme meeting to be held immediately after the conclusion of the M-Net scheme meeting, on Thursday 4 March 2004 at the Broadcast Centre, 239 Oak Avenue, Randburg 2194, for the purposes of considering and, if deemed fit, of approving with or without modification, the M-Net scheme and the SuperSport scheme, respectively, provided that the scheme meetings will not be entitled to agree to any modification to the scheme meetings: (a) without the prior written consent of Naspers or (b) that diminishes the rights of scheme participants.


6. ATTENDANCE AND VOTING AT THE SCHEME MEETINGS

     6.1 Members recorded as registered members of M-Net and SuperSport at the close of business on the voting record date (which is expected to be Monday 1 March 2004), other than Naspers, MNH 98, Johncom and MultiChoice, and who are thus M-Net scheme members and SuperSport scheme members, will be entitled to attend and vote at both the M-Net scheme meeting and SuperSport scheme meeting.

     6.2 Scheme members who hold M-Net/SuperSport linked shares in certificated form will be entitled to attend the scheme meetings in person or if they are unable to attend the scheme meetings in person and wish to be represented thereat, must complete and return, in respect of the M-Net scheme meeting, the attached M-Net form of proxy (pink) and, in respect of the SuperSport scheme meeting, the SuperSport form of proxy (grey) to the transfer secretaries in accordance with the time specified on those forms of proxy.

     6.3 Scheme members who hold M-Net/SuperSport linked shares that have been dematerialised and who are recorded on the voting record date as registered members of M-Net and SuperSport by the CSDP on the sub-register kept by that CSDP in their own name ("own-name dematerialised shareholders") will be entitled to attend the scheme meetings in person or, if they are unable to attend and wish to be represented thereat, must complete and return, in respect of the M-Net scheme meeting, the attached M-Net form of proxy (pink) and, in respect of the SuperSport scheme meeting, the SuperSport form of proxy (grey) to the transfer secretaries in accordance with the time specified on those forms of proxy.

     6.4 Scheme members who hold M-Net/SuperSport linked shares through nominees (whether such shares are held in certificated or dematerialised form) should advise their nominee holders of their intention to attend and vote at either or both of the scheme meetings or to be represented thereat by proxy in order for the nominee to make the necessary arrangements. In the case of dematerialised shares, the CSDP or broker should be instructed by the beneficial shareholder as to whether the beneficial shareholder wishes to attend either or both of the scheme meetings in person, in which case appropriate arrangements must be made with the CSDP or broker for the beneficial shareholder to attend the scheme meetings either as a proxy or as a representative, or alternatively instructions must be given as to how the CSDP or broker must vote at either or both of the scheme meeting(s) on behalf of the beneficial shareholder, in which case the CSDP or broker will complete form(s) of proxy on behalf of the beneficial holder of the dematerialised shares.

     6.5 Duly completed forms of proxy and appropriate letters of representation must be sent to the transfer secretaries, Computershare Limited, or if you hold your M-Net/SuperSport linked shares via the NSE, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos) to be received by no later than 08:30 on Tuesday 2 March 2004 or alternatively handed to the chairperson of the relevant scheme meeting by no later than 30 minutes before the relevant scheme meeting is due to commence (or recommence, if adjourned).

     6.6 Each scheme member present in person (including a person holding a letter of representation) or by proxy at either of the scheme meetings will be entitled to one vote for each M-Net/SuperSport linked share held or represented by that person and for either of the schemes to be approved at the relevant scheme meeting, not less than three-fourths of the votes cast by scheme members so present, must be cast in favour of approving that scheme.

     6.7 Johncom holds 47,5% of the ordinary shares in MNH 98. Naspers holds 50% of the ordinary shares in MNH 98 and, indirectly, 100% of the ordinary shares in MultiChoice. None of Naspers, MNH 98, Johncom nor MultiChoice will attend or vote at the scheme meetings.


7.   SANCTIONING OF THE M-NET SCHEME AND SUPERSPORT SCHEME BY THE COURT

     7.1 If the necessary majority of scheme members at the scheme meetings approve both the schemes, M-Net and SuperSport will make application to the Court on Tuesday 16 March 2004 for an Order by the Court sanctioning the schemes.

     7.2 All scheme members are entitled to attend in person, or be represented by Counsel at the Court hearing for the sanctioning of the schemes, to be heard at 10:00 on Tuesday 16 March 2004 or as soon thereafter as Counsel may be heard. The Court is located at the High Court Building (Witwatersrand Local Division), Pritchard Street, Johannesburg.


8.   ELECTION BY SCHEME PARTICIPANTS

     8.1 If the schemes become operative, scheme participants, depending on their election or, where appropriate, deemed election, will receive the cash consideration or the share consideration. Certificated scheme participants are required to make their election on the attached election, surrender and transfer form (white) and submit it to the transfer secretaries to be received on or before the record date of the schemes. Dematerialised scheme participants are required to notify their CSDP or broker of their election in the manner and by the deadline stipulated by their CSDP or broker. IN THE EVENT THAT A SCHEME PARTICIPANT DOES NOT MAKE A VALID ELECTION, THAT SCHEME PARTICIPANT SHALL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF ALL OF HIS M-NET/SUPERSPORT LINKED SHARES.

     8.2 Each scheme participant is entitled to elect to receive the cash consideration or the share consideration.

     8.3 Certificated scheme participants who have pledged their M-Net/SuperSport linked shares in terms of section 6 of the Custody and Administration Act, will be deemed to have elected the cash consideration unless they elect, by the record date of the schemes, the share consideration, in accordance with the instructions to be contained in the election, surrender and transfer form (white) and, simultaneously therewith, furnish to the transfer secretaries, to the satisfaction of Naspers, the necessary written consent of the pledgee: (a) as required in terms of section 6 of the Custody and Administration Act and (b) to accept the share consideration in pro tanto discharge of the pledge.

     8.4 Dematerialised scheme participants who have pledged their M-Net/SuperSport linked shares in terms of section 6 of the Custody and Administration Act and have registered that pledge with a CSDP will be deemed to have elected the cash consideration unless they elect, by the record date of the schemes, the share consideration in the manner and by the deadline stipulated by their CSDP or broker, as the case may be, and, simultaneously therewith, furnish to the CSDP or broker, as the case may be, to the satisfaction of Naspers, the necessary written consent of the pledgee: (a) as required in terms of section 6 of the Custody and Administration Act and (b) to accept the share consideration in pro tanto discharge of the pledge.

     8.5 With respect to the share consideration, entitlements to a fraction of a Naspers share will only be rounded up if the fractional entitlement is equal to or in excess of 0,5 of a Naspers share. Should the fractional entitlement be less than 0,5 of a Naspers share, there will be no compensation in respect thereof and will be payable to a scheme participant. To avoid such a result, a scheme participant should ensure that the number of M-Net/SuperSport linked shares for which he elects the share consideration, when divided by 4,5, results in a whole number. In respect of the remainder the scheme participant should elect the cash consideration.

     8.6 As Naspers shares have not been registered with the Securities and Exchange Commission of Nigeria, Nigerian holders of M-Net/SuperSport linked shares registered on the Nigerian sub-register may not be issued with Naspers shares. Consequently, such shareholders may not elect to receive the share consideration for their M-Net/SuperSport linked shares.


9.   THE POSITION OF PHUTHUMA PARTICIPANTS

     The M-Net/SuperSport linked shares beneficially owned by Phuthuma participants are registered in the name of a nominee company, VKP Nominees (Proprietary) Limited and the documents of title in respect thereof are held in pledge by PFI to secure the outstanding balance of the purchase price due to PFI by the Phuthuma participants.

     Voting, election and other instructions will be relayed by Phuthuma participants by way of a separate instruction form to VKP Nominees (Proprietary) Limited.

10.  SETTLEMENT OF THE SCHEME CONSIDERATION


     10.1 M-Net and SuperSport will jointly receive the scheme consideration on behalf of the scheme participants from Naspers and will jointly deliver the scheme consideration to the scheme participants, as set out in paragraphs 10.2 and 10.3 below. Delivery by Naspers to M-Net and SuperSport of the scheme consideration shall be the sole and exclusive manner of discharge by Naspers of its obligations in respect of the schemes and the rights of scheme participants to receive the scheme consideration will be rights enforceable by scheme participants against M-Net and SuperSport only. Such rights will only be enforceable against M-Net and SuperSport, who shall be liable jointly and severally, to the extent that M-Net and/or SuperSport have received the scheme consideration from Naspers. Scheme participants will be entitled to require M-Net and SuperSport to enforce their rights in terms of the schemes against Naspers and in particular to compel Naspers to transfer the scheme consideration to M-Net and SuperSport. No scheme participant will be entitled to claim delivery of his scheme consideration from M-Net and SuperSport if M-Net and SuperSport have not received such scheme consideration from Naspers or to hold M-Net and SuperSport liable for damages or the payment of any other amount should Naspers fail to deliver such scheme consideration to M-Net and SuperSport.


     10.2 CERTIFICATED SCHEME PARTICIPANTS

        10.2.1 M-Net and SuperSport will jointly procure settlement of the cash consideration within five business days after the fulfilment of all the conditions precedent to those certificated scheme participants who have elected or are deemed to elect the cash consideration and who have surrendered their documents of title and furnished duly signed election, surrender and transfer forms (white) in accordance with the instructions contained therein by the record date of the schemes.

        10.2.2 M-Net and SuperSport will jointly procure that certificates in respect of Naspers shares are sent, by registered post, at the risk of such scheme participants, to those certificated scheme participants who elect the share consideration and who surrender their documents of title, together with duly signed election, surrender and transfer forms (white) in accordance with the instructions contained therein.


     10.3 DEMATERIALISED SCHEME PARTICIPANTS

        10.3.1 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the cash consideration and whose scheme shares are transferred to Naspers will have their accounts with their CSDP or broker credited/updated with the cash consideration within five business days of their election being received by the transfer secretaries from STRATE once all the conditions precedent have been fulfilled, dematerialised scheme participants should instruct their CSDP or broker of their election in the manner and by the deadline stipulated by their CSDP or broker, as the case may be and their CSDP or broker will instruct STRATE.

        10.3.2 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the share consideration will be issued with Naspers shares, provided that they have validly instructed their CSDP or broker of their election in the manner and by the deadline stipulated by their CSDP or broker, as the case may be, and their scheme shares being registered in favour of Naspers.



11.  SURRENDER OF DOCUMENTS OF TITLE

     (This applies to certificated scheme participants only)


     11.1 Certificated scheme participants are required to complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries, by the record date of the schemes in order to make their election whether to receive the cash consideration or share consideration. The election, surrender and transfer form also deals with the surrender by certificated scheme participants of their documents of title.

     11.2 SHOULD A CERTIFICATED SCHEME PARTICIPANT NOT MAKE A VALID ELECTION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE OUTLINED IN THE ELECTION, SURRENDER AND TRANSFER FORM BY THE RECORD DATE OF THE SCHEMES, THE CERTIFICATED SCHEME PARTICIPANT SHALL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES. THE CASH CONSIDERATION DUE TO SUCH CERTIFICATED SCHEME PARTICIPANT WILL ONLY BE PAYABLE UPON RECEIPT BY THE TRANSFER SECRETARIES OF THE DOCUMENTS OF TITLE IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES.

     11.3 SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT, WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION, UNLESS THEY HAVE TIMEOUSLY ELECTED THE SHARE CONSIDERATION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE CONTAINED IN THE ELECTION, SURRENDER AND TRANSFER FORM AND, SIMULTANEOUSLY, FURNISHED THE TRANSFER SECRETARIES, TO THE SATISFACTION OF NASPERS, WITH THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (A) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (B) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

     11.4 Certificated shareholders who wish to anticipate the schemes becoming operative on the operative date must complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries in advance of the record date of the schemes. In such cases:

        11.4.1 surrendered documents of title will be held on behalf of and for the benefit of the surrendering certificated shareholder, pending the schemes becoming unconditional, failing which such documents shall be returned at the risk of the shareholder concerned; and

        11.4.2 the scheme consideration will (if the schemes become unconditional and operative) be posted to the relevant scheme participants, at the risk of such participants, on the operative date, which is expected to be Tuesday 13 April 2004. Where the relevant documents of title are surrendered prior to the record date of the schemes but after Friday 19 March 2004, the scheme consideration will be posted to the relevant scheme participants, at the risk of such scheme participants, within five business days after receipt by the transfer secretaries of the completed election, surrender and transfer form together with the documents of title.

     11.5 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.

     11.6 If the relevant documents of title are not surrendered, or if the scheme consideration is returned undelivered to the transfer secretaries, such scheme consideration will be held by the transfer secretaries on behalf of and for the benefit of the relevant scheme participants until claimed. No interest will accrue or be paid to a scheme participant on any cash so held.

     11.7 CERTIFICATED SCHEME PARTICIPANTS WHO SURRENDER THEIR DOCUMENTS OF TITLE BEFORE THE RECORD DATE OF THE SCHEMES WILL NOT BE ABLE TO TRADE THEIR M-NET/SUPERSPORT LINKED SHARES AFTER SUCH SURRENDER.


12. ACTION REQUIRED BY SHAREHOLDERS

     12.1 Please take careful note of the following provisions regarding the action required by shareholders:

     12.2 If you are in any doubt as to the action you should take, please consult your CSDP, banker, broker, sponsor, legal adviser, accountant or other professional adviser immediately.

     12.3 If you have not dematerialised your M-Net/SuperSport linked shares and hold your M-Net/SuperSport linked shares in certificated form the following applies:

          12.3.1 VOTING, ATTENDANCE AND REPRESENTATION AT THE SCHEME MEETINGS.

               12.3.1.1 You may attend either or both scheme meetings in person.

               12.3.1.2 Alternatively, you may appoint a proxy to represent you at the scheme meetings by completing in respect of the M-Net scheme meeting the attached M-Net form of proxy (pink) and in respect of the SuperSport scheme meeting, the SuperSport form of proxy (grey) in accordance with the instructions thereon and returning it to the transfer secretaries, to be received by no later than 08:30 on Tuesday 2 March 2004, or handing it to the chairperson of the scheme meetings no later than 30 minutes before the relevant scheme meeting is due to commence.

          12.3.2  ATTENDANCE AT THE COURT HEARING

                  You are entitled to attend or be represented by Counsel at the Court hearing for the sanctioning of the schemes at 10:00, or as soon thereafter as Counsel may be heard, in the Court, on Tuesday 16 March 2004.

          12.3.3 ELECTION AND SURRENDER OF DOCUMENTS OF TITLE

               12.3.3.1 The election, surrender and transfer form must be completed and submitted together with the documents of title to the transfer secretaries. The election, surrender and transfer form must be used to indicate the election to be made in respect of the cash consideration or the share consideration by certificated scheme participants, which must be received by the transfer secretaries by the record date of the schemes. The election, surrender and transfer form also deals with the surrender by certificated scheme participants of their documents of title.

               12.3.3.2 SHOULD A CERTIFICATED SCHEME PARTICIPANT NOT MAKE A
                        VALID ELECTION IN THE ELECTION, SURRENDER AND TRANSFER FORM BY THE RECORD DATE OF THE SCHEMES, THE CERTIFICATED SCHEME PARTICIPANT SHALL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES. THE CASH CONSIDERATION WILL ONLY BE PAYABLE UPON RECEIPT OF THE DOCUMENTS OF TITLE IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES.

               12.3.3.3 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.


     12.4 If you have dematerialised your M-Net/SuperSport linked shares with "own-name" registration, paragraphs 12.3.1 and 12.3.2 above and paragraph 12.5.3 below applies to you.


     12.5 If you have dematerialised your M-Net/SuperSport linked shares, other than with "own-name" registration, paragraphs 12.5.1 to 12.5.3 below applies to you.

          12.5.1 VOTING AT THE SCHEME MEETINGS

               12.5.1.1 If you do not intend to attend the scheme meetings as envisaged in paragraph 12.5.2 below and wish to procure that your M-Net/SuperSport linked shares are voted thereat, you are required to notify your CSDP or broker of your voting instruction in the manner and by the deadline stipulated in the custody agreement concluded between you and your CSDP or broker. Therefore, you are not required to complete either the attached M-Net form of proxy (pink) or the SuperSport form of proxy (grey).

               12.5.1.2 If your CSDP or broker does not obtain voting
                        instructions from you, they will be obliged to vote in accordance with the instructions, if any, contained in the custody agreement concluded between you and your CSDP or broker.

          12.5.2 ATTENDANCE AND REPRESENTATION AT THE SCHEME MEETINGS AND COURT HEARINGS TO SANCTION THE SCHEMES

                    In accordance with the mandate between you and your CSDP or broker, you must advise your CSDP or broker if you wish to attend either or both of the scheme meetings and/or the Court hearing to sanction the schemes or arrange for a proxy to represent you at the scheme meetings and/or Court hearings and your CSDP or broker will issue the necessary letter of authority to you to attend the scheme meetings and/or Court hearings.

          12.5.3 ELECTION

               12.5.3.1 Dematerialised scheme participants should instruct their CSDP or broker of their election in the manner and deadline stipulated by their CSDP or broker. IF NO INSTRUCTION HAS BEEN GIVEN TO YOUR CSDP OR BROKER SUCH DEMATERIALISED SCHEME PARTICIPANT WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF THEIR M-NET/SUPERSPORT LINKED SHARES.

               12.5.3.2 Following the sanctioning by the Court of the schemes and of your CSDP or broker having received your instruction as to your election to receive either the cash consideration or share consideration, dematerialised scheme participants will have their accounts held at their CSDP or broker credited/updated with the scheme consideration.

     12.6 Shareholders are advised to consult their professional advisers about their personal tax positions regarding receipt of the scheme consideration.


     12.7 If you wish to dematerialise your M-Net/SuperSport linked shares, you should contact your broker as certificated shares may not be traded unless they have been dematerialised, which can take between one and ten calendar days, depending on volume. Subject to the sanctioning by the Court of the schemes, trading in M-Net/SuperSport linked shares on the JSE and NSE will be suspended from the commencement of business on Friday 2 April 2004. Accordingly M-Net/SuperSport linked shares cannot be dematerialised or rematerialised from Friday 2 April 2004.

     12.8 CERTIFICATED SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT, WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION UNLESS THEY HAVE ELECTED BY THE RECORD DATE OF THE SCHEMES THE SHARE CONSIDERATION IN THE ELECTION AND SURRENDER FORM (WHITE) AND HAVE SIMULTANEOUSLY FURNISHED THE TRANSFER SECRETARIES, TO THE SATISFACTION OF NASPERS, WITH THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (A) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (B) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

     12.9 DEMATERIALISED SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND HAVE REGISTERED THAT PLEDGE WITH A CSDP WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION UNLESS THEY ELECT, BY THE RECORD DATE OF THE SCHEMES, THE SHARE CONSIDERATION IN THE MANNER AND BY THE DEADLINE STIPULATED BY THEIR CSDP OR BROKER, AS THE CASE MAY BE, AND, SIMULTANEOUSLY THEREWITH, FURNISH TO THE CSDP OR BROKER, AS THE CASE MAY BE, TO THE SATISFACTION OF NASPERS, THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (A) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (B) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

    12.10 If you have disposed of all your M-Net/SuperSport linked shares, this document should be handed to the purchaser of such M-Net/SuperSport linked shares or the broker, banker or other agent who disposed of your M-Net/SuperSport linked shares on your behalf.

     12.11 SANCTION OF THE SCHEMES BY THE COURT

           Provided that the schemes are approved by the requisite three-fourths majority of votes exercisable by scheme members present and voting, either in person or by proxy, at the scheme meetings, application will be made to Court at 10:00 on Tuesday 16 March 2004, or as soon thereafter as Counsel may be heard, to sanction the schemes. Scheme members are entitled to attend the Court hearing in person at the High Court of South Africa (Witwatersrand Local Division) which is located in the High Court Building, Pritchard Street, Johannesburg, or be represented by Counsel and to be heard concerning any objections they may have in respect of the sanctioning of the schemes.


13.  SALIENT DATES AND TIMES

     -------------------------------------------------------------------------
                                                                          2004
     -------------------------------------------------------------------------

     Last day to trade M-Net/SuperSport linked shares
     on the JSE and NSE in order to be recorded in the
     register of M-Net and SuperSport or in the
     sub-registers of M-Net and SuperSport administered
     by CSDPs administering the relevant sub-registers
     on the voting record date (see note 1 below)           Monday 23 February

     Voting record date of the scheme meetings in order
     to be able to vote thereat                                 Monday 1 March

     Last day to lodge forms of proxy for the scheme
     meetings (by 08:30) (see note 2 below)                    Tuesday 2 March

     M-Net scheme meeting held (at 08:30). SuperSport
     scheme meeting held immediately after the M-Net
     scheme meeting                                           Thursday 4 March

     Publish results of M-Net and SuperSport scheme
     meetings on SENS (expected date)                         Thursday 4 March

     Publish results of M-Net and SuperSport scheme
     meetings in the press (expected date)                      Friday 5 March

     Court hearing to sanction the schemes (at 10:00 or
     as soon thereafter as Counsel may be heard in the
     High Court of South Africa (Witwatersrand Local
     Division))                                               Tuesday 16 March

     Publish results of Court hearing on SENS                 Tuesday 16 March

     Publish results of Court hearing in the press          Wednesday 17 March

     Order of Court sanctioning the schemes registered
     by the Registrar on or about (If the schemes are
     sanctioned)                                            Wednesday 17 March

     Final date on which schemes are expected to become
     unconditional, which will be announced on SENS         Wednesday 17 March

     Election period opens                                     Friday 19 March

     Posting of a further election, surrender and
     transfer form                                             Friday 19 March

     Listing of, and trading in, the new Naspers
     shares commences                                          Friday 19 March

     -------------------------------------------------------------------------
     SALIENT DATES AND TIMES (CONTINUED)                                  2004
     -------------------------------------------------------------------------

     Expected last day to trade M-Net/SuperSport linked
     shares on the JSE and NSE in order to be recorded
     in the register of M-Net and SuperSport or in
     the sub-register of M-Net and SuperSport administered
     by CSDPs administering the relevant sub-register on
     the record date of the schemes                           Thursday 1 April

     Expected date of suspension of the M-Net/SuperSport
     linked shares listing on the JSE and NSE at the
     commencement of business                                   Friday 2 April

     Expected record date of the schemes to determine
     participation in the schemes                             Thursday 8 April

     The election record date on which the election
     period closes at 12:00 by which time scheme
     participants must have elected to receive the cash
     consideration or the share consideration, failing
     which scheme participants will be deemed to have
     elected the cash consideration (see note 8 below)        Thursday 8 April

     Expected operative date of the schemes from the
     commencement of business                                 Tuesday 13 April

     Expected date from which the scheme consideration will be made available or posted to certificated scheme participants if the election, surrender and transfer form has been timeously received by the transfer secretaries on the record date of the schemes together with the documents of title

     OR

     within five business days of receipt of the election,
     surrender and transfer form and the relevant documents
     of title by the transfer secretaries from            Friday 19 March 2004

     Dematerialised scheme participants will have the scheme consideration credited to their account held at their CSDP or broker within five business days of their election being received by the transfer secretaries from STRATE once all the conditions precedent have been fulfilled. Dematerialised scheme participants should instruct their CSDP or broker as to their election and their CSDP or broker will instruct STRATE

     Expected date of termination of M-Net/SuperSport
     linked shares listing on the JSE and the NSE from
     the commencement of business                            Thursday 15 April

     -------------------------------------------------------------------------



     NOTES:

     1. Shareholders should note that, as M-Net and SuperSport now trade in the STRATE environment, settlement for trade takes place five business days after trade. Therefore, members who acquire M-Net/SuperSport linked shares after the last day to trade M-Net/SuperSport linked shares on the JSE and NSE, being Monday 23 February 2004, in order to be recorded in the registers of M-Net and SuperSport or in the sub-registers of M-Net and SuperSport administered by CSDPs administering relevant sub-registers by the voting record date Monday 1 March 2004, will not be eligible to vote at the M-Net scheme meeting.

     2. If a form of proxy is not received by the time and date shown above, it may be handed to the chairperson of the scheme meeting by no later than 30 minutes before the scheme meeting is due to commence (or recommence, if adjourned).

     3. Scheme members who hold M-Net/SuperSport linked shares that have been dematerialised, and are recorded in the sub-registers kept by that CSDP in their own name ("own-name dematerialised shareholders") will be entitled to attend the scheme meetings in person or if they are unable to attend and wish to be represented thereat must complete and return the attached M-Net form of proxy (pink) and/or the SuperSport form of proxy (grey) to the transfer secretaries in accordance with the time specified on those forms of proxy.

     4. A beneficial owner of M-Net/SuperSport linked shares should timeously inform his nominee or, if applicable, his CSDP or broker of his intention to attend and vote at the scheme meetings or to be represented by proxy thereat in order for his nominee or, if applicable, his CSDP or broker to issue him with the necessary authorisation to do so, or should provide his nominee or, if applicable, his CSDP or broker timeously with his voting instructions should he not wish to attend the scheme meetings in person in order for his nominee to vote in accordance with his instructions at the scheme meetings.

     5. No dematerialisation or rematerialisation of M-Net/SuperSport linked shares will take place after Thursday 1 April 2004.

     6. The above dates and times are subject to change, subject to agreement by Naspers, M-Net and/or SuperSport. Any change shall be advised to shareholders by notification on SENS and in the press.

     7.  All times indicated above are South African times.

     8. Dematerialised scheme participants are required to notify their duly appointed CSDP or broker of their election in the manner and deadline stipulated by their CSDP or broker. Certificated scheme participants are required to complete their election, surrender and transfer form (white) to be received by the transfer secretaries by the record date of the schemes.

14.  AUTHORS

     The authors of this explanatory statement are the boards of directors of Naspers, M-Net and SuperSport, assisted by Investec Bank Limited, Read Hope Phillips Thomas & Cadman Inc, and Jan S. de Villiers.


For and on behalf of the board                        For and on behalf of the
board

ELECTRONIC MEDIA NETWORK LIMITED                      NASPERS LIMITED

13 FEBRUARY 2004                                      13 FEBRUARY 2004
RANDBURG                                              CAPE TOWN



For and on behalf of the board

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED

13 FEBRUARY 2004
RANDBURG

           [MNET LOGO]                            [NASPERS LOGO]

ELECTRONIC MEDIA NETWORK LIMITED          NASPERS LIMITED
(Incorporated in the Republic of          (Incorporated in the Republic
South Africa)                             of South Africa)
(Registration number 1985/002853/06)      (Registration number 1925/001431/06)
Share code: MNS ISIN: ZAE000014304        Share code: NPN ISIN: ZAE000015889


------------------------------------------------------------------------------
SCHEME OF ARRANGEMENT IN TERMS OF SECTION 311 OF THE ACT, PROPOSED BY NASPERS BETWEEN M-NET AND ITS MINORITY SHAREHOLDERS
------------------------------------------------------------------------------


1.   The definitions on pages 5 to 9 of this document apply here.


2.   SHARE CAPITAL OF M-NET

     At the date of this document, the authorised and issued share capital of M-Net is as follows:

     -------------------------------------------------------------------------
                                                                         R'000
     -------------------------------------------------------------------------

     AUTHORISED SHARE CAPITAL

     Ordinary shares (300 000 000 shares of 2 cents each)                6 000
     -------------------------------------------------------------------------

     ISSUED SHARE CAPITAL

     Ordinary shares (268 763 276 shares of 2 cents each)                5 375
     Share premium                                                      85 204
     -------------------------------------------------------------------------

     TOTAL ISSUED SHARE CAPITAL                                         90 579
     -------------------------------------------------------------------------



3.   THE OBJECT OF THE SCHEMES

     The object of the schemes is to procure that Naspers (which presently holds 3,82% directly and 36,78% indirectly (via its shareholding in MNH 98 and MultiChoice) of the issued share capital of M-Net and SuperSport), will become the owner of all the M-Net/SuperSport linked shares held by minority shareholders, subject to the option rights of Johncom set out in paragraph 4.9 below. The schemes will result in the scheme participants receiving either 850 cents in cash per M-Net/SuperSport linked share held, in the event the cash consideration is elected (or deemed to have been elected), or 1 Naspers class N ordinary share per 4,5 M-Net/SuperSport linked shares held, in the event the share consideration is elected. The listing of the M-Net/SuperSport linked shares on the JSE and NSE will be terminated pursuant to the schemes.


4.   THE M-NET SCHEME

     4.1 Subject to the schemes becoming operative, scheme participants shall, with effect from the operative date:

           4.1.1 be deemed to have disposed of all their scheme shares to Naspers in exchange for the scheme consideration;

           4.1.2 be deemed to have undertaken to transfer their scheme shares to Naspers, and Naspers will be entitled to acquire ownership of the scheme shares from the operative date, in exchange for the delivery by Naspers of the scheme consideration to M-Net and SuperSport jointly, as stated below;

           4.1.3 be deemed to have irrevocably authorised and instructed M-Net and SuperSport to cause the scheme shares to be transferred and registered in the name of Naspers or its nominees duly appointed on or at any time after the operative date against delivery of the scheme consideration and to take all steps and sign all documents necessary to procure transfer of ownership of M-Net/SuperSport linked shares held by scheme participants after the operative date;

           4.1.4 be deemed to have authorised and instructed M-Net and SuperSport jointly (as principals but with power to appoint agents) to procure that the scheme consideration is delivered to the certificated scheme participants;

           4.1.5 be deemed to have instructed and authorised the relevant CSDP to transfer against receipt of the scheme consideration, the M-Net/SuperSport linked shares held by dematerialised scheme participants to Naspers in the manner described in section 91A(4)(a) of the Act;

           4.1.6 be deemed to have authorised and instructed M-Net and SuperSport jointly (as principals but with power to appoint agents) to procure that the scheme consideration is delivered to dematerialised scheme participants by the appropriate entries being made in the sub-register administered and maintained by their CSDP.

     4.2   The mechanics of the M-Net scheme are as follows:

           4.2.1 upon the schemes becoming operative, certificated scheme participants will, subject to paragraph 4.10 below, be obliged to surrender their documents of title to the transfer secretaries, under cover of the attached election, surrender and transfer form (white);

           4.2.2 no action regarding the surrender of documents is required from dematerialised scheme participants;

           4.2.3 upon the schemes becoming operative M-Net and SuperSport will jointly procure the transfer of the dematerialised shares from dematerialised scheme participants to Naspers and Naspers undertakes to M-Net and SuperSport that it will procure the delivery of the scheme consideration to dematerialised scheme participants by procuring that in the event the:

                  4.2.3.1 cash consideration is elected (or deemed to have been elected), the relevant amount is credited to them in terms of the custody agreement entered into between each shareholder and its CSDP or broker; or

                  4.2.3.2 share consideration is elected, the appropriate entries are made in the Naspers sub-registers administered by the CSDPs;

           4.2.4 upon the schemes becoming operative, Naspers will subject to paragraph 4.2.1 above make available to M-Net and SuperSport or to the transfer secretaries, acting as the agent for and on behalf of M-Net and SuperSport, the scheme consideration in respect of the certificated scheme participants;

           4.2.5 upon the schemes becoming operative, M-Net and/or SuperSport or the transfer secretaries (acting as agents for and on behalf of M-Net and SuperSport), will deliver the scheme consideration to certificated scheme participants who have surrendered their documents of title, such that, if:

                  4.2.5.1 the cash consideration is elected (or deemed to have been elected), a cheque will be forwarded to the scheme participant by ordinary post or direct deposit into the certificated scheme participant's bank account and will be effected by electronic transfer, each at the risk of the certificated scheme participants concerned, using the address or bank details specified in the election, surrender and transfer form on the operative date, or within five business days of receipt thereof after Friday 19 March 2004. Where no address is specified in the election, surrender and transfer form, payment will be forwarded to the certificated scheme participant's registered address; or

                  4.2.5.2 the share consideration is elected, the share consideration will be delivered to the certificated scheme participants in certificated form by registered post at the risk of the shareholder concerned.

     4.3 Upon the schemes becoming operative, M-Net and SuperSport, as principals, will jointly be obliged:

           4.3.1 to surrender to Naspers all the scheme shares in certificated or dematerialised form, provided that Naspers has complied with its obligations in terms of paragraphs
                  4.2.3 and 4.2.4 above and the scheme participants have complied with their obligations in paragraph 4.2.1 above;

           4.3.2 subject to paragraphs 4.2.1 to 4.2.4 above, at the request of Naspers, to register, or procure the registration of, the scheme shares in Naspers's name;

           4.3.3 subject to paragraphs 4.2.1 to 4.2.4 above, to procure the delivery of the scheme consideration to scheme participants.

     4.4 The delivery by Naspers to M-Net and SuperSport, as principals, of the share consideration in certificated form shall be the only manner of discharge by Naspers of its obligation to discharge the share consideration to certificated scheme participants who elected the share consideration, against receipt of their scheme shares by Naspers.

     4.5 The procuring by Naspers that the appropriate entries are made in Naspers' sub-registers of members administered and maintained by CSDPs shall be the only manner of discharge by Naspers of its obligation to discharge the share consideration to such dematerialised scheme participants who elected the share consideration against transfer of their scheme shares to Naspers.

     4.6 The right of the scheme participants to receive the scheme consideration will be a right enforceable by scheme participants against M-Net and SuperSport only. Scheme participants will be entitled to require M-Net to enforce its rights arising in terms of this M-Net scheme against Naspers, which rights M-Net undertakes to enforce.

     4.7 In terms of the schemes, the surrender of documents of title or dematerialised records in respect of the M-Net/SuperSport linked shares and settlement of the scheme consideration will be effected exclusively through M-Net and SuperSport jointly, or the transfer secretaries, acting as the agent for and on behalf of M-Net and SuperSport.

     4.8 Upon the schemes becoming operative, the listing of the M-Net/SuperSport linked shares on the JSE and NSE will be terminated at the commencement of business on Thursday 15 April 2004.

     4.9 Naspers has granted an option to Johncom to acquire up to 39,1% of all M-Net/SuperSport linked shares acquired pursuant to the schemes at the cash offer price of R8,50 per share, which option may be exercised until 31 March 2004 or the implementation of the proposed acquisition, whichever is the later.

     4.10 Each scheme participant shall, in order to procure delivery of the scheme shares to M-Net and SuperSport for surrender to Naspers, be obliged, if (and then only to the extent that) any of his scheme shares are pledged and the name of the pledgee is known to the scheme participant, to tender payment or delivery of the scheme consideration (limited to so much thereof as is equivalent to the amount outstanding secured by such pledge) against delivery of the scheme shares in question by the pledgee to such scheme participant.


5.   THE SCHEME CONSIDERATION

     5.1 In consideration for the disposal and transfer of his scheme shares to Naspers, a scheme participant shall, subject to the schemes becoming operative, be entitled to receive the scheme consideration from Naspers. Given that each M-Net share is linked to a SuperSport share and trades as a linked unit on the JSE and the NSE, the implementation of the M-Net scheme is conditional upon the approval by the requisite majority of SuperSport shareholders of the SuperSport scheme and the sanctioning thereof by the Court, and the fulfilment of all other conditions to which the SuperSport scheme is subject, other than those relating to the M-Net scheme. The scheme consideration is the aggregate consideration payable to scheme participants in respect of their scheme shares, on implementation of the schemes. The scheme consideration has not been apportioned between the M-Net shares and the SuperSport shares.

     5.2   CERTIFICATED SCHEME PARTICIPANTS

           5.2.1 SHOULD A CERTIFICATED SCHEME PARTICIPANT NOT MAKE A VALID ELECTION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE OUTLINED IN THE ELECTION, SURRENDER AND TRANSFER FORM BY THE RECORD DATE OF THE SCHEMES, THE CERTIFICATED SCHEME PARTICIPANT SHALL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES. THE CASH CONSIDERATION DUE TO SUCH CERTIFICATED SCHEME PARTICIPANT WILL ONLY BE PAYABLE UPON RECEIPT BY THE TRANSFER SECRETARIES OF THE DOCUMENTS OF TITLE IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES.

           5.2.2 SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT, WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION, UNLESS THEY HAVE TIMEOUSLY ELECTED THE SHARE CONSIDERATION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE CONTAINED IN THE ELECTION, SURRENDER AND TRANSFER FORM AND, SIMULTANEOUSLY, FURNISHED THE TRANSFER SECRETARIES, TO THE SATISFACTION OF NASPERS, WITH THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (a) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (b) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

           5.2.3 Certificated shareholders who wish to anticipate the schemes becoming operative on the operative date must complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries in advance of the record date of the schemes. In such cases:

                  5.2.3.1 surrendered documents of title will be held on behalf of and for the benefit of the surrendering certificated shareholder, pending the schemes becoming unconditional, failing which such documents shall be returned at the risk of the shareholder concerned; and

                  5.2.3.2 the scheme consideration will (if the schemes become unconditional and operative) be posted to the relevant scheme participants, at the risk of such participants, on the operative date, which is expected to be Tuesday 13 April 2004. Where the relevant documents of title are surrendered prior to the record date of the schemes but after Friday 19 March 2004, the scheme consideration will be posted to the relevant scheme participants, at the risk of such scheme participants, within five business days after receipt by the transfer secretaries of the completed election, surrender and transfer form together with the documents of title.

                  5.2.4 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.

                  5.2.5 If the relevant documents of title are not surrendered, or if the scheme consideration is returned undelivered to the transfer secretaries, such scheme consideration will be held by the transfer secretaries on behalf of and for the benefit of the relevant scheme participants until claimed. No interest will accrue or be paid to a scheme participant on any cash so held.

                  5.2.6 CERTIFICATED SCHEME PARTICIPANTS WHO SURRENDER THEIR DOCUMENTS OF TITLE BEFORE THE RECORD DATE OF THE SCHEMES WILL NOT BE ABLE TO TRADE THEIR M-NET/SUPERSPORT LINKED SHARES AFTER SUCH SURRENDER.

     5.3   DEMATERIALISED SCHEME PARTICIPANTS

           5.3.1 DEMATERIALISED SCHEME PARTICIPANTS SHOULD INSTRUCT THEIR CSDP OR BROKER OF THEIR ELECTION IN THE MANNER AND DEADLINE STIPULATED BY THEIR CSDP OR BROKER. IF NO INSTRUCTION HAS BEEN GIVEN TO THEIR CSDP OR BROKER SUCH DEMATERIALISED SCHEME PARTICIPANT WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF THEIR M-NET/SUPERSPORT LINKED SHARES.

           5.3.2 Following the sanctioning by the Court of the schemes and their CSDP or broker having received their instruction as to their election to receive either the cash consideration or share consideration, dematerialised scheme participants will have their accounts held at their CSDPs or brokers credited/updated with the scheme consideration.

           5.3.3 DEMATERIALISED SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND HAVE REGISTERED THAT PLEDGE WITH A CSDP WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION UNLESS THEY ELECT, BY THE RECORD DATE OF THE SCHEMES, THE SHARE CONSIDERATION IN THE MANNER AND BY THE DEADLINE STIPULATED BY THEIR CSDP OR BROKER, AS THE CASE MAY BE, AND, SIMULTANEOUSLY THEREWITH, FURNISH TO THE CSDP OR BROKER, AS THE CASE MAY BE, TO THE SATISFACTION OF NASPERS, THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (A) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (B) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

     5.4 Scheme participants are referred to paragraph 9 below regarding the treatment of their scheme consideration in terms of the Exchange Control Regulations.

     5.5 As Naspers shares have not been registered with the Securities and Exchange Commission of Nigeria, Nigerian holders of
           M-Net/SuperSport linked shares registered on the Nigerian sub-register may not be issued with Naspers shares. Consequently, such shareholders may not elect to receive the share consideration for M-Net/SuperSport linked shares.


6.   SETTLEMENT OF THE SCHEME CONSIDERATION

     6.1 M-Net and SuperSport will jointly receive the scheme consideration on behalf of the scheme participants from Naspers and will jointly deliver the scheme consideration to the scheme participants, as set out in paragraphs 6.2 and 6.3 below. Delivery by Naspers to M-Net and SuperSport of the scheme consideration shall be the sole and exclusive manner of discharge by Naspers of its obligations in respect of the schemes and the rights of scheme participants to receive the scheme consideration will be rights enforceable by scheme participants against M-Net and SuperSport only. Such rights will only be enforceable against M-Net and SuperSport, who shall be liable, jointly and severally, to the extent that M-Net and/or SuperSport have received the scheme consideration from Naspers. Scheme participants will be entitled to require each of M-Net and SuperSport to enforce its rights in terms of the schemes against Naspers and in particular to compel Naspers to transfer the scheme consideration to M-Net and SuperSport. No scheme participant will be entitled to claim delivery of his scheme consideration from M-Net and SuperSport if M-Net and SuperSport have not received such scheme consideration from Naspers or to hold M-Net and SuperSport liable for damages or the payment of any other amount should Naspers fail to deliver such scheme consideration to M-Net and SuperSport.

     6.2   CERTIFICATED SCHEME PARTICIPANTS

           6.2.1 M-Net and SuperSport will jointly procure settlement of the cash consideration within five business days after the fulfilment of all the conditions precedent to those certificated scheme participants who have elected or are deemed to elect the cash consideration and who have surrendered their documents of title and furnished duly signed election, surrender and transfer forms in accordance with the instructions contained therein by the record date of the schemes.

           6.2.2 M-Net and SuperSport will jointly procure that certificates in respect of Naspers shares are sent, by registered post, at the risk of such scheme participants, to those certificated scheme participants who elect the share consideration and who surrender their documents of title, together with duly signed election, surrender and transfer forms in accordance with the instructions contained therein.

     6.3   DEMATERIALISED SCHEME PARTICIPANTS

           6.3.1 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the cash consideration and whose scheme shares are transferred to Naspers will have their accounts with their CSDP or broker credited/updated with the cash consideration within five business days of their election being received by the transfer secretaries from STRATE once all the conditions precedent have been fulfilled. Dematerialised scheme participants should instruct their CSDP or broker of their election in the manner and by the deadline stipulated by their CSDP or broker, as the case may be and their CSDP or broker will instruct STRATE.

           6.3.2 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the share consideration will be issued with Naspers shares, provided that they have validly instructed their CSDP or broker of their election in the manner and by the deadline stipulated by their CSDP or broker, as the case may be, and their scheme shares being registered in favour of Naspers.

     6.4 The scheme consideration to which a scheme participant is entitled when the schemes become operative will be implemented in full in accordance with the terms of the schemes without regard to any lien, right of set-off, counterclaim or other analogous right to which Naspers may otherwise be, or claim to be, entitled against such scheme participant. In addition, M-Net will not be entitled to withhold the scheme consideration nor exercise any set-off (whether by virtue of a claim against Naspers or of a claim against any scheme participant) in respect of its obligation in terms of the schemes to deliver the scheme consideration to scheme participants.


7.   SURRENDER OF DOCUMENTS OF TITLE

     (This applies to certificated scheme participants only)

     7.1 Certificated scheme participants are required to complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries, by the record date of the schemes in order to make their election whether to receive the cash consideration or share consideration. The election, surrender and transfer form will also deal with the surrender by certificated scheme participants of their documents of title.

     7.2 Certificated shareholders who wish to anticipate the schemes becoming operative on the operative date must complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries in advance of the record date of the schemes. In such cases:

           7.2.1 surrendered documents of title will be held on behalf of and for the benefit of the surrendering certificated shareholder, pending the schemes becoming unconditional, failing which such documents shall be returned at the risk of the shareholder concerned; and

           7.2.2 the scheme consideration will (if the schemes become unconditional and operative) be posted to the relevant scheme participants, at the risk of such participants, on the operative date, which is expected to be Tuesday 13 April 2004. Where the relevant documents of title are surrendered prior to the record date of the schemes but after Friday 19 March 2004, the scheme consideration will be posted to the relevant scheme participants, at the risk of such scheme participants, within five business days after receipt by the transfer secretaries of the completed election, surrender and transfer form together with the documents of title.

     7.3 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.

     7.4 CERTIFICATED SCHEME PARTICIPANTS WHO SURRENDER THEIR DOCUMENTS OF TITLE BEFORE THE RECORD DATE OF THE SCHEMES WILL NOT BE ABLE TO TRADE THEIR M-NET/SUPERSPORT LINKED SHARES AFTER SUCH SURRENDER.


8.   EXCHANGE CONTROL REGULATIONS

     The following extract from the Exchange Control Regulations is intended as a guide only, and is therefore not comprehensive. Should there be any doubt in this regard, M-Net scheme members and/or scheme participants should seek advice from appropriate professional advisers.

     8.1   EMIGRANTS

           8.1.1 The Naspers shares that form part of the scheme consideration due to a certificated scheme participant who elects the share consideration and who is an emigrant and whose documents of title have been restrictively endorsed under the Exchange Control Regulations, on the surrender of the appropriate documents of title, will be similarly endorsed and sent to the authorised dealer controlling the blocked assets of the emigrant certificated scheme participant. Cash payments based on emigrants' shares blocked in terms of the Exchange Control Rulings will be forwarded to the South African

                  Authorised Dealer controlling their blocked assets for their control in terms of the Exchange Control Regulations.

           8.1.2 The Naspers shares that form part of the scheme consideration due to a dematerialised scheme participant whose registration as a member has been marked as being an "emigrant", will be similarly marked as being held by an "emigrant".

     8.2   ALL OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA

           The Naspers shares that form part of the scheme consideration due to a scheme participant who is a non-resident of South Africa and who has never resided in South Africa, whose registered address is outside the common monetary area and whose documents of title have been restrictively endorsed under the Exchange Control Regulations (or, in the case of a dematerialised scheme participant, whose registration has been so endorsed) will, in the case of a certificated scheme participant, on the surrender documents of title and in the case of a dematerialised scheme participant, on the operative date, be endorsed "non-resident" in respect of the Naspers shares forming part of the scheme consideration.


9.   CONDITIONS PRECEDENT

     9.1 The M-Net scheme is subject to the fulfilment of various conditions precedent before it becomes operative. These conditions are:

           -    in accordance with the requirements of section 311 of the Act:

                - the M-Net scheme is approved, with or without modification, at the M-Net scheme meeting by a majority representing not less than three-fourths of the votes exercisable by M-Net scheme members present and voting either in person or by proxy at the M-Net scheme meeting

                -    the Court sanctioning the M-Net scheme, and

                - a certified copy of the Order of Court sanctioning the M-Net scheme being lodged with, and registered by, the Registrar

           - the SuperSport scheme being similarly approved, sanctioned and registered, and

           - the granting of a listing by the JSE of the new Naspers class N ordinary shares that form part of the scheme consideration. The JSE has, subject to the fulfilment of all the conditions precedent, granted approval for the listing of the new Naspers class N ordinary shares forming part of the scheme consideration

           - any other regulatory approvals or consents necessary to implement the M-Net scheme being obtained, including but not limited to approvals and consents from the JSE, the NSE, the SRP and the Exchange Control Department of the South African Reserve Bank, are received, either on an unconditional basis or subject to such conditions as the boards of directors of M-Net and Naspers may approve in writing

           - the fulfilment of all conditions precedent to which the SuperSport scheme is subject, other than: (i) those set out above and (ii) those relating to the M-Net scheme.

     9.2 M-Net has undertaken to announce in the press confirmation of the fulfilment of the conditions precedent as soon as possible after such fulfilment.

     9.3 The directors of Naspers and M-Net have no reason to believe that any of the conditions will not be fulfilled or waived, as the case may be.


10.  INSTRUCTIONS AND AUTHORITIES

     10.1 M-Net and Naspers shall be entitled to accept and act on all documents recorded with M-Net relating to the status and capacity of any scheme participant.

     10.2 Each mandate, instruction or authority with regard to the scheme shares recorded with M-Net at the record date will be deemed, unless and until revoked, to be a mandate, instruction or authority to M-Net and SuperSport and Naspers in respect of any right accruing in respect of the scheme consideration.


11.  GENERAL

     11.1 M-Net and Naspers hereby reciprocally undertake to each other that, immediately after the schemes become operative, each of them will sign and/or procure the signing of all documents which are necessary to be signed and will carry out and/or procure the carrying out of all acts which are necessary to be carried out to give effect to the schemes.

     11.2 Upon the schemes becoming operative, documents of title relating to the M-Net/SuperSport linked shares held by scheme participants will cease to be of any value, other than for the purposes of surrender in terms of the schemes and no certificates or deeds or documents will be issued by M-Net in place thereof.

     11.3 On the operative date, every director of M-Net and SuperSport and every director of the transfer secretaries will irrevocably be deemed to be the attorney and agent in rem suam of each scheme participant to implement the acquisition and registration of transfer referred to in paragraphs 5, 6 and 7 above and to sign any instrument of transfer in respect thereof or any other documents required to implement the schemes.

     11.4 Subject to the written consent of Naspers, the directors may consent:

           11.4.1 before or at the M-Net scheme meeting, at any time prior to the voting in respect of the M-Net scheme, to any amendment, variation or modification of the schemes that does not diminish the rights which will accrue to a scheme participant in terms of the schemes; or

           11.4.2 to any amendment, variation or modification which the Court may think fit to approve or impose,

           provided that no amendment, variation or modification made after the M-Net scheme meeting may have the effect of diminishing the rights which will accrue to a scheme participant in terms of the schemes or increase the obligations of Naspers in terms of the schemes.

     11.5 A certificate signed by any director of M-Net stating that all the conditions of the schemes have been fulfilled and that the schemes have become operative shall be binding on M-Net, Naspers and scheme participants.

     11.6 All dates and times referred to in the M-Net scheme are subject to amendment. Details of any such amendments will be published on SENS and in the press.

     11.7 Naspers, MNH 98, Johncom and MultiChoice (not being M-Net scheme members or scheme participants) have agreed not to vote at the M-Net scheme meeting.

     11.8 M-Net and SuperSport shall bear all costs incurred in relation to the fair and reasonable opinion, all legal, advisory, corporate finance, tax and other advisers including the costs of this document. Naspers shall bear and pay all the following costs and fees:

          - stamp duty payable in respect of the acquisition and transfer of the scheme shares and/or issue of all shares in Naspers and the implementation of the schemes

          - the creation duty payable by Naspers on the increase of its authorised share capital, as contemplated in section 62(2)(a) of the Act

          - the issue duty payable on the issue and allotment by Naspers of the share consideration

          - all the legal and other costs for and in connection with the schemes and their implementation, including the costs of the schemes (excluding such costs as are incurred in relation to the aforegoing by either M-Net or SuperSport)

          - all other fees in respect of advisers including but not limited to corporate finance and compliance advice, but not including the costs incurred by M-Net and SuperSport in relation to obtaining independent advice as to the fairness and reasonableness of the offer nor the other costs incurred by M-Net and SuperSport in relation to their legal, advisory, corporate finance, tax and other advisers, and

          -    regulatory fees, including fees levied by the JSE and the SRP.


For and on behalf of the board                For and on behalf of the board

ELECTRONIC MEDIA NETWORK LIMITED              NASPERS LIMITED


13 February 2004                              13 February 2004
Randburg                                      Cape TownElectronic

     [SUPERSPORT LOGO]                          [NASPERS LOGO]
SUPERSPORT INTERNATIONAL HOLDINGS LIMITED  NASPERS LIMITED
(Incorporated in the                       (Incorporated in the
 Republic of South Africa)                 Republic of South Africa)
(Registration number 1997/004203/06)      (Registration number 1925/001431/06)
Share code: MNS  ISIN: ZAE000014304        Share code: NPN  ISIN: ZAE000015889

------------------------------------------------------------------------------
SCHEME OF ARRANGEMENT IN TERMS OF SECTION 311 OF THE ACT, PROPOSED BY NASPERS BETWEEN SUPERSPORT AND ITS MINORITY SHAREHOLDERS
------------------------------------------------------------------------------



1.   The definitions on pages 5 to 9 of this document apply here.


2.   SHARE CAPITAL OF SUPERSPORT

     At the date of this document, the authorised and issued share capital of SuperSport is as follows:

     -------------------------------------------------------------------------
     R'000
     -------------------------------------------------------------------------

     AUTHORISED SHARE CAPITAL
     Ordinary shares (1 000 000 000 shares of 0,01 cent each)              100
     -------------------------------------------------------------------------

     ISSUED SHARE CAPITAL
     Ordinary shares (268 763 276 shares of 0,01 cent each)                 26
     Share premium                                                      34 677
     -------------------------------------------------------------------------

     TOTAL ISSUED SHARE CAPITAL                                         34 703
     -------------------------------------------------------------------------


3. THE OBJECT OF THE SCHEME

     The object of the schemes is to procure that Naspers (which presently holds 3,82% directly and 36,78% indirectly (via its shareholding in MNH 98 and MultiChoice) of the issued share capital of SuperSport and M-Net) will become the owner of all the M-Net/SuperSport linked shares held by the minority shareholders subject to the option rights of Johncom set out in paragraph 4.9 below. The schemes will result in the scheme participants receiving either 850 cents in cash per M-Net/SuperSport linked share held, in the event the cash consideration is elected (or deemed to have been elected), or 1 Naspers class N ordinary share per 4,5 M-Net/SuperSport linked shares held, in the event the share consideration is elected. The listing of the M-Net/SuperSport linked shares on the JSE and NSE will be terminated pursuant to the schemes.


4.   THE SUPERSPORT SCHEME

     4.1 Subject to the schemes becoming operative, scheme participants shall, with effect from the operative date:

           4.1.1 be deemed to have disposed of all their scheme shares to Naspers in exchange for the scheme consideration;

           4.1.2 be deemed to have undertaken to transfer their scheme shares to Naspers, and Naspers will be entitled to acquire ownership of the scheme shares from the operative date, in exchange for the delivery by Naspers of the scheme consideration to SuperSport and M-Net jointly, as stated below;

           4.1.3 be deemed to have irrevocably authorised and instructed SuperSport and M-Net to cause the scheme shares to be transferred and registered in the name of Naspers or its nominees duly appointed on or at any time after the operative date against delivery of the scheme consideration, and to take all steps and sign all documents necessary to procure transfer of ownership of M-Net/SuperSport linked shares held by scheme participants after the operative date;

           4.1.4 be deemed to have authorised and instructed SuperSport and M-Net jointly (as principals but with power to appoint agents) to procure that the scheme consideration is delivered to the certificated scheme participants;

           4.1.5 be deemed to have instructed and authorised the relevant CSDP to transfer against receipt of the scheme consideration, the M-Net/SuperSport linked shares held by dematerialised scheme participants to Naspers in the manner described in section 91A(4)(a) of the Act; and

           4.1.6 be deemed to have authorised and instructed SuperSport and M-Net jointly (as principals but with power to appoint agents) to procure that the scheme consideration is delivered to dematerialised scheme participants by the appropriate entries being made in the sub-register administered and maintained by their CSDP.

     4.2   The mechanics of the SuperSport scheme are as follows:

           4.2.1 upon the schemes becoming operative, certificated scheme participants will, subject to paragraph 4.10 below, be obliged to surrender their documents of title to the transfer secretaries, under cover of the attached election, surrender and transfer form (white);

           4.2.2 no action regarding the surrender of documents is required from dematerialised scheme participants;

           4.2.3 upon the schemes becoming operative SuperSport and M-Net will jointly procure the transfer of the dematerialised shares from dematerialised scheme participants to Naspers and Naspers undertakes to SuperSport and M-Net that it will procure the delivery of the scheme consideration to dematerialised scheme participants by procuring that in the event the:

                  4.2.3.1 cash consideration is elected (or deemed to have been elected), the relevant amount is credited to them in terms of the custody agreement entered into between each shareholder and its CSDP or broker; or

                  4.2.3.2 share consideration is elected, the appropriate entries are made in the Naspers sub-registers administered by the CSDPs;

           4.2.4 upon the schemes becoming operative, Naspers will make available to SuperSport and M-Net or to the transfer secretaries, acting as the agent for and on behalf of SuperSport and M-Net, the scheme consideration in respect of the certificated scheme participants;

           4.2.5 upon the schemes becoming operative, SuperSport and/or M-Net or the transfer secretaries (acting as agent for and on behalf of SuperSport and M-Net), will deliver the scheme consideration to certificated scheme participants who have surrendered their documents of title, such that, if:

                  4.2.5.1 the cash consideration is elected (or deemed to have been elected), a cheque will be forwarded to the scheme participant by ordinary post, or direct deposit into the certificated scheme participant's bank account will be effected by electronic transfer, each at the risk of the certificated scheme participants concerned using the address or bank details specified in the election, surrender and transfer form on the operative date, or within five business days of the receipt thereof after Friday 19 March 2004. Where no address is specified in the election, surrender and transfer form, payment will be forwarded to the certificated scheme participant's registered address; or

                  4.2.5.2 the share consideration is elected, the share consideration will be delivered to the certificated scheme participants in certificated form, by registered post, at the risk of the shareholders concerned.

     4.3 Upon the schemes becoming operative, SuperSport and M-Net, as principals, will jointly be obliged:

           4.3.1 to surrender to Naspers all the scheme shares in certificated or dematerialised form, provided that Naspers has complied with its obligations in terms of paragraphs
                  4.2.3 and 4.2.4 above and the scheme participants have complied with their obligations in paragraph 4.2.1 above;

           4.3.2 subject to paragraphs 4.2.1 to 4.2.4 above, at the request of Naspers, to register, or procure the registration of, the scheme shares in Naspers's name;

           4.3.3 subject to paragraphs 4.2.1 to 4.2.4 above, to procure the delivery of the scheme consideration to scheme participants.

     4.4 The delivery by Naspers to SuperSport and M-Net, as principals, of the share consideration in certificated form shall be the only manner of discharge by Naspers of its obligation to discharge the share consideration to certificated scheme participants who elected the share consideration, against receipt of their scheme shares by Naspers.

     4.5 The procuring by Naspers that the appropriate entries are made in Naspers' sub-registers of members administered and maintained by CSDPs shall be the only manner of discharge by Naspers of its obligation to discharge the share consideration to such dematerialised scheme participants who elected the share consideration against transfer of their scheme shares to Naspers.

     4.6 The right of the scheme participants to receive the scheme consideration will be a right enforceable by scheme participants against SuperSport and M-Net only. Scheme participants will be entitled to require SuperSport to enforce its rights arising in terms of this SuperSport scheme against Naspers, which rights SuperSport undertakes to enforce.

     4.7 In terms of the schemes, the surrender of documents of title or dematerialised records in respect of the M-Net/SuperSport linked shares and settlement of the scheme consideration will be effected exclusively through SuperSport and M-Net jointly, or the transfer secretaries, acting as the agent for and on behalf of SuperSport and M-Net.

     4.8 Upon the schemes becoming operative, the listing of the M-Net/SuperSport linked shares on the JSE and NSE will be terminated at the commencement of business on Thursday 15 April 2004.

     4.9 Naspers has granted an option to Johncom to acquire up to 39,1% of all M-Net/SuperSport linked shares acquired pursuant to the schemes at the cash offer price of R8,50 per share, which option may be exercised until 31 March 2004 or the implementation of the proposed acquisition, whichever is the later.

     4.10 Each scheme participant shall, in order to procure delivery of the scheme shares to M-Net and SuperSport for surrender to Naspers, be obliged, if (and then only to the extent that) any of his scheme shares are pledged and the name of the pledgee is known to the scheme participant, to tender payment or delivery of the scheme consideration (limited to so much thereof as is equivalent to the amount outstanding secured by such pledge) against delivery of the scheme shares in question by the pledgee to such scheme participant.


5.   THE SCHEME CONSIDERATION

     5.1 In consideration for the disposal of all the scheme shares to Naspers, each scheme participant shall, subject to the schemes becoming operative, be entitled to receive the scheme consideration from Naspers. Given that each SuperSport share is linked to an M-Net share and trades as a linked unit on the JSE and the NSE, the implementation of the SuperSport scheme is conditional upon the approval by the requisite majority of M-Net shareholders of the M-Net scheme and the sanctioning thereof by the Court and the fulfilment of all other conditions to which the M-Net scheme is subject, other than those relating to the SuperSport scheme. The scheme consideration is the aggregate consideration payable to scheme participants in respect of their scheme shares, or implementation of the schemes. The scheme consideration has not been apportioned between the SuperSport shares and the M-Net shares.

     5.2   CERTIFICATED SCHEME PARTICIPANTS

           5.2.1 SHOULD A CERTIFICATED SCHEME PARTICIPANT NOT MAKE A VALID ELECTION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE OUTLINED IN THE ELECTION, SURRENDER AND TRANSFER FORM BY THE RECORD DATE OF THE SCHEMES, THE CERTIFICATED SCHEME PARTICIPANT SHALL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES. THE CASH CONSIDERATION DUE TO SUCH CERTIFICATED SCHEME PARTICIPANT WILL ONLY BE PAYABLE UPON RECEIPT BY THE TRANSFER SECRETARIES OF THE DOCUMENTS OF TITLE IN RESPECT OF ALL HIS M-NET/SUPERSPORT LINKED SHARES.

           5.2.2 SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT, WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION, UNLESS THEY HAVE TIMEOUSLY ELECTED THE SHARE CONSIDERATION IN ACCORDANCE WITH THE INSTRUCTIONS TO BE CONTAINED IN THE ELECTION, SURRENDER AND TRANSFER FORM AND, SIMULTANEOUSLY, FURNISHED THE TRANSFER SECRETARIES, TO THE SATISFACTION OF NASPERS, WITH THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (a) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (b) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

           5.2.3 Certificated shareholders who wish to anticipate the schemes becoming operative on the operative date must complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries in advance of the record date of the schemes. In such cases:

                  5.2.3.1 surrendered documents of title will be held on behalf of and for the benefit of the surrendering certificated shareholder, pending the schemes becoming unconditional, failing which such documents shall be returned at the risk of the shareholder concerned; and

                  5.2.3.2 the scheme consideration will (if the schemes become unconditional and operative) be posted to the relevant scheme participants, at the risk of such participants, on the operative date, which is expected to be Tuesday 13 April 2004. Where the relevant documents of title are surrendered prior to the record date of the schemes but after Friday 19 March 2004, the scheme consideration will be posted to the relevant scheme participants, at the risk of such scheme participants, within five business days after receipt by the transfer secretaries of the completed election, surrender and transfer form together with the documents of title.

           5.2.4 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.

           5.2.5 If the relevant documents of title are not surrendered, or if the scheme consideration is returned undelivered to the transfer secretaries, such scheme consideration will be held by the transfer secretaries on behalf of and for the benefit of the relevant scheme participants until claimed. No interest will accrue or be paid to a scheme participant on any cash so held.

           5.2.6 CERTIFICATED SCHEME PARTICIPANTS WHO SURRENDER THEIR DOCUMENTS OF TITLE BEFORE THE RECORD DATE OF THE SCHEMES WILL NOT BE ABLE TO TRADE THEIR M-NET/SUPERSPORT LINKED SHARES AFTER SUCH SURRENDER.

     5.3   DEMATERIALISED SCHEME PARTICIPANTS

           5.3.1 DEMATERIALISED SCHEME PARTICIPANTS SHOULD INSTRUCT THEIR CSDP OR BROKER OF THEIR ELECTION IN THE MANNER AND DEADLINE STIPULATED BY THEIR CSDP OR BROKER. IF NO INSTRUCTION HAS BEEN GIVEN TO THEIR CSDP OR BROKER SUCH DEMATERIALISED SCHEME PARTICIPANTS WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF THEIR M-NET/SUPERSPORT LINKED SHARES.

           5.3.2 Following the sanctioning by the Court of the schemes and their CSDP or broker having received their instruction as to their election to receive either the cash consideration or share consideration, dematerialised scheme participants will have their accounts held at their CSDPs or brokers credited/updated with the scheme consideration.

           5.3.3 DEMATERIALISED SCHEME PARTICIPANTS WHO HAVE PLEDGED THEIR M-NET/SUPERSPORT LINKED SHARES IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND HAVE REGISTERED THAT PLEDGE WITH A CSDP WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION UNLESS THEY ELECT, BY THE RECORD DATE OF THE SCHEMES, THE SHARE CONSIDERATION IN THE MANNER AND BY THE DEADLINE STIPULATED BY THEIR CSDP OR BROKER, AS THE CASE MAY BE, AND, SIMULTANEOUSLY THEREWITH, FURNISH TO THE CSDP OR BROKER, AS THE CASE MAY BE, TO THE SATISFACTION OF NASPERS, THE NECESSARY WRITTEN CONSENT OF THE PLEDGEE: (a) AS REQUIRED IN TERMS OF SECTION 6 OF THE CUSTODY AND ADMINISTRATION ACT AND (b) TO ACCEPT THE SHARE CONSIDERATION IN PRO TANTO DISCHARGE OF THE PLEDGE.

     5.4 Scheme participants are referred to paragraph 9 below regarding the treatment of their scheme consideration in terms of the Exchange Control Regulations.

     5.5 As Naspers shares have not been registered with the Securities and Exchange Commission of Nigeria, Nigerian holders of
           M-Net/SuperSport linked shares registered on the Nigerian sub-register may not be issued with Naspers shares. Consequently, such shareholders may not elect to receive the share as consideration for M-Net/SuperSport linked shares.


6.   SETTLEMENT OF THE SCHEME CONSIDERATION

     6.1 M-Net and SuperSport will jointly receive the scheme consideration on behalf of the scheme participants from Naspers and will jointly deliver the scheme consideration to the scheme participants, as set out in paragraphs 6.2 and 6.3 below. Delivery by Naspers to M-Net and SuperSport of the scheme consideration shall be the sole and exclusive manner of discharge by Naspers of its obligations in respect of the schemes and the rights of scheme participants to receive the scheme consideration will be rights enforceable by scheme participants against M-Net and SuperSport only. Such rights will only be enforceable against M-Net and SuperSport, who shall be liable jointly and severally, to the extent that M-Net and/or SuperSport have received the scheme consideration from Naspers. Scheme participants will be entitled to require each of M-Net and SuperSport to enforce its rights in terms of the schemes against Naspers and in particular to compel Naspers to transfer the scheme consideration to M-Net and SuperSport. No scheme participant will be entitled to claim delivery of his scheme consideration from M-Net and/or SuperSport if M-Net and/or SuperSport has not received such scheme consideration from Naspers or to hold M-Net and/or SuperSport liable for damages or the payment of any other amount should Naspers fail to deliver such scheme consideration to M-Net and/or SuperSport.

     6.2   CERTIFICATED SCHEME PARTICIPANTS

           6.2.1 M-Net and SuperSport will jointly procure settlement of the cash consideration within five business days after the fulfilment of all the conditions precedent to those certificated scheme participants who have elected or are deemed to elect the cash consideration and who have surrendered their documents of title and furnished duly signed election, surrender and transfer forms in accordance with the instructions contained therein by the record date of the schemes.

           6.2.2 M-Net and SuperSport will jointly procure that certificates in respect of Naspers shares are sent, by registered post, at the risk of such scheme participants, to those certificated scheme participants who elect the share consideration and who surrender their documents of title, together with duly signed election, surrender and transfer forms in accordance with the instructions contained therein.

     6.3   Dematerialised scheme participants

           6.3.1 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the cash consideration and whose scheme shares are transferred to Naspers will have their accounts with their CSDPs or brokers credited/updated with the cash consideration within five business days of their election being received by the transfer secretaries from STRATE once all the conditions precedent have been fulfilled. Dematerialised scheme participants should instruct their CSDPs or brokers of their election in the manner and by the deadline stipulated by their CSDPs or brokers, as the case may be and their CSDP or broker will instruct STRATE.

           6.3.2 M-Net and SuperSport will jointly procure that dematerialised scheme participants who elect the share consideration will be issued with Naspers shares, provided that they have validly instructed their CSDPs or brokers of their election in the manner and by the deadline stipulated by their CSDPs or brokers, as the case may be, and their scheme shares being registered in favour of Naspers.

     6.4 The scheme consideration to which a scheme participant is entitled when the schemes become operative will be implemented in full in accordance with the terms of the schemes without regard to any lien, right of set-off, counterclaim or other analogous right to which Naspers may otherwise be, or claim to be, entitled against such scheme participant. In addition, SuperSport will not be entitled to withhold the scheme consideration nor exercise any set-off (whether by virtue of a claim against Naspers or of a claim against any scheme participant) in respect of its obligation in terms of the schemes to deliver the scheme consideration to scheme participants.


7.   SURRENDER OF DOCUMENTS OF TITLE

     (This applies to certificated scheme participants only)

     7.1 Certificated scheme participants are required to complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries, by the record date of the schemes in order to make their election whether to receive the cash consideration or share consideration. The election, surrender and transfer form will also deal with the surrender by certificated scheme participants of their documents of title.

     7.2 Certificated shareholders who wish to anticipate the schemes becoming operative on the operative date must complete the election, surrender and transfer form (white) and send it together with their documents of title to the transfer secretaries in advance of the record date of the schemes. In such cases:

           7.2.1 surrendered documents of title will be held on behalf of and for the benefit of the surrendering certificated shareholder, pending the schemes becoming unconditional, failing which such documents shall be returned at the risk of the shareholder concerned; and

           7.2.2 the scheme consideration will (if the schemes become unconditional and operative) be posted to the relevant scheme participants, at the risk of such participants, on the operative date, which is expected to be Tuesday 13 April 2004.
                  Where the relevant documents of title are surrendered prior to the record date of the schemes but after Friday 19 March 2004, the scheme consideration will be posted to the relevant scheme participants, at the risk of such scheme participants, within five business days after receipt by the transfer secretaries of the completed election, surrender and transfer form together with the documents of title.

     7.3 After the sanctioning of the schemes by the Court a further election, surrender and transfer form will be posted to certificated scheme participants.

     7.4 CERTIFICATED SCHEME PARTICIPANTS WHO SURRENDER THEIR DOCUMENTS OF TITLE BEFORE THE RECORD DATE OF THE SCHEMES WILL NOT BE ABLE TO TRADE THEIR M-NET/SUPERSPORT LINKED SHARES AFTER SUCH SURRENDER.


8.   EXCHANGE CONTROL REGULATIONS

     The following extract from the Exchange Control Regulations is intended as a guide only, and is therefore not comprehensive. Should there be any doubt in this regard, SuperSport scheme members and/or scheme participants should seek advice from appropriate professional advisers.

     8.1   EMIGRANTS

           8.1.1 The Naspers shares that form part of the scheme consideration due to a certificated scheme participant who elects the share consideration and who is an emigrant and whose documents of title have been restrictively endorsed under the Exchange Control Regulations, on the surrender of the appropriate documents of title, will be similarly endorsed and sent to the authorised dealer controlling the blocked assets of the emigrant certificated scheme participant. Cash payments based on emigrants' shares blocked in terms of the Exchange Control Rulings will be forwarded to the South African

                  Authorised Dealer controlling their blocked assets for their control in terms of the Exchange Control Regulations.

           8.1.2 The Naspers shares that form part of the scheme consideration due to a dematerialised scheme participant whose registration as a member has been marked as being an "emigrant", will be similarly marked as being held by an "emigrant".

     8.2   ALL OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA

           The Naspers shares that form part of the scheme consideration due to a scheme participant who is a non-resident of South Africa and who has never resided in South Africa, whose registered address is outside the common monetary area and whose documents of title have been restrictively endorsed under the Exchange Control Regulations (or, in the case of a dematerialised scheme participant, whose registration has been so endorsed) will, in the case of a certificated scheme participant, on the surrender documents of title and in the case of a dematerialised scheme participant, on the operative date, be endorsed "non-resident" in respect of the Naspers shares forming part of the scheme consideration.


9.   CONDITIONS PRECEDENT

     9.1 The SuperSport scheme is subject to the fulfilment of various conditions precedent before it becomes operative. These conditions are:

           -  in accordance with the requirements of section 311 of the Act:

              - the SuperSport scheme is approved, with or without modification at the SuperSport scheme meeting by a majority representing not less than three-fourths of the votes exercisable by SuperSport scheme members present and voting either in person or by proxy at the SuperSport scheme meeting

              -  the Court sanctioning the SuperSport scheme

              - a certified copy of the Order of Court sanctioning the SuperSport scheme being lodged with, and registered by, the Registrar and

              - the M-Net scheme having been similarly approved, and having been sanctioned and registered

           - the granting of a listing by the JSE of the new Naspers class N ordinary shares that form part of the scheme consideration. The JSE has, subject to the fulfilment of all the conditions precedent, granted approval for the listing of the new Naspers class N ordinary shares forming part of the scheme consideration

           - any other regulatory approvals or consents necessary to implement the SuperSport scheme being obtained, including but not limited to approvals and consents from the JSE, the NSE, the SRP and the Exchange Control Department of the South African Reserve Bank are received, either on an unconditional basis or subject to such conditions as the boards of directors of SuperSport and Naspers may approve in writing

           - the fulfilment of all conditions precedent to which the M-Net scheme is subject, other than: (i) those set out above and (ii) those relating to the SuperSport scheme.

     9.2 SuperSport has undertaken to announce in the press, confirmation of the fulfilment of the conditions precedent as soon as possible after such fulfilment.

     9.3 The directors of Naspers and SuperSport have no reason to believe that any of the conditions will not be fulfilled or waived, as the case may be.


10. INSTRUCTIONS AND AUTHORITIES

     10.1 SuperSport and Naspers shall be entitled to accept and act on all documents recorded with SuperSport relating to the status and capacity of any scheme participant.

     10.2 Each mandate, instruction or authority with regard to the scheme shares recorded with SuperSport at the record date will be deemed, unless and until revoked, to be a mandate, instruction or authority to SuperSport and M-Net and Naspers in respect of any right accruing in respect of the scheme consideration.


11.  GENERAL

     11.1 SuperSport and Naspers hereby reciprocally undertake to each other that, immediately after the schemes become operative, each of them will sign and/or procure the signing of all documents which are necessary to be signed and will carry out and/or procure the carrying out of all acts which are necessary to be carried out to give effect to the schemes.

     11.2 Upon the schemes becoming operative, documents of title relating to the M-Net/SuperSport linked shares held by scheme participants will cease to be of any value, other than for the purposes of surrender in terms of the schemes and no certificates or deeds or documents will be issued by SuperSport in place thereof.

     11.3 On the operative date, every director of SuperSport and M-Net and every director of the transfer secretaries will irrevocably be deemed to be the attorney and agent in rem suam of each scheme participant to implement the acquisition and registration of transfer referred to in paragraphs 5, 6 and 7 above and to sign any instrument of transfer in respect thereof or any other documents required to implement the schemes.

     11.4 Subject to the written consent of Naspers, the directors may consent:

           11.4.1 before or at the SuperSport scheme meeting, at any time prior to the voting in respect of the SuperSport scheme, to any amendment, variation or modification of the schemes that does not diminish the rights which will accrue to a scheme participant in terms of the schemes; or

           11.4.2 to any amendment, variation or modification which the Court may think fit to approve or impose,

           provided that no amendment, variation or modification made after the SuperSport scheme meeting may have the effect of diminishing the rights which will accrue to a scheme participant in terms of the schemes or increase the obligations of Naspers in terms of the schemes or increase the obligations of Naspers in terms of the schemes.

     11.5 A certificate signed by any director of SuperSport stating that all the conditions of the schemes have been fulfilled and that the schemes have become operative shall be binding on SuperSport, Naspers and scheme participants.

     11.6 All dates and times referred to in the SuperSport scheme are subject to amendment. Details of any such amendments will be published on SENS and in the press.

     11.7 Naspers, MNH 98, Johncom and MultiChoice (not being SuperSport scheme members or scheme participants) have agreed not to vote at the SuperSport scheme meeting.

     11.8 M-Net and SuperSport shall bear all costs incurred in relation to the fair and reasonable opinion, all legal, advisory, corporate finance, tax and other advisers including the costs of this document. Naspers shall bear and pay all the following costs and fees:

           - stamp duty payable in respect of the acquisition and transfer of the scheme shares and/or issue of all shares in Naspers and the implementation of the schemes

           - the creation duty payable by Naspers on the increase of its authorised share capital, as contemplated in section 62(2)(a) of the Act

           - the issue duty payable on the issue and allotment by Naspers of the share consideration

           - all the legal and other costs for and in connection with the schemes and their implementation, including the costs of the schemes (excluding such costs as are incurred in relation to the aforegoing by either M-Net or SuperSport)

           - all other fees in respect of advisers including but not limited to corporate finance and compliance advice, but not including the costs incurred by M-Net and SuperSport in relation to obtaining independent advice as to the fairness and reasonableness of the offer nor the other costs incurred by M-Net and SuperSport in relation to their legal, advisory, corporate finance, tax and other advisers, and

           -  regulatory fees, including fees levied by the JSE and the SRP.



For and on behalf of the board               For  and on  behalf  of the board

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED    NASPERS LIMITED

13 February 2004                             13 February 2004
Randburg                                     Cape Town

        [MNET LOGO]                                     [SUPER SPORT LOGO]                               [NASPERS LOGO]
Electronic Media Network Limited                           Super Sport                                   Naspers Limited
(Incorporated in the Republic of South Africa)        International Holdings Limited              (Incorporated in the Republic
(Registration number 1985/002853/06)            (Incorporated in the Republic of South Africa)           of South Africa)
 Share code: MNS   ISIN: ZAE000014304              (Registration number 1997/004203/06)        (Registration number 1925/001431/06)
                                                   Share code: MNS   ISIN: ZAE000014304        Share code: NPN   ISIN: ZAE000015889

------------------------------------------------------------------------------
VALUATION STATEMENT IN TERMS OF SECTION 312(1)(a)(ii) OF THE ACT SETTING OUT ALL RELEVANT INFORMATION TO HOLDERS OF M-NET/SUPERSPORT LINKED SHARES
------------------------------------------------------------------------------


The definitions on pages 5 to 9 of this document have been used in the following valuation statement.


1.   INTRODUCTION

     It was announced on SENS on 17 December 2003 and in the press on 18 December 2003 that Naspers intends to acquire the entire issued share capital of M-Net and SuperSport from the holders of the M-Net/SuperSport linked shares, other than those held by Naspers, MNH 98, Johncom and MultiChoice. The M-Net/SuperSport linked shares trade on the JSE and on the NSE and pursuant to the proposed acquisition the M-Net/SuperSport linked shares will be delisted from the JSE and the NSE.

     Naspers currently holds a direct interest of 3,82% in M-Net and SuperSport and an indirect interest of 36,78% in M-Net and SuperSport via its 50% interest in MNH 98, which holds 52,66% of M-Net and SuperSport, and its 100% interest in MultiChoice which holds 10,45% of M-Net and SuperSport. Johncom currently holds a direct interest of 1,02% in M-Net and SuperSport and an indirect interest of 25,1% via its 47,5% interest in MNH 98.

     The purpose of this document is to provide members with the relevant information material to the value of the M-Net/SuperSport linked shares.

     In consideration for the disposal of all the scheme shares to Naspers, each scheme participant shall, subject to the schemes becoming operative, be entitled to receive the scheme consideration from Naspers. Given that each SuperSport share is linked to an M-Net share, and vice versa, and trades as a linked unit on the JSE and the NSE, the implementation of the SuperSport scheme is conditional upon the approval by the requisite majority of M-Net shareholders of the M-Net scheme and the sanctioning thereof by the Court and the fulfilment of all other conditions to which the M-Net scheme is subject, other than those relating to the SuperSport scheme, and vice versa. The scheme consideration is the aggregate consideration payable to scheme participants in respect of their scheme shares, or implementation of the schemes. The scheme consideration has not been apportioned between the SuperSport shares and the M-Net shares.

     In compiling this valuation statement, in considering the terms and conditions of the relevant scheme, and in making their recommendations in paragraph 7 below, the directors of M-Net, on the one hand, have had regard to the financial position of SuperSport as set out herein, and the directors of SuperSport, on the other hand, have had regard to the financial position of M-Net as set out herein.

     The directors of M-Net and the directors of SuperSport are satisfied with the assessment by the independent advisers that the fair value of the M-Net/SuperSport linked shares is less than the share consideration or the cash consideration, and that such fair value is comprised as to 52,25% by M-Net and as to 47,75% by SuperSport.


2.   RATIONALE FOR THE SCHEME

     Participants in the Phuthuma scheme hold approximately 10,42% of the issued M-Net/SuperSport linked shares. The Phuthuma scheme was established in 1998 as an opportunity for historically disadvantaged individuals to become shareholders in M-Net and SuperSport.

     The earnings volatility of M-Net and SuperSport, the technical insolvency of M-Net as a consequence of the introduction into South African Generally Accepted Accounting Practice of Accounting Standard AC 133 ("Financial Instruments: Recognition and Measurement") and the consequential possibility that no dividends will be paid by M-Net in the current financial year has raised concerns for the Phuthuma Trustees. In this respect they have requested the M-Net and SuperSport boards as well as the Naspers board of directors to assist in enabling Phuthuma participants to realise value now from the Phuthuma scheme. The M-Net, SuperSport and Naspers boards believe it is important to ensure the success of the Phuthuma scheme. However, the boards of Naspers, M-Net and SuperSport are also of the view that it would make no sense to keep M-Net and SuperSport listed without the Phuthuma scheme shareholders, largely because it will exacerbate the illiquidity of the M-Net/SuperSport linked shares in the future.

     Accordingly, Naspers advised the M-Net and SuperSport board that it wishes to offer the minority shareholders the opportunity to swop their M-Net/SuperSport linked shares into Naspers shares, which have a high level of liquidity. Alternatively, the minority shareholders can elect to receive cash for their M-Net/SuperSport linked shares.

     * The impact on each of M-Net and SuperSport of the incorporation of accounting standard AC 133 ("AC 133") into South African Statements of Generally Accepted Accounting Practice, at, and for the six months to, 30 September 2003, is discussed in Annexures II and III, respectively, to this document.

     As disclosed at more length in the commentary on the interim financial statements for each of M-Net and SuperSport for the period, AC133:

     - deals with the accounting of foreign currency transactions and financial instruments

     - compels each of M-Net and SuperSport to value outstanding forward exchange contracts on a "mark-to-market" basis - requires each of M-Net and SuperSport to charge the income statement with: (a) programming and other foreign costs on the actual market rate at the date of acquisition and (b) movements in the mark-to-market valuation of foreign exchange contracts

     -  has led to reduced earnings for that period

     -  may continue to cause severe volatility in reported earnings in future

     - has also weakened the balance sheets of both companies and resulted in the technical insolvency of M-Net (which has no cash effect, the directors being of the opinion that the company would be able to meet its obligations as and when they fall due).


3.   INFORMATION ON NASPERS, M-NET AND SUPERSPORT

     3.1   NASPERS

           3.1.1  INCORPORATION

                  Naspers was incorporated in Cape Town on 12 May 1915 under the laws of South Africa as a public limited liability company. Naspers conducts its operations primarily through its subsidiaries and other affiliates. Its principal executive offices are located at 40 Heerengracht, Cape Town 8001.

                  Naspers started as a printer and publisher of a daily newspaper in 1915. In 1916 it expanded its business by publishing its first magazine and in 1918 its book publishing operations were founded. Naspers' print media operations developed to such an extent over the years that Naspers is now one of the leading media groups in Africa.

                  With the advent of electronic media in the 1980s, Naspers expanded its activities to incorporate pay-TV and later internet media platforms. In 1985, Naspers and several other South African media companies formed an electronic pay-media business, M-Net. M-Net was listed on the JSE in 1990. In October 1993, M-Net was divided into two companies.
                  The subscriber management, signal distribution and cellular telephone businesses, together with a holding in FilmNet (a pay-television operator in Europe) were placed into a new company called MultiChoice Limited (later named MIH Holdings Limited ("MIHH")).

                  In 1995, Richemont S.A. ("Richemont") and MultiChoice Limited merged their global pay-television operations, including the interest in FilmNet, MultiChoice's operations in Africa, and Richemont's interest in Telepiu into a single venture called NetHold BV ("NetHold"), which MultiChoice held through its subsidiary. In March 1997, MIH Limited ("MIHL") and Richemont merged most of NetHold's assets with Canal+, the French-based pay-television operator. However, MIHL retained NetHold's African, Mediterranean and Middle East pay-television businesses and acquired 49% of Irdeto Access from Canal+. MIH Limited also received a small interest in Canal+. MIHL subsequently sold its interest in Canal+ to fund its expansion plans, including the purchase of the remainder of Irdeto Access from Canal+, the purchase of a 31,1% interest in the Thai pay-television operator UBC and the purchase of a 44,5% interest in OpenTV. OpenTV and MIHL were listed on Nasdaq in 1999. In August 2002, MIHL sold its stake in OpenTV.

                  In 1997, MIHL purchased a South African internet service provider and renamed it M-Web Holdings Limited ("M-Web"). In March 1998, M-Web was spun off as a listed entity on the JSE. It was subsequently delisted and Naspers now holds 100% of the economic interest in M-Web.

                  In January 2000, Naspers merged its existing private education business with another leading private education service provider. Educor Limited was formed and it is currently one of the leading private education providers in South Africa. During 2000, Naspers reorganised and branded its print media business under the Media24 Limited ("Media24") umbrella.

                  In December 2002, Naspers conducted a reorganisation pursuant to which the minority interests in MIHH and MIHL were swapped for shares in Naspers itself. Holders of MIHL shares resident in any country other than South Africa received their interest in Naspers shares in the form of Naspers American Depositary Shares (ADSs). MIHH shares were delisted from the JSE and MIHL's shares were delisted from Nasdaq. At the same time, Naspers' ADSs were listed on Nasdaq.

           3.1.2  NATURE OF BUSINESS

                  Naspers is a multi-national media company with its principal operations in pay-television and internet subscriber platforms, print media, book publishing, private education and technology markets. Naspers' most significant operations are located in South Africa, where it generates approximately 64,1% of its revenues. Other significant operations are located elsewhere in Africa, Greece, Cyprus, the Netherlands, the USA, Thailand and China. Naspers creates media content, builds brand names around it and manages the platforms distributing the content. Naspers delivers its content in a variety of forms and through a variety of channels, including television platforms, internet services, newspapers, magazines and books. Many of Naspers' businesses hold leading market positions and Naspers uses expertise acquired in present territories when expanding into new markets.

                  Naspers' business comprises the following core segments:

                  SUBSCRIBER PLATFORMS

                  The subscriber platforms segment comprises pay television and internet activities and is operated mostly through MIHH. MIHH owns or operates subscriber platforms in Africa, Greece, Cyprus, Thailand and China. This segment also encompasses the internet activities of Media24 and Kalahari.net. This segment contributed approximately 64,6% to Nasper's total revenue in fiscal 2003.

                  PRINT MEDIA

                  Media24 encompasses the newspaper and magazine publishing and printing interests of Naspers. Media24 is the largest publisher of magazines, one of the largest publishers of newspapers and the largest printer and distributor of magazines and related products in South Africa. This segment contributed approximately 21,3% to Naspers' total revenue in fiscal 2003.

                  TECHNOLOGY

                  Irdeto Access provides content protection technologies to 91 operators in more than 37 countries worldwide. Its products enable pay-media operators to encrypt and decrypt their broadcast or multi-cast signals. This process controls subscriber access to content, services and events across all media platforms, including digital television and internet protocol streaming media. Naspers' subsidiary Entriq Inc. offers products and services to fill the traditional needs of pay-media clients while guiding them into broadband and attracting the business of new broadband-specific players. This segment contributed approximately 3,5% to Naspers' total revenue in fiscal 2003.

                  BOOK PUBLISHING AND PRIVATE EDUCATION

                  Naspers' book publishing activities are conducted through Via Afrika Limited ("Via Afrika"), previously Nasboek Limited. Via Afrika is a leading African book publisher, seller and distributor of innovative and quality reading, learning, listening and viewing products in various formats. Via Afrika publishes an extensive portfolio of fiction, non-fiction, reference, academic education (school), religious and illustrated works. Educor is a leading provider of private education in Africa. It offers face-to-face full-time, part-time and block release programmes, as well as e-learning and distance learning education and training programmes at its campuses and training centres across South Africa. These services are available for distance, secondary and higher education learning and corporate training. This segment contributed approximately 10,6% to Naspers' total revenue in fiscal 2003.

           3.1.3  PROSPECTS FOR THE NASPERS GROUP

                  The Naspers group intends to continue developing its core competencies in subscriber-platform management and to maintain its leadership position in the markets in which it operates. In view of the current difficult global economic conditions, the Naspers group has scaled its businesses to deliver operational efficiencies and to increase profitability.

                  The Naspers group's principal activity in China is a 50% interest in Tencent, a developer and operator of real-time communication and entertainment technologies and services. Tencent has built a position at the forefront of China's internet and wireless value-added service sector. As the operator of the largest Chinese-language instant-messaging and digital entertainment platform, QQ, it enjoys significant consumer recognition amongst China's 60 million internet users and 240 million mobile users. It was recently announced that Tencent is investigating the feasibility of an initial public offering during the course of 2004. A final decision will depend, amongst other things, on market conditions prevailing at the time.

                  The Naspers group's print media businesses are currently being positively impacted by the strong rand and improved economic conditions in South Africa. In general, circulation levels for the various newspaper and magazine titles are reasonably stable. Advertising revenues have shown satisfactory growth. The large investment in new printing facilities, property and other equipment completed over the past three years is showing positive results.

                  The book publishing businesses may continue on their recovery path, despite the unpredictability of the market for public school textbooks. The private education business is being adversely impacted by the costs of the regulatory process. The business is, however, well-positioned to consolidate its position in the South African market.

           3.1.4  NASPERS CORPORATE STRUCTURE

                  The following organisational chart outlines the Naspers group and the legal ownership of some of Naspers's significant subsidiaries. Ownership is 100% unless otherwise indicated.


[ORGANIZATIONAL CHART OMITTED]


           3.1.5  TRADING HISTORY OF NASPERS SHARES ON THE JSE

                  The trading history of Naspers shares on the JSE is set out in paragraph 2 of Annexure VII.

           3.1.6  Material changes

                  The board of directors of Naspers are not aware of any material changes in the business of Naspers subsequent to the latest published audited accounts for the year ended 31 March 2003, other than in the ordinary course of business and as set out in this document.


     3.2   M-NET AND SUPERSPORT

           3.2.1  INCORPORATION AND HISTORY

                  3.2.1.1  M-NET

                           M-Net was registered on 20 June 1985 as a private company and commenced business as South Africa's first private subscription television service. The first broadcast was aired in October 1986. M-Net was converted to a public company on 4 May 1990. The company was listed on the JSE on 1 August 1990 and on the NSE on 19 November 1999.

                           In September 1995 the first Phuthuma empowerment share scheme, was launched whereby 28 million M-Net shares were offered to historically disadvantaged South Africans. The scheme was a great success and was oversubscribed by 30%. The current Phuthuma scheme was launched during February 1998 whereby a further 28 million shares were made available to these communities.

                           M-Net's television channels are delivered to subscribers via analogue terrestrial and digital satellite distribution. The existing analogue system, which broadcasts the main M-Net entertainment channel and Community Services Network ("CSN") channel, has been in operation for 17 years. M-Net has expanded into the rest of Africa, initially via terrestrial rebroadcasts in Namibia in 1992 and other countries, including Botswana, Ghana, Nigeria and Egypt, which followed rapidly.

                           Since October 1995 all M-Net's satellite channels have been broadcast using digital transmission. Besides inherent quality advantages, this form of transmission is cost-effective in that up to eight channels can be compressed and broadcast via a satellite transponder compared to one using an analogue transponder. Digital services also allow more audio and data channels to be combined with a video feed and at a higher quality per feed.

                           M-Net Local productions division was established in 1997 to spearhead M-Net's increased commitment to investing in the local film and television production industry. Its mandate was to conduct all local productions, international co-productions and joint ventures and to focus on the development of new niche and thematic channels.

                           Until September 1997 M-Net conducted the business of subscription television services, which included the acquisition, scheduling and broadcasting of premier film and sports entertainment as well as the sale of advertising time on the M-Net channels. With effect 1 October 1997 M-Net restructured its operations by disposing of:

                           - its commercial airtime sales business to Oracle
                             Airtime Sales (Proprietary) Limited ("OAS")

                           - 100% of its sports entertainment business to a
                             subsidiary company of SuperSport

                           - 50% of its investment in OAS to SuperSport, and

                           - its 8,5% investment in MIHL to SuperSport.

                           With effect from 1 October 1997, M-Net distributed as a dividend in specie its entire investment in SuperSport to its shareholders, thereby enabling them to hold shares in both M-Net and SuperSport, which trade as linked shares on the JSE and NSE.

                           In November 2001, M-Net acquired and cancelled 14,2 million of its own shares.

                  3.2.1.2  SUPERSPORT

                           The SuperSport business developed from a sports programming department within M-Net. The successful acquisition in 1994 of a professional soccer club signaled the company's diversification beyond the supply of sports channels and paved the way for the acquisition of further interests in soccer and rugby clubs, a rugby stadium, a cricket club and stadium, a licensing agreement with a travel agency specialising in sports travel and franchise stores.

                           SuperSport was incorporated in March 1997 and until 30 September 1997 existed as a wholly-owned dormant subsidiary company of M-Net. Pursuant to the M-Net restructuring during October 1997, SuperSport through a subsidiary company, acquired:

                           - 100% of M-Net's sports entertainment business

                           - 50% of OAS, and

                           - M-Net's 8,5% investment in MIHL.

                           Following M-Net's distribution in specie on 26 January 1998 of its interest in SuperSport to its shareholders, SuperSport was listed on the JSE as a linked share with M-Net on 26 January 1998. SuperSport listed on the NSE as a linked share with M-Net on 19 November 1999.

                           In November 2001, SuperSport acquired and cancelled 14,2 million of its own shares.

                           On 17 February 2003 SuperSport's investment in MIHL was converted to a 3,9% interest in Naspers. This was distributed to shareholders as a reduction of share premium on 10 March 2003.

           3.2.2  NATURE OF BUSINESS

                  3.2.2.1  M-NET

                           M-Net conducts the business of
                           subscription-television services, which includes the acquisition, scheduling and broadcasting of premier film and other entertainment, as well as producing some original material and controlling advertising revenue on the M-Net channels.

                           M-Net has an array of general entertainment and niche channels and broadcasts to more than 1,3 million subscribers in more than 40 countries across the African continent and its adjacent islands.

                           M-Net's programming schedule on the main M-Net channel is positioned to provide world-class entertainment supported by leading-edge technology and innovative marketing concepts. While the company focuses mainly on movies, subscribers can also enjoy sport, children's programmes (KTV), documentaries, series and mini-series.

                           In addition, M-Net broadcasts special programming on CSN in South Africa. These community channels, which are unique to M-Net, include EastNet (Asian), Canal Portugues, Canale Italia, Shalom TV (Jewish), Christian Network and Rhema TV (Christian).

                           MultiChoice is responsible for all the subscriber management services. These include customer service, billing, the expansion of infrastructure in Africa and other regions, as well as ongoing technology development, installation and maintenance of decoders.

                           In addition, MultiChoice also provides the DStv bouquet of channels of which M-Net provides some 14 channels. These include M-Net, as currently broadcast on the terrestrial service, an M-Net channel for each of East Africa and West Africa, four Movie Magic Channels, KTV, which offers an innovative mix of international and local children's programming, GO, a new channel aimed at the teen market, the Series Channel, which features top international series product, Channel O, an African music channel, The Action Channel, Africa Magic, which comprises content sourced exclusively from the continent, KykNet, the successful Afrikaans-language channel and a pay-per-view channel.

                           The M-Net Local Production division has been responsible for a number of leading productions. Carte Blanche is an award-winning weekly actuality programme and Egoli was the first locally produced daily soap in South Africa. Egoli still commands high audience ratings and has been shown in other countries. M-Net led the way in the reality genre and following the success of Who Wants to be a Millionaire produced the first local South African Big Brother, which broke a number of viewing records and bound the continent together. This has been followed by a second series and last year an African version was produced and screened to an audience estimated in excess of 30 million. This was the first time that this international reality format had been produced on a continental basis and proved a big hit. In addition M-Net has also produced two local versions of Idols.

                  3.2.2.2  SUPERSPORT

                           SuperSport's operations comprise the acquisition, packaging and scheduling of sports-related television programming, sports-related franchising and merchandising, sports competitions, sports package tours and ownership of sports-related assets such as professional sports teams.

                           It is a well-established multi-channel network which brings a wide range of major sports events from around the world, complemented by packaged programming, to its pan-African subscriber base. SuperSport offers five dedicated channels on DStv, namely SuperSport Zone, SuperSport 1, SuperSport 2, SuperSport 3 and the SuperSport Highlights channel. The value of digital television is also emphasised during events such as the cricket and soccer World Cup tournaments, the Olympic Games and the Nedbank Golf challenge - when SuperSport is able to broadcast up to nine channels. In South Africa, programming is provided for the main M-Net channel as well as most of the CSN channel programmes for terrestrial broadcast and SuperSport Zone.

                           SuperSport currently holds interests in a soccer team, three rugby teams, a rugby stadium, a cricket stadium and two cricket clubs. It also has a licensing agreement with SuperSport Travel, a travel agency, which specialises in sports events-related travel packages and a merchandise agreement with Woolworths for SuperSport-branded clothing.

                           Mainstream revenues are earned through the sale of airtime to advertisers, sponsorships and allocation of subscription revenue and the selling of sports rights to other broadcasters. Additional revenue streams include, license and merchandise fees and trading profits to SuperSport.

           3.2.3 TRADING HISTORY OF M-NET/SUPERSPORT LINKED SHARES ON THE JSE AND NSE

                  The trading history of M-Net/SuperSport linked shares on the JSE and NSE is set out in paragraph 1 of Annexure VII.

           3.2.4 INTENTIONS REGARDING CONTINUATION OF THE BUSINESS OF M-NET AND SUPERSPORT

                  It is not anticipated that there will be any significant changes in the composition of the executive directors and management of M-Net and SuperSport or in the continuation of the business of M-Net and SuperSport following the acquisition by Naspers of all of the scheme shares.

           3.2.5  MATERIAL CHANGES

                  The directors are not aware of any material changes in the business of M-Net and SuperSport subsequent to the latest published audited accounts for the six months ended 30 September 2003, other than in the ordinary course of business and as set out in this document.


     3.3   RECENT TRANSACTIONS

           3.3.1  NASPERS

                  Subsequent to 31 March 2003, Media24 Limited acquired, in terms of a put option agreement with the NR Retief Trust, an additional interest of 10,53% in its subsidiary, Paarl Media Holdings (Proprietary) Limited, for a purchase consideration of R95 million in cash. This increased Media24's effective financial interest in Paarl Media to 84,21%. This acquisition is not expected to have a material impact on the group's financial results.

                  NetMed NV announced subsequent to 31 March 2003, that subject to the fulfilment of certain conditions precedent, it had reached an agreement with Teletypos SA, in terms of which Teletypos will exchange its interest in MultiChoice Hellas SA for approximately m6,6 million in cash and a 12,5% equity interest in NetMed NV.

           3.3.2  M-NET AND SUPERSPORT

                  Neither M-Net nor SuperSport have entered into any recent transactions that may have a material impact on either M-Net or SuperSport's financial results.



4.   FINANCIAL EFFECTS ATTRIBUTABLE TO THE SCHEMES


     4.1   NASPERS

           4.1.1 The table below sets out the unaudited pro forma financial effects of the schemes on a holder of a Naspers share, assuming that all scheme participants elect to receive the cash consideration for their M-Net/SuperSport linked shares:



                  ---------------------------------------------------------------------------------------
                                                           BEFORE THE        AFTER THE
                                                             PROPOSED         PROPOSED
                                              NOTES       ACQUISITION      ACQUISITION        PERCENTAGE
                  PER NASPERS SHARE                            (CENTS)          (CENTS)           CHANGE
                  ---------------------------------------------------------------------------------------

                  Earnings                        1                 7              (13)             (286)
                  Headline earnings               1                57               45               (21)
                  Net tangible asset value        2               374              374                 -
                  Net asset value                 2             1 137            1 137                 -
                  ---------------------------------------------------------------------------------------


                  The unaudited pro forma financial effects have been prepared for illustrative purposes only, in order to provide information on how the cash consideration might affect the financial results and position of a holder of Naspers shares and, because of its nature, may not give a true reflection of the actual financial effects of the schemes. The pro forma financial effects have been calculated on the bases set out below:

                  NOTES:
                  1. The "Before" column reflects the earnings and headline earnings per Naspers share for the six months ended 30 September 2003, calculated on the basis of the weighted average number of 258 million Naspers shares in issue (net of treasury shares) throughout the six-month period. The "After" column assumes that the schemes were implemented with effect from 1 April 2003 and incorporates Naspers' share of the earnings of M-Net and SuperSport for the six months ended 30 September 2003. Interest paid at a rate of 8,6% per annum (after tax) has been provided for on the cash consideration.
                  2. The "Before" column reflects the net asset value and the net tangible asset value per Naspers share at 30 September 2003 and is based on 259 million Naspers shares in issue at 30 September 2003. The "After" column assumes that the schemes were implemented on 30 September 2003 and incorporates the additional stake in the equity accounted investment of M-Net and SuperSport at 30 September 2003.

           4.1.2 The table below sets out the unaudited pro forma financial effects of the schemes on a holder of a Naspers share, assuming that all scheme participants elect to receive the share consideration for their M-Net/SuperSport linked shares:


                  ------------------------------------------------------------------------------------------
                                                              BEFORE THE         AFTER THE
                                                                PROPOSED          PROPOSED
                                                 NOTES       ACQUISITION       ACQUISITION        PERCENTAGE
                  PER NASPERS SHARE                               (CENTS)           (CENTS)           CHANGE
                  ------------------------------------------------------------------------------------------

                  Earnings                        1, 3                 7               (2)             (129)
                  Headline earnings               1, 3                57               53                (7)
                  Net tangible asset value        2, 3               374              650                74
                  Net asset value                 2, 3             1 137            1 359                20
                  ------------------------------------------------------------------------------------------


                  The unaudited pro forma financial effects have been prepared for illustrative purposes only, in order to provide information on how the share consideration might affect the financial results and position of a holder of Naspers shares and, because of its nature, may not give a true reflection of the actual financial effects of the schemes. The pro forma financial effects have been calculated on the bases set out below:

                  NOTES:
                  1. The "Before" column reflects the earnings and headline earnings per Naspers share for the six months ended 30 September 2003, calculated on the basis of the weighted average number of 258 million Naspers shares in issue (net of treasury shares) throughout the six-month period. The "After" column assumes that the schemes were implemented with effect from 1 April 2003. It incorporates Naspers' share of the earnings of M-Net and SuperSport for the six months ended 30 September 2003; based on a weighted average number of 278 million Naspers shares in issue.
                  2. The "Before" column reflects the net asset value and the net tangible asset value per Naspers share at 30 September 2003 and is based on 259 million Naspers shares in issue (net of treasury shares) at 30 September 2003. The "After" column assumes that the schemes were implemented on 30 September 2003 and incorporates the additional stake in the equity accounted investment of M-Net and SuperSport at 30 September 2003; based on 279 million Naspers shares.
                  3. The illustrative share consideration was based on the weighted average share price of Naspers for the period 5 January 2004 to 23 January 2004.


     4.2   M-NET AND SUPERSPORT

           4.2.1 The table below sets out the unaudited pro forma financial effects of the schemes on an M-Net and SuperSport shareholder, assuming that all scheme participants elect to receive the cash consideration for their M-Net/SuperSport linked shares:


                  --------------------------------------------------------------------------------------------------
                                                                      BEFORE THE        AFTER THE
                                                                        PROPOSED         PROPOSED
                                                          NOTE       ACQUISITION      ACQUISITION        PERCENTAGE
                  PER M-NET/SUPERSPORT LINKED SHARE                       (CENTS)          (CENTS)           CHANGE
                  --------------------------------------------------------------------------------------------------

                  Attributable market value
                  - Value at 12 December 2003                                795              850                 7
                  - 30-day weighted average                                  743              850                14
                  - 60-day weighted average                                  698              850                22

                  Earnings and headline earnings             1                 2             42,3             2 015

                  Net asset value                            2               (50)             850             1 800
                  --------------------------------------------------------------------------------------------------



                  The unaudited pro forma financial effects have been prepared for illustrative purposes only, in order to provide information on how the schemes might affect the financial results and position of a holder of M-Net/SuperSport linked shares and, because of its nature, may not give a true reflection of the actual financial effects of the schemes. The pro forma financial effects have been calculated on the bases set out below:

                  NOTES:

                  1. The "Before" column reflects the earnings and headline earnings per M-Net and SuperSport share added together for the six months ended 30 September 2003, calculated on the basis of the weighted average number of 256 million M-Net/SuperSport linked shares in issue (net of treasury shares) throughout the period. The "After" column assumes that the schemes were implemented with effect from 1 April 2003 and incorporates interest received at a rate of 9,96% per annum (before tax) on the cash consideration.

                  2. The "Before" column reflects the net asset value per M-Net and SuperSport share added together at 30 September 2003 and is based on 256 million M-Net/SuperSport linked shares in issue (net of treasury shares) at 30 September 2003. The "After" column assumes that the schemes were implemented on 30 September 2003 and reflects the cash consideration received per M-Net/SuperSport linked share.

           4.2.2 The table below sets out the unaudited pro forma financial effects of the schemes on an M-Net and SuperSport shareholder, assuming that all scheme participants elect to receive the share consideration for their M-Net/SuperSport linked shares:


                  ------------------------------------------------------------------------------
                                                 BEFORE THE
                                                   PROPOSED        AFTER THE
                                               ACQUISITION:         PROPOSED
                                                 4,5 M-NET/     ACQUISITION:
                                                 SUPERSPORT        1 NASPERS
                                    NOTES     LINKED SHARES            SHARE         PERCENTAGE
                                                     (CENTS)          (CENTS)            CHANGE
                  ------------------------------------------------------------------------------


                  Earnings              1                 9               (2)             (122)
                  Headline earnings                       9               53               489
                  Net asset value       2              (225)           1 359               704
                  -----------------------------------------------------------------------------



                  The unaudited pro forma financial effects have been prepared for illustrative purposes only, in order to provide information on how the schemes might affect the financial results and position of a holder of M-Net/SuperSport linked shares and, because of its nature, may not give a true reflection of the actual financial effects of the schemes. The pro forma financial effects have been calculated on the bases set out below:

                  NOTES:
                  1. The "Before" column reflects the earnings and headline earnings per 4,5 M-Net/SuperSport linked shares (representing 1 Naspers share) added together for the six months ended 30 September 2003, calculated on the basis of the weighted average number of 256 million M-Net/SuperSport linked shares in issue (net of treasury shares) throughout the period. The "After" column assumes that the schemes were implemented with effect from 1 April 2003 and represents the earnings and headline earnings per Naspers share for every 4,5 M-Net/SuperSport linked shares exchanged.
                  2. The "Before" column reflects the net asset value per 4,5 M-Net and SuperSport shares added together at 30 September 2003 and is based on 256 million M-Net/SuperSport linked shares in issue (net of treasury shares) at 30 September 2003. The "After" column assumes that the schemes were implemented on 30 September 2003 and reflects the net asset value per Naspers share for every 4,5 M-Net/ SuperSport linked shares exchanged.
                  No account has been taken of any personal taxes, which might be applicable to M-Net or SuperSport shareholders in the calculation of the above pro forma financial effects.
                  It should be noted that the Naspers shares to be issued in terms of the schemes will, from their date of issue, rank pari passu in all respects (including the right to receive a dividend, when declared) with the other Naspers shares of the same class then in issue.
                  The independent reporting accountant's report on the unaudited pro forma financial effects of the schemes on M-Net, SuperSport and Naspers shareholders is set out in Annexure VI.


     4.3   TAX IMPLICATIONS FOR MINORITY SHAREHOLDERS

           The following paragraphs contain a general summary of the income tax and CGT implications of the scheme for scheme participants. The analysis is not comprehensive or determinative. Scheme participants should seek advice from appropriate professional advisers if they are in any doubt whatsoever about their tax position. They should also confirm how the general comments below apply in their specific personal circumstances and, in particular, ascertain whether there are any additional or exceptional tax consequences which could apply to them. The analysis set forth below should therefore not be regarded as tax advice given by M-Net, SuperSport or Naspers (or their tax advisers) to any particular scheme participant:

           4.3.1 If the scheme participant holds the M-Net/SuperSport linked shares as an investment:

                  4.3.1.1 The transfer of the M-Net/SuperSport linked shares to Naspers will be a disposal by the scheme participants for CGT purposes.

                  4.3.1.2 A scheme participant will therefore realise a capital gain or loss, being the difference between the base cost for the M-Net/SuperSport linked shares and the proceeds received by or accrued to the scheme participant.

                  4.3.1.3 Base cost as well as proceeds must be determined in accordance with the Eighth Schedule to the Income Tax Act ("the CGT legislation"). Depending on whether the cash or share consideration is chosen, the proceeds will include either the cash consideration received, or the market value of the Naspers shares on the disposal date. For the calculation of the base cost of the M-Net/SuperSport linked shares different rules apply to shares acquired before and after 1 October 2001. The applicable rules will depend on the personal circumstances of the scheme participant.

                  4.3.1.4 In terms of the CGT legislation an individual's total capital gains (or losses) are reduced by R10 000 per year. Broadly, this means that a share participant will not pay CGT on the first R10 000 of capital gain per year (including any gain from the present transaction). However, the CGT calculation might not be this simple if the scheme participant made other CGT gains and losses during the tax year or if he has a CGT loss which may be carried forward from a previous tax year.

           4.3.2 If the scheme participant does not hold the M-Net/SuperSport linked shares as an investment, but as a share dealer or as part of a profit-making scheme, the taxable profit (either the cash received or the market value of the Naspers shares on the final date, less the cost of the M-Net/SuperSport linked shares) will be subject to income tax in the hands of the scheme participant.

           4.3.3 Note: If the scheme participant disposes of the Naspers shares in future the cost of the Naspers shares would be the market value of the M-Net/SuperSport linked shares which are exchanged in terms of the scheme.

           4.3.4 There is a possibility that some scheme participants may in certain circumstances qualify for "share-for-share" tax deferral relief, in which case they would be taxed on gains or profits, as calculated at that stage, when they eventually sell their Naspers shares. Whether or not this relief would be available to any particular scheme participant depends on a variety of factors, including the consideration chosen by the scheme participant (shares or cash) as well as his personal circumstances and overall tax position. Scheme participants should therefore approach appropriate professional advisers to ascertain whether the relief might apply to them.

           4.3.5 A scheme participant which is not a South African resident for tax purposes will under certain circumstances not be liable for the taxes set out above. Scheme participants who think that they may qualify as non-residents, should consult with appropriate professional advisers to ascertain whether they are non-residents for tax purposes and whether and on what basis they will be liable for tax.


5.   SHARE CAPITAL OF M-NET AND SUPERSPORT

     At the date of this document, the authorised and issued share capital of M-Net is as follows:

     ------------------------------------------------------------------------
                                                                       R'000
     ------------------------------------------------------------------------
     AUTHORISED SHARE CAPITAL
     Ordinary shares (300 000 000 shares of 2 cents each)              6 000
     ------------------------------------------------------------------------
     ISSUED SHARE CAPITAL
     Ordinary shares (268 763 276 shares of 2 cents each)              5 375
     Share premium                                                    85 204
     ------------------------------------------------------------------------
     TOTAL ISSUED SHARE CAPITAL                                       90 579
     ------------------------------------------------------------------------
     At the date of this document, the authorised and issued
     share capital of SuperSport is as follows:
     ------------------------------------------------------------------------
                                                                       R'000
     ------------------------------------------------------------------------
     AUTHORISED SHARE CAPITAL
     Ordinary shares (1 000 000 000 shares of 0,01 cent each)            100
     ------------------------------------------------------------------------
     ISSUED SHARE CAPITAL
     Ordinary shares (268 763 276 shares of 0,01 cent each)               26
     Share premium                                                    34 677
     ------------------------------------------------------------------------
     TOTAL ISSUED SHARE CAPITAL                                       34 703
     ------------------------------------------------------------------------


6.   FINANCIAL INFORMATION

     6.1   HISTORICAL FINANCIAL INFORMATION

           Annexure II and III to this document contain extracts from the audited historical financial information of M-Net and SuperSport, respectively, for the years ended 31 March 2000, 2001, 2002 and 2003 and the reviewed historical financial information for the six months ended 30 September 2003.

           Annexure IV to this document contains extracts from the audited historical financial information of Naspers for the years ended 31 March 2000, 2001, 2002 and 2003 and the reviewed historical financial information for the six months ended 30 September 2003.

     6.2   FINANCIAL EFFECTS OF THE PROPOSED ACQUISITION

           The independent reporting accountant's report on the unaudited pro forma financial effects of the schemes is set out in Annexure VI to this document.


7.   OPINIONS AND RECOMMENDATIONS

     To ensure integrity and independence in the consideration by the boards of each of M-Net and SuperSport of the proposed offer by Naspers, Mr Kennedy Memani and Mr Vaughan Bray were appointed as independent directors to the boards of each company.
     Each of them, together with Mrs Salukazi Dakile-Hlongwane (an independent director), were appointed to act as an independent committee of the boards of M-Net and SuperSport, charged with:

     - monitoring the performance of the independent advisers in performing their duties and responsibilities regarding the providing of a fair and reasonable opinion as required in terms of Rule 3.1 of the SRP Code

     - reviewing and considering the opinion of the independent advisers, and

     - making a recommendation to the boards regarding the opinion of the independent advisers.

     The independent advisers appointed to advise the independent committee of the boards of M-Net and SuperSport have considered the terms of the offer and are of the opinion that they are fair and reasonable. The text of the letter from the independent advisers, which sets out the assumptions made, matters considered and qualifications and limitations on the review by the independent advisers, is set out in Annexure V to this document.

     The independent committee has considered the terms of the offer and is in agreement with the conclusion of the independent advisers as set out in the preceding paragraph. On the advice of the independent committee, the directors of M-Net and SuperSport are of the unanimous opinion that the offer terms and conditions are fair and reasonable to M-Net and SuperSport shareholders.

     As stated in paragraph 1 above, the directors of M-Net and the directors of SuperSport are satisfied with the assessment by the independent advisers that the fair value of the M-Net/SuperSport linked share is less than the share consideration or the cash consideration, and that such fair value is comprised as to 52,25% by M-Net and as to 47,75% by SuperSport.

     Accordingly, the boards of directors of M-Net and SuperSport support the schemes and recommend that members vote in favour of the schemes. The directors of M-Net and SuperSport who hold M-Net/SuperSport linked shares intend to vote in favour of the schemes at the M-Net scheme meeting and the SuperSport scheme meeting in respect of their own holdings of M-Net/SuperSport linked shares.

     The boards of M-Net and SuperSport wish to draw shareholders' attention to the fact that M-Net/SuperSport linked shares have traded consistently at prices higher than the cash offer price since 17 December 2003, the date of the announcement of the proposed offer, due to the arbitrage opportunity created by Naspers offering a 10% discount on its trade weighted share price to M-Net/SuperSport shareholders that accept the share offer. Accordingly, shareholders that wish to receive cash for their shares may wish to consider selling their M-Net/SuperSport linked shares on the JSE, provided the share price on the JSE continues to remain in excess of the cash offer price of R8,50.


For and on behalf of the board              For  and on  behalf  of the board

ELECTRONIC MEDIA NETWORK LIMITED            NASPERS LIMITED

13 FEBRUARY 2004                            13 FEBRUARY 2004
RANDBURG                                    CAPE TOWN


For and on behalf of the board

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED

13 FEBRUARY 2004
RANDBURG

        [MNET LOGO]                                     [SUPER SPORT LOGO]                               [NASPERS LOGO]
Electronic Media Network Limited                           Super Sport                                   Naspers Limited
(Incorporated in the Republic of South Africa)        International Holdings Limited              (Incorporated in the Republic
(Registration number 1985/002853/06)            (Incorporated in the Republic of South Africa)           of South Africa)
 Share code: MNS   ISIN: ZAE000014304              (Registration number 1997/004203/06)        (Registration number 1925/001431/06)
                                                   Share code: MNS   ISIN: ZAE000014304        Share code: NPN   ISIN: ZAE000015889

------------------------------------------------------------------------------
DIRECTORS OF M-NET AND SUPERSPORT            DIRECTORS OF NASPERS
K B Sibiya                                   T Vosloo
D D B Band                                   F du Plessis
J P Bekker                                   J P Bekker*
V G Bray                                     E Botha
J S Craib                                    F T M Phaswana
S Dakile-Hlongwane                           G J Gerwel
P C Desai                                    R C C Jafta
H R Enslin*                                  L N Jonker
P M Jenkins                                  S J Z Pacak*
G P Marques*                                 B J van der Ross
K Memani                                     N P van Heerden
A C G Molusi                                 J J M van Zyl
K D Moroka                                   H S S Willemse
S J Z Pacak
C J Sidego                                   *Executive
J J Volkwyn
T Vosloo

ALTERNATE DIRECTORS OF M-NET AND SUPERSPORT
J R D Modise
M J Lebwaba (SuperSport only)
S F Ward

*Executive




------------------------------------------------------------------------
STATEMENT OF DIRECTORS' INTERESTS IN TERMS OF SECTION 312(1)(a)(iii) OF
THE ACT
------------------------------------------------------------------------


The definitions on pages 5 to 9 of this document have been used in the following statement of directors' interests:


1.   INTERESTS OF THE DIRECTORS OF M-NET, SUPERSPORT AND NASPERS

     1.1   SHAREHOLDINGS AND SHARE DEALINGS

           SHAREHOLDINGS

           (a) On the last practicable date the directors of M-Net and SuperSport held the following M-Net/SuperSport linked shares:


               ----------------------------------------------------------------------------------
                                                       M-NET/SUPERSPORT LINKED SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------

               K B Sibiya                       -               -              -               -
               D D B Band                   7 617               -              -               -
               J P Bekker                 877 100               -              -         673 200
               V G Bray                         -          75 000              -               -
               J S Craib                   15 000               -              -       1 102 701
               S Dakile-Hlongwane               -               -              -               -
               P C Desai                        -               -              -               -
               H R Enslin                       -               -              -         200 000
               P M Jenkins                      -               -              -               -
               G P Marques                      -               -              -         216 000
               K Memani                         -               -              -               -
               A C G Molusi                     -               -              -               -
               K D Moroka                       -               -              -               -
               S J Z Pacak                 75 000               -              -          50 000
               C J Sidego                       -               -              -               -
               J J Volkwyn                      -               -              -         167 087
               T Vosloo                         -         200 000              -               -
               ----------------------------------------------------------------------------------


           (b) On the last practicable date the directors of Naspers, who are not also directors of M-Net and SuperSport, held the following M-Net/SuperSport linked shares:


               ----------------------------------------------------------------------------------
                                                       M-NET/SUPERSPORT LINKED SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               J J M van Zyl                    -          40 000              -               -
               E Botha                        200               -              -               -
               ----------------------------------------------------------------------------------


           (c) On the last practicable date the directors of M-Net and SuperSport, who are not also directors of Naspers, held the following shares in Naspers:


               ----------------------------------------------------------------------------------
                                                             NASPERS SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               K B Sibiya                  18 000               -              -               -
               D D B Band                     323               -              -               -
               V G Bray                         -          25 000              -               -
               J S Craib                    8 000               -              -         666 888
               S Dakile-Hlongwane               -               -              -               -
               P C Desai                        -               -              -               -
               H R Enslin                       -               -              -               -
               P M Jenkins                      -               -              -               -
               G P Marques                  8 474               -              -               -
               K Memani                         -               -              -               -
               A C G Molusi                     -               -              -               -
               K D Moroka                       -               -              -               -
               C J Sidego                  10 000               -              -               -
               J J Volkwyn                      -               -              -               -
               ----------------------------------------------------------------------------------


                                                                                               50

           (d) On the last practicable date the directors of Naspers held the following N ordinary shares in Naspers:


               ----------------------------------------------------------------------------------
                                                        NASPERS NORDINARY SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               T Vosloo                    86 199       7 890 553(i)           -               -
               J P Bekker                 314 754               -              -       3 532 757
               S J Z Pacak                  3 117               -              -         267 550
               J J M van Zyl               50 361       7 637 860(i)           -               -
               N P van Heerden                  -           1 300              -               -
               E Botha                     15 280               -              -               -
               L N Jonker                       -           1 000              -          95 000
               B J van der Ross                 -               -              -               -
               G J Gerwel                       -               -              -               -
               H S S Willemse                   -               -              -               -
               F du Plessis                     -               -              -               -
               F T M Phaswana                   -               -              -               -
               R C C Jafta                      -               -              -               -
               ----------------------------------------------------------------------------------

           (e) On the last practicable date the directors of Naspers held the following A ordinary shares in Naspers:

               ----------------------------------------------------------------------------------
                                                        NASPERS AORDINARY SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               T Vosloo                         -               -              -               -
               J P Bekker                       -               -              -               -
               S J Z Pacak                      -               -              -               -
               J J M van Zyl                  745               -              -               -
               N P van Heerden                  -               -              -               -
               E Botha                          -               -              -               -
               L N Jonker                       -               -              -               -
               B J van der Ross                 -               -              -               -
               G J Gerwel                       -               -              -               -
               H S S Willemse                   -               -              -               -
               F du Plessis                     -               -              -               -
               F T M Phaswana                   -               -              -               -
               R C C Jafta                      -               -              -               -
               ----------------------------------------------------------------------------------


           (f) On the last practicable date the directors of Naspers held the following ordinary shares in Keeromstraat 30 Beleggings Beperk:

               ----------------------------------------------------------------------------------
                                                    KEEROMSTRAAT 30 BELEGGINGS SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                       DIRECT          INDIRECT        DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               T Vosloo                   410 000               -              -               -
               J P Bekker                  10 000               -              -               -
               S J Z Pacak                      -               -              -               -
               J J M van Zyl               74 500               -              -               -
               N P van Heerden                  -               -              -               -
               E Botha                      7 500               -              -               -
               L N Jonker                  25 000               -              -               -
               B J van der Ross                 -               -              -               -
               G J Gerwel                       -               -              -               -
               H S S Willemse                   -               -              -               -
               F du Plessis                     -               -              -               -
               F T M Phaswana                   -               -              -               -
               R C C Jafta                      -               -              -               -
               ----------------------------------------------------------------------------------


                                                                                               51

           (g) On the last practicable date the directors of Naspers held the following ordinary shares in Naspers Beleggings:


               ----------------------------------------------------------------------------------
                                                        NASPERS BELEGGINGS SHARES
                                                 BENEFICIAL                   NON-BENEFICIAL
               NAME                        DIRECT        INDIRECT         DIRECT        INDIRECT
               ----------------------------------------------------------------------------------
               T Vosloo                     4 100               -              -               -
               J P Bekker                     100               -              -               -
               S J Z Pacak                      -               -              -               -
               J J M van Zyl                  745               -              -               -
               N P van Heerden                  -               -              -               -
               E Botha                         75               -              -               -
               L N Jonker                     250               -              -               -
               B J van der Ross                 -               -              -               -
               G J Gerwel                       -               -              -               -
               H S S Willemse                   -               -              -               -
               F du Plessis                     -               -              -               -
               F T M Phaswana                   -               -              -               -
               R C C Jafta                      -               -              -               -
               ----------------------------------------------------------------------------------

           (h) Some of the directors of Naspers are also directors of Naspers Beleggings Limited and Keeromstraat 30 Beleggings Limited, which companies together hold 569 344 Naspers class A ordinary shares representing 79,95% of the Naspers class A ordinary shares and 56,43% of the total voting interest in Naspers. The total issued capital of Naspers Beleggings Limited and Keeromstraat 30 Beleggings Limited is 1 092 274 and 55 706 000 ordinary shares of one cent each, respectively.

           (i) Included under the beneficial indirect holdings of the directors are the shares held by the Naspers share trust, of which Messrs T Vosloo and J J M van Zyl are the trustees. The shares of the Naspers share trust are included under the beneficial holdings of the Naspers directors in accordance with the JSE listing requirements, which defines a beneficial holding as the ability to control the vote of the shares. As there are only two trustees, they are deemed to control the vote of the shares in the Naspers share trust and are accordingly disclosed under the beneficial holding.

           (j) Historically S J Z Pacak, J J Volkwyn, H R Enslin and G P Marques have been participants in the MIH Holdings Share Incentive Scheme. In December 2002 Naspers acquired all the MIH Holdings ordinary shares held by the MIH Holdings Share Trust in exchange for Naspers N ordinary shares. Participants exchanged their rights to MIH Holdings shares for Naspers N ordinary shares. 141 197, 65 242, 25 934, 18 101 Naspers N ordinary shares have been allocated to S J Z Pacak, J J Volkwyn, H R Enslin and G P Marques, respectively, with vesting periods from November 1997 to February 2007.

           (k) Historically S J Z Pacak, J J Volkwyn, H R Enslin and G P Marques have been participants in the SuperSport Share Incentive Scheme. In March 2003 SuperSport completed a capital reduction in terms of which Naspers N ordinary shares were distributed to its shareholders, including the SuperSport share trust. In terms of their participation in the SuperSport share incentive scheme, 2 119, 7 080, 8 475, 9 153 Naspers N ordinary shares have been allocated to S J Z Pacak, J J Volkwyn, H R Enslin and G P Marques, respectively, with vesting periods from March 2002 to February 2008.

           (l) The executive directors of Naspers are allowed to participate in the Naspers Share Incentive Trust. On 1 October 2002 and 17 December 2002, respectively, Mr J P Bekker purchased 2 452 411 and 2 236 280, respectively, Naspers N ordinary shares at prices from R22,39 to R31,54, with release periods from 1 October 2005 to 17 December 2007. On 2 January 2003 Mr S J Z Pacak purchased 500 000 Naspers N ordinary shares at a price of R23,50, with release periods from 2 January 2006 to 2 January 2008.

           SHARE DEALINGS

           (a) In M-Net/SuperSport linked shares:

               - M-Net and SuperSport directors

                 On 24 June 2003 Mr H R Enslin sold 48 000 M-Net/SuperSport linked shares which he had acquired through the employee incentive schemes at a cost of R210 000, for R304 636. On 2 July 2003 Mr G P Marques sold 200 000 M-Net/SuperSport linked shares which he had acquired through the employee incentive schemes at a cost of R850 000, for R1 269 200.

           (b) In Naspers shares:

               - M-Net and SuperSport directors

                 On 24 June 2003 Mr H R Enslin sold 2 034 Naspers N ordinary shares which he had acquired as a consequence of his allocation of shares in the SuperSport share trust for R53
                 286. On 27 November 2003. Mr C J Sidego sold 10 000 Naspers N ordinary shares, which he had acquired through the Naspers employee incentive scheme at a cost of R212 200, for R360
                 000. On 14 November 2003 Mr V G Bray sold 3 490 Naspers N ordinary shares for R121 103. On 27 November 2003 Mr J S Craib sold 35 262 Naspers N ordinary shares which he held indirectly and non-beneficially for R1 420 106 and 4 441 Naspers N ordinary shares which he held directly and beneficially for R178 850.

               - Naspers directors

                 On 28 November 2003 Mr N P van Heerden purchased 300 Naspers N ordinary shares for R11 487.

     1.2   SPECIAL ARRANGEMENTS

           JOHNCOM OPTION:

           Naspers has agreed to grant an option to Johncom to acquire up to 39,1% of all M-Net/SuperSport linked shares acquired pursuant to the schemes at the cash offer price of R8,50 per share, which option may be exercised until 31 March 2004 or the implementation of the proposed acquisition, whichever is the later.

           Except for the information provided above there are no other agreements, arrangements or understandings between Naspers or any person acting in concert with it and any of the directors of M-Net and/or SuperSport or persons who were directors within the preceding 12 months having any connection with or dependence upon the schemes.

           Except as provided in this document, there are no arrangements with, undertakings by, or agreements between Naspers and M-Net and/or SuperSport and any persons acting in concert with either of them in relation to the schemes.


2.   DIRECTORS' INTERESTS IN THE PROPOSED ACQUISITION

     The directors of Naspers, M-Net and SuperSport have no other interest in the proposed acquisition, other than through their holding of M-Net/SuperSport linked shares.


3.   DIRECTORS' EMOLUMENTS AND SERVICE CONTRACTS

     The emoluments and service contracts of M-Net's, SuperSport's and Naspers' directors will not be affected by the proposed acquisition.


4. SHARE INCENTIVE SCHEME

     The M-Net and SuperSport share trusts will participate in the schemes in the same manner as any other minority shareholder. The M-Net and SuperSport share trust deeds, which govern the employee share schemes, will be amended accordingly.


For and on behalf of the board              For  and on  behalf  of the board

ELECTRONIC MEDIA NETWORK LIMITED            NASPERS LIMITED

13 February 2004                            13 February 2004
Randburg                                    Cape Town


For and on behalf of the board

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED

13 FEBRUARY 2004
RANDBURG

        [MNET LOGO]                                      [SUPER SPORT LOGO]                               [NASPERS LOGO]
Electronic Media Network Limited                            Super Sport                                   Naspers Limited
(Incorporated in the Republic of South Africa)         International Holdings Limited              (Incorporated in the Republic
(Registration number 1985/002853/06)             (Incorporated in the Republic of South Africa)           of South Africa)
 Share code: MNS   ISIN: ZAE000014304               (Registration number 1997/004203/06)        (Registration number 1925/001431/06)
                                                    Share code: MNS   ISIN: ZAE000014304        Share code: NPN   ISIN: ZAE000015889

------------------------------------------------------------------------------
ADDITIONAL INFORMATION REQUIRED BY THE SRP
------------------------------------------------------------------------------


The definitions on pages 5 to 9 of this document have been used in the following schedule of additional information:


1.   MAJOR SHAREHOLDERS OF M-NET AND SUPERSPORT

     The following shareholders hold in excess of 5% of the issued shares. The direct holdings of Naspers, Johncom and the M-Net/SuperSport share trust have also been shown.

     -------------------------------------------------------------------------
     SHAREHOLDER                           M-NET/SUPERSPORT
                                         LINKED SHARES HELD        PERCENTAGE
     -------------------------------------------------------------------------

     MNH 98                                     141 525 490              52,7
     MultiChoice                                 28 098 000              10,5
     Phuthuma participants                       28 000 042              10,4
     M-Net/SuperSport share trust                11 965 955               4,5
     Naspers                                     10 255 222               3,8
     Johncom                                      2 730 396               1,0
     -------------------------------------------------------------------------

     Naspers, MNH 98, MultiChoice and Johncom have not purchased any M-Net/SuperSport linked shares in the six-month period prior to the initial announcement.


2.   JSE AND NSE LISTING

     Subject to the fulfilment of the conditions precedent, the JSE has granted approval for:

     - the suspension of trading in M-Net/SuperSport linked shares on the JSE from the commencement of business on Friday 2 April 2004

     - the termination of the listing of M-Net/SuperSport linked shares on the JSE from the commencement of business on Thursday 15 April 2004

     - the listing on the JSE of the Naspers shares that constitute the share consideration from the commencement of business on Friday 19 March 2004.

     Subject to the fulfilment of the conditions precedent, the NSE has granted approval for:

     - the suspension of trading in M-Net/SuperSport linked shares on the NSE from the commencement of business on Friday 2 April 2004

     - the termination of the listing of M-Net/SuperSport linked shares on the NSE from the commencement of business on Thursday 15 April 2004.


3.   CONSENTS

     The attorneys, attorneys to the transaction, attorneys to Naspers, merchant bank and transactional sponsor, sponsor to M-Net and SuperSport, independent advisers to M-Net and SuperSport and the independent reporting accountants have consented in writing to act in the capacities stated in this document and to their names being stated in this document and, where appropriate, consented to the form and context in which their reports are included, and have not withdrawn their consents prior to the publication of this document.

4.   COSTS OF THE PROPOSED ACQUISITION

     M-Net and SuperSport shall bear all costs incurred in relation to the fair and reasonable opinion, all legal, advisory, corporate finance, tax and other advisers and including the costs of this document. Naspers shall bear and pay the following costs and fees:

     - stamp duty payable in respect of the acquisition and transfer of the scheme shares and/or issue of all shares in Naspers and the implementation of the schemes

     - the creation duty payable by Naspers on the increase of its authorised share capital, as contemplated in section 62(2)(a) of the Act

     - the issue duty payable on the issue and allotment of the share consideration

     - all the legal and other costs for and in connection with the schemes and their implementation, including the costs of the schemes (excluding such costs as are incurred in relation to the aforegoing by either M-Net or SuperSport)

     - all other fees in respect of advisers including but not limited to corporate finance and compliance advice, but not including the costs incurred by M-Net and SuperSport in relation to obtaining independent advice as to the fairness and reasonableness of the offer nor the other costs incurred by M-Net and SuperSport in relation to their legal, advisory, corporate finance, tax and other advisers, and
     -  regulatory fees, including fees levied by the JSE and the SRP.


5.   LITIGATION STATEMENT

     5.1   Naspers

           Except as described below or elsewhere in this document, there are no legal or arbitration proceedings pending or threatened of which Naspers is aware involving Naspers, which may have or have had a significant effect on the financial position of Naspers taken as a whole.

           In 2001 and 2002, NetMed Hellas, one of the subsidiaries of NetMed NV ("NetMed"), the Naspers group's pay-television subsidiary in Greece, instituted legal proceedings against various Greek League football teams and NetMed's then competitors, ADS and AST, because the football teams had terminated their respective broadcasting agreements with NetMed Hellas and, in place thereof, had entered into broadcasting contracts with ADS. NetMed Hellas and MultiChoice Hellas are seeking to enforce their exclusive broadcasting rights agreements with, and to recover damages from the football clubs.

           On 12 March 2003, and pursuant to the disposal by the Naspers group of its shareholding in OpenTV, Liberty Media Corporation advised the Naspers group that it was seeking indemnification for a claim that OpenTV received in terms of an arbitration demand from Thomas Weisel Partners LLC ("Weisel"), claiming that OpenTV Inc. was required to pay Weisel a fee of about US$1,9 million in connection with OpenTV's acquisition of Wink Communications Inc. It is understood that OpenTV is defending this claim.

           Touchline Media (Proprietary) Limited, a subsidiary of Media24 Limited, received a claim for damages on 24 December 2002 based on defamation, for an amount of R8 million. The claim resulted from articles and statements published in a magazine. The action is currently pending before a South African court.

           On 26 July 2002, NetMed, Myriad International Holdings BV ("Myriad") and Fidelity Management SA ("Fidelity"), among others, entered into various agreements pursuant to which Fidelity was to acquire a 22% interest in NetMed. The completion of this transaction was subject to the unconditional approval of the Greek Competition Committee before a stipulated date. The required approval was not received within the agreed period and accordingly NetMed and Myriad believed that the agreements ceased to have any force or effect. As Fidelity disputed this, NetMed and Myriad initiated arbitration proceedings under the auspices of the London Court of International Arbitration seeking confirmation from the tribunal that the agreements had lapsed. Fidelity has counterclaimed for loss and damages allegedly suffered as a result of the actions of NetMed and Myriad. Fidelity has also initiated legal proceedings in the South African courts against Naspers, MIH Holdings Limited ("MIHH") and an employee of Myriad claiming approximately US$62 million (alternatively, approximately US$114 million) on the grounds that these parties unlawfully caused NetMed to terminate its agreements with Fidelity, thereby causing Fidelity financial loss.

           On 22 November 2001, David Zietsman and certain related parties launched proceedings against MultiChoice Africa Limited ("MCA"), M-Net and Vodacom (Proprietary) Limited (the "Defending Companies"), for interdicts and damages arising from alleged breaches by the Defending Companies of confidentiality agreements relating to information which he claimants maintained had been disclosed to MCA. MIHH was joined as a defendant at a later stage in the proceedings. The plaintiffs notified the Defending Companies in approximately June 2002 that they intended to increase the amount claimed from approximately R2,9 million to approximately R118 million. If such increase is formally effected and the claimants are fully successful in their action, then these proceedings may have a significant effect on the financial position of the Naspers group.

           In December 2000, MultiChoice Hellas received a tax assessment for approximately m5,4 million flowing from the tax treatment of advertising and marketing costs and municipal duties. The company challenged the assessment and the Court of First Instance has recently found against the company. MultiChoice Hellas has appealed this decision and the obligation to pay the amount involved has been suspended pending a hearing of the appeal.

           A claim, first raised during fiscal 2003, from the Kenyan tax authorities that MultiChoice Kenya should have paid VAT on agreements with subscribers (involving an amount of approximately US$4,1 million) will be heard by the tax tribunal in April 2004.

           Call Centre Nucleus (Proprietary) Limited ("CCN") has claimed approximately R13,5 million from M-Web South Africa arising out of the purchase by M-Web South Africa of a subscriber base from CCN. The matter has been referred to arbitration and a hearing is expected in 2004.

           On 5 September 2003, the Commerce Administration of the Prefectorial Government of East Attica, Greece (the "Prefecture") notified MultiChoice Hellas that the Prefecture intended to revoke MultiChoice Hellas' licence of establishment and operation (the "Licence"), on the ground that MultiChoice Hella' paid-up share capital had fallen below one-tenth of its total shareholders' equity. The Prefecture also refused to approve a shareholders' resolution recapitalising MultiChoice Hellas, which was passed to resolve the irregularity. MultiChoice Hellas has contested the Prefecture's refusal to approve the shareholders' resolution. In response, the Prefecture has indicated that, prior to the matter being heard by the Council of State, it will suspend the revocation of the Licence. Any revocation of the Licence would itself be subject to appeal before the Council of State and MultiChoice Hellas would have the right to request a stay pending the hearing of such appeal.

           United Broadcasting Company Limited ("UBC"), the Thai pay-television operator in which the Naspers group has a minority equity interest, has been sued by the TOT (the Telecommunications Authority of Thailand) for an amount of approximately US$4,4 million allegedly due for services rendered by TOT to UBC in the 1990s.


     5.2   M-NET AND SUPERSPORT

           Except as described below or elsewhere in this document, there are no legal or arbitration proceedings pending or threatened of which M-Net and SuperSport are aware involving M-Net and SuperSport, which may have or have had a significant effect on the financial position of M-Net and SuperSport taken as a whole.

           On 15 December 2003, PaySmart Africa (Pty) Ltd ("PaySmart") instituted proceedings jointly against M-Net and Endemol South Africa Limited (in its capacity as producer of Big Brother Africa) for an amount of R10,4 million. PaySmart alleges it would have realised this amount had M-Net and Endemol granted to it the rights to provide an SMS voting system for Big Brother Africa and Idols, as contemplated in Heads of Agreement executed by the parties on 14 April 2003.

           Legal advice obtained by M-Net by Senior Counsel suggests that the prospects of PaySmart succeeding in this claim, which in essence is a claim for damages based on PaySmart's loss of profit, are remote in circumstances where the essentials of an agreement contemplated by the Heads of Agreement were never executed.


6.   DIRECTORS' RESPONSIBILITY STATEMENT

     The directors of M-Net and SuperSport, insofar as any information in this document, including the:

     -  explanatory statement

     -  valuation statement

     -  statement of directors' interests, and

     -  this statement of additional information, relates to M-Net and
        SuperSport:

        -  have considered all statements of fact and opinion in this document

        - accept, individually and collectively, full responsibility for the accuracy of the information given

        - certify that, to the best of their knowledge and belief, there are no omissions of material facts or considerations which would make any statement of fact or opinion contained in this document false or misleading

        -  have made all reasonable enquiries in this regard.

     The directors of Naspers, insofar as any information in this document, including the:

     -  explanatory statement

     -  valuation statement

     -  statement of directors' interests, and

     -  this statement of additional information, relates to Naspers:

        -  have considered all statements of fact and opinion in this document

        - accept, individually and collectively, full responsibility for the accuracy of the information given

        - certify that, to the best of their knowledge and belief, there are no omissions of material facts or considerations which would make any statement of fact or opinion contained in this document false or misleading

        -  have made all reasonable enquiries in this regard.

7.   DOCUMENTS AVAILABLE FOR INSPECTION

     The following documents, or copies thereof, will be available for inspection during normal business hours at the registered office of M-Net and SuperSport from the date of issue of this document until the date on which application is made to the Court for the sanctioning of the schemes:

     -  a signed copy of this document

     -  the Naspers memorandum and articles of association

     -  the M-Net memorandum and articles of association

     -  the SuperSport memorandum and articles of association

     - the agreement between Naspers, M-Net and SuperSport setting out the terms of the proposed acquisition

     -  a copy of the Order of Court convening the M-Net scheme meeting

     -  a copy of the Order of Court convening the SuperSport scheme meeting

     - the audited annual financial statements of Naspers for the last five reporting periods ended 31 March 2003

     - the audited annual financial statements of M-Net for the last five reporting periods ended 31 March 2003

     - the audited annual financial statements of SuperSport for the last five reporting periods ended 31 March 2003

     - the signed letters of consent of the attorneys, attorneys to the transaction, attorneys to Naspers, merchant bank and transactional sponsor, independent advisers to the minority shareholders, independent reporting accountants and sponsors, consenting to the publication of their names in the form and context in which they appear in this scheme circular referred to in paragraph 3 above

     - the fair and reasonable opinion from the independent advisers to the independent committee of the boards of M-Net and SuperSport

     - the terms of the Johncom option referred to on page 53 of this document

     - the independent reporting accountant's report on the pro forma financial effects from PricewaterhouseCoopers Inc. referred to in paragraphs 4.1 and 4.2 to the valuation statement to this document, and

     - a signed copy of the M-Net scheme (yellow), SuperSport scheme (green) and the explanatory statement (blue).


For and on behalf of the board               For and on  behalf  of the board

ELECTRONIC MEDIA NETWORK LIMITED             NASPERS LIMITED

13 FEBRUARY 2004                             13 FEBRUARY 2004
RANDBURG                                     CAPE TOWN


For and on behalf of the board

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED
13 FEBRUARY 2004
RANDBURG

                                                                  Annexure I
-----------------------------------------------------------------------------
NOTICE TO UNITED STATES RESIDENTS
-----------------------------------------------------------------------------


The definitions on pages 5 to 9 of this document have been used in the following notice to United States residents:

The Naspers shares are being offered to you in accordance with Rule 802 of the US Securities Act of 1933 (the "US Securities Act") and have not been and will not be registered under the US Securities Act or the securities laws of any state of the United States.

This exchange offer is made for the securities of a foreign company (South African). The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with South African generally accepted accounting principals that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the United States federal securities laws, since Naspers is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the United States securities laws. It may be difficult to compel a South African company and its affiliates to subject themselves to a judgement by a United States court.

You should be aware that Naspers might purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

The Naspers shares have not been approved or disapproved by the US Securities and Exchange Commission or any US state securities commission, nor has the US Securities and Exchange Commission or any US state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offence in the United States.

                                                                  Annexure II
------------------------------------------------------------------------------
HISTORICAL FINANCIAL INFORMATION ON M-NET
------------------------------------------------------------------------------


EXTRACTS OF HISTORICAL FINANCIAL INFORMATION ON M-NET FOR THE YEARS ENDED 31 MARCH 2000, 2001, 2002 AND 2003 AND EXTRACTS OF REVIEWED HISTORICAL FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2003

FIVE-YEAR FINANCIAL REVIEW


-----------------------------------------------------------------------------------------------------------------------------
                                                                   AUDITED                                          REVIEWED
                                                                                                                    6 MONTHS
                                                              YEAR ENDED 31 MARCH                                      ENDED
                                                    2000             2001             2002             2003     30 SEPT 2003
-----------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED INCOME
STATEMENT DATA (R'000):
Revenue, net                                   1 008 941        1 205 435        1 287 223        1 376 808          695 946
Cost of sales and provision of services         (724 131)        (880 671)        (935 833)        (947 476)        (375 254)
-----------------------------------------------------------------------------------------------------------------------------

Gross profit                                     284 810          324 764          351 390          429 332          320 692
Operating costs                                 (163 738)        (195 284)        (197 747)        (235 181)        (105 592)
-----------------------------------------------------------------------------------------------------------------------------

Operating profit                                 121 702          129 480          153 643          194 151          215 100
Finance (costs)/income                            (7 150)           1 728            4 457              (39)        (217 570)
-----------------------------------------------------------------------------------------------------------------------------

Profit/(loss) before taxation                    113 922          131 208          158 100          194 112           (2 470)
Taxation                                         (47 021)         (49 400)         (59 425)         (67 146)               -
-----------------------------------------------------------------------------------------------------------------------------

Net profit/(loss) for the period                  66 901           81 808           98 675          126 996           (2 470)
-----------------------------------------------------------------------------------------------------------------------------

PER SHARE AMOUNTS (CENTS)
EARNINGS/(LOSS) PER SHARE AND
HEADLINE EARNINGS/(LOSS) PER SHARE
Basic                                               25,0             30,5             37,0             50,2            (0,97)
Diluted                                             24,8             30,3             36,9             50,0            (0,97)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                        267 919 868      267 899 850      266 565 366      253 025 158      255 766 066
Diluted                                      269 817 837      269 797 819      267 559 866      254 019 171      255 766 066

CONSOLIDATED BALANCE SHEET DATA
(AT PERIOD END) (R'000):
Total assets                                     870 374          934 573        1 204 325        1 232 249        1 017 968
Total shareholders' equity/(deficit)             138 218          124 393          143 526          156 105         (190 334)

OTHER DATA (R'000):
Cash inflow from operating activities             23 893           70 329          114 760          207 117           50 010
Cash outflow from investing activities           (23 561)         (39 975)         (12 459)          (9 726)          (9 220)
Cash in/(out) flow from financing activities           -              198           88 758         (101 177)               -
-----------------------------------------------------------------------------------------------------------------------------


                                                                                                                            59

CONSOLIDATED BALANCE SHEETS
At 30 September 2003 and 31 March 2003 and 2002


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  REVIEWED                   AUDITED
                                                                                 SEPTEMBER            MARCH            MARCH
                                                                                      2003             2003             2002
                                                                                     R'000            R'000            R'000
-----------------------------------------------------------------------------------------------------------------------------

ASSETS
NON-CURRENT ASSETS
   Property and equipment, net                                                     101 599          104 707          121 555
   Investments and loans                                                                64               64               64
   --------------------------------------------------------------------------------------------------------------------------
   TOTAL NON-CURRENT ASSETS                                                        101 663          104 771          121 619
   --------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
   Programme and film rights                                                       548 123          644 192          654 848
   Receivables and prepayments                                                     211 181          345 282          260 316
   Cash and bank balances                                                          157 001          138 004          167 542
   --------------------------------------------------------------------------------------------------------------------------
   Total current assets                                                            916 305        1 127 478        1 082 706
   --------------------------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                                  1 017 968        1 232 249        1 204 325
   --------------------------------------------------------------------------------------------------------------------------

EQUITY AND LIABILITIES
CAPITAL AND RESERVES
   Share capital and share premium                                                  47 232           47 232           82 396
   Foreign currency translation (loss)/reserve                                     (25 532)          (4 036)           9 174
   Retained (loss)/earnings                                                       (212 034)         112 909           51 956
   --------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL AND RESERVES                                                     (190 334)         156 105          143 526
   --------------------------------------------------------------------------------------------------------------------------
NON-CURRENT LIABILITIES
   Trade and other payables                                                         38 636           15 556           12 651
   Foreign exchange contracts                                                      191 863                -                -
   Deferred tax                                                                     47 083          191 129          184 775
   --------------------------------------------------------------------------------------------------------------------------
   Total non-current liabilities                                                   277 582          206 685          197 426
   --------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
   Trade and other payables                                                        537 946          827 558          741 506
   Taxation                                                                         18 912           41 901            9 325
   Foreign exchange contracts                                                      373 862                -                -
   Bank overdrafts                                                                       -                -          112 542
   --------------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                                       930 720          869 459          863 373
   --------------------------------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                             1 208 302        1 076 144        1 060 799
   TOTAL EQUITY AND LIABILITIES                                                  1 017 968        1 232 249        1 204 325
   --------------------------------------------------------------------------------------------------------------------------


                                                                                                                          60

CONSOLIDATED INCOME STATEMENTS
For the years ended 31 March 2003 and 2002 and the six months ended 30 September 2003


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  REVIEWED                   AUDITED
                                                                                 SEPTEMBER            MARCH            MARCH
                                                                                      2003             2003             2002
                                                                                     R'000            R'000            R'000
-----------------------------------------------------------------------------------------------------------------------------

Net revenues                                                                       695 946        1 376 808        1 287 223
Cost of sales and provision of services                                           (375 254)        (947 476)        (935 833)
-----------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                       320 692          429 332          351 390
Operating expenses                                                                (105 592)        (235 181)        (197 747)
-----------------------------------------------------------------------------------------------------------------------------
OPERATING PROFIT                                                                   215 100          194 151          153 643
Finance (costs)/income                                                            (217 570)             (39)           4 457
-----------------------------------------------------------------------------------------------------------------------------
(LOSS)/PROFIT BEFORE TAXATION                                                       (2 470)         194 112          158 100
Income taxation                                                                      -              (67 146)         (59 425)
-----------------------------------------------------------------------------------------------------------------------------
NET (LOSS)/PROFIT FOR PERIOD                                                        (2 470)         126 966           98 675
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE AMOUNTS (CENTS):
   (Loss)/earnings per share (cents)
   Basic                                                                             (0,97)            50,2             37,0
   Diluted                                                                           (0,97)            50,0             36,9

   Headline (loss)/earnings per share (cents)
   Basic                                                                             (0,97)            50,2             37,0
   Diluted                                                                           (0,97)            50,0             36,9

SHARES USED TO COMPUTE (LOSS)/EARNINGS AND
HEADLINE (LOSS)/EARNINGS PER SHARE
   Basic                                                                       255 766 066      253 025 158      266 565 366
   Diluted                                                                     255 766 066      254 019 171      267 559 866
   --------------------------------------------------------------------------------------------------------------------------


                                                                                                                           61

CONSOLIDATED CASH FLOW STATEMENTS
For the six months ended 30 September 2003 and years ended 31 March 2003 and
2002


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  REVIEWED                   AUDITED
                                                                                 SEPTEMBER            MARCH            MARCH
                                                                                      2003             2003             2002
                                                                                     R'000            R'000            R'000
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operating activities                                            94 413          235 372          145 924
Finance (costs)/income                                                              (3 368)             (39)           4 457
Taxation paid                                                                      (41 035)         (28 216)         (35 621)
-----------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW GENERATED FROM OPERATING ACTIVITIES                                   50 010          207 117          114 760
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment                                                       (9 220)          (9 874)         (13 275)
Proceeds on disposal of property, plant and equipment                                    -              148              816
-----------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES                                               (9 220)          (9 726)         (12 459)
-----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Treasury shares                                                                          -              243           (1 355)
Share acquisition and cancellation of treasury shares                                    -                -          (32 864)
Net capital reduction - cash                                                             -          (35 407)               -
Dividends paid                                                                           -          (66 013)         (54 539)
-----------------------------------------------------------------------------------------------------------------------------

NET CASH USED IN FINANCING ACTIVITIES                                                    -         (101 177)         (88 758)
-----------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           40 790           96 214           13 543
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                   138 004           55 000           32 283
Foreign currency translation (loss)/reserve                                        (21 793)         (13 210)           9 174
-----------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         157 001          138 004           55 000
-----------------------------------------------------------------------------------------------------------------------------


                                                                                                                           62

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Audited for the years ended 31 March 2003 and 2002 and reviewed for the six months ended 30 September 2003


-----------------------------------------------------------------------------------------------------------------------------
                                                            SHARE CAPITAL       FAIR VALUE         RETAINED
                                                                AND SHARE        AND OTHER        EARNINGS/
                                                                  PREMIUM         RESERVES           (LOSS)            TOTAL
                                                                    R'000            R'000            R'000            R'000
-----------------------------------------------------------------------------------------------------------------------------
GROUP
Balance at 1 April 2001                                           116 573                -            7 820          124 393
Net profit for year                                                     -                -           98 675           98 675
Net dividends paid                                                      -                -          (54 539)         (54 539)
Treasury shares sold                                                  183                -                -              183
Foreign currency translation reserve                                    -            9 174                -            9 174
Acquisition of shares held as treasury shares by the share trust   (1 496)               -                -           (1 496)
Share acquisition and cancellation                                (32 864)               -                -          (32 864)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT 31 MARCH 2002                                           82 396            9 174           51 956          143 526
Net profit for year                                                     -                -          126 966          126 966
Net dividends paid                                                      -                -          (66 013)         (66 013)
Treasury shares sold                                                  243                -                -              243
Foreign currency translation loss                                       -          (13 210)               -          (13 210)
Cash distribution                                                 (37 505)               -                -          (37 505)
Cash distribution to the M-Net Share Trust                          2 098                -                -            2 098
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT 31 MARCH 2003                                           47 232           (4 036)         112 909          156 105
Effect of adoption of AC 133                                            -                -         (322 473)        (322 473)
-----------------------------------------------------------------------------------------------------------------------------
As restated                                                        47 232           (4 036)        (209 564)        (166 368)
Foreign currency translation loss                                       -           (7 049)           -               (7 049)
Cash flow hedge - net fair value loss                                   -          (14 447)           -              (14 447)
Net loss for period                                                     -                -           (2 470)          (2 470)
-----------------------------------------------------------------------------------------------------------------------------
BALANCE AT 30 SEPTEMBER 2003                                       47 232          (25 532)        (212 034)        (190 334)
-----------------------------------------------------------------------------------------------------------------------------


PRINCIPAL ACCOUNTING POLICIES

The financial statements are prepared on the historical cost basis. The principal accounting policies adopted by M-Net which comply with South African Statements of Generally Accepted Accounting Practice, are set out below.

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current events and actions, actual results may ultimately differ from those estimates.


BASIS OF CONSOLIDATION

SUBSIDIARIES

Subsidiary undertakings, which are those entities in which M-Net has an interest of more than one-half of the voting rights or otherwise has power to govern the financial and operating policies, are consolidated. Subsidiaries are consolidated from the date on which control is transferred to M-Net and are no longer consolidated from the date that control ceases. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of the subsidiary acquired is recorded as goodwill. Intra-group sales and profits are eliminated on consolidation and the turnover and profit figures relate to external transactions only.

JOINT VENTURES

Joint ventures in which M-Net has an interest are included in the consolidated financial statements using the proportionate consolidation method, incorporating M-Net's share of revenue, expenses, assets, liabilities and cash flows of these joint ventures on a line-by-line basis with similar items in M-Net's financial statements. The results of joint ventures are included from the effective date of acquisition and up to the effective dates of disposal.

GOODWILL

Prior to 1 April 2001:

Goodwill, consisting of the excess of the cost over the value of net tangible and intangible assets of subsidiaries and joint ventures at the date of acquisition, is written-off against income or, if available, non-distributable reserves, unless legal authority is obtained to reduce share premium by any excess. Where the net assets of subsidiary or joint venture at the date of acquisition exceed the cost of the shares acquired, the excess is treated on consolidation as a non-distributable reserve.

After 1 April 2001:

Deficits or surpluses arising on the difference between the cost and the fair value of net tangible and intangible assets of subsidiaries and joint ventures acquired are accounted for as goodwill and amortised on a straight-line basis over their expected useful life.

At each balance sheet date, M-Net assesses whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying account of goodwill is fully recoverable. A write-down is made if the carrying amount exceeds the recoverable amount.

Other intangible assets

Copyrights and trademarks are capitalised and amortised using the straight-line method over their expected useful lives.

INVESTMENTS

Investments are stated at cost and adjustments are made only where, in the opinion of the directors, the investment is impaired. Where an investment has been impaired, it is recognised as an expense in the period in which the impairment is identified.

PROPERTY, PLANT AND EQUIPMENT

All property, plant and equipment are included at cost. Cost includes all costs directly attributable to bringing the asset to working condition for its intended use. Depreciation is calculated to write-off the cost of the assets, excluding land, which is not depreciated, on the straight-line basis over their expected useful lives, as follows:

Computer and office equipment   3 - 10 years

Furniture and fittings          10 years

Motor vehicles                  5 years

Buildings                       50 years

Major improvements to leasehold properties are amortised over the period of the respective leases.

Where the carrying amount of an asset is greater than its estimated recoverable amount, it is written-down immediately to its recoverable amount.

Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amount and are taken into account in determining operating profit.

Repairs and maintenance are charged to the income statement during the financial period in which they are incurred.


PROGRAMME AND FILM RIGHTS

PROGRAMME MATERIAL RIGHTS

Programme material rights, which consist of the rights to broadcast programmes, series and films, are recorded at the date the rights come into licence at the average forward cover rates. The rights are amortised based on contracted screenings or expensed where management have confirmed that it is their intention that no further screenings will occur.

Programme material rights contracted by the year-end in respect of programmes, series and films not yet in licence are disclosed as a commitment.

PROGRAMME PRODUCTION COSTS

Programme production costs, which consist of all costs necessary to produce and complete a programme to be broadcast, are recorded at the lower of direct cost or net realisable value. Net realisable value is set at the average cost of programme material rights.

Programme production costs are amortised based on contracted screenings or expensed where management have confirmed that it is their intention that no further screenings will occur.

All programme production costs in excess of the expected net realisable value of the production on completion, are expensed when contracted.


IMPAIRMENT OF LONG-LIVED ASSETS

Property, plant and equipment and other non-current assets, including goodwill, are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cash flows.


FOREIGN CURRENCY TRANSLATION

Income statements of foreign entities are translated into M-Net's reporting currency at average exchange rates for the year and the balance sheets are translated at the year-end exchange rates. Exchange differences arising from the translation of the net investment in foreign subsidiaries and associated undertakings and borrowings that hedge such investments are recorded as "Foreign currency translation reserve" in shareholders' equity. On disposal of the foreign entity, such translation differences are recognised in the income statement as part of the gain or loss of sale.

Foreign currency transactions in group companies are accounted for at the exchange rates prevailing at the date of the transactions or at forward cover rates, if applicable. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Balances in respect of unsettled transactions are translated at year-end spot rates or at forward cover rates, if applicable.


FINANCIAL INSTRUMENTS

Financial instruments carried on balance sheet include cash and bank balances, investments and loans, receivables, payables and borrowings. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item.

M-Net is also party to financial instruments that reduce exposure to fluctuations in foreign currency exchange rates.

Before 1 April 2003:

These instruments, which are mainly foreign currency forward contracts and foreign currency call and put contracts, are not recognised in the financial statements on inception. The purpose of these instruments is to reduce risk. These contracts protect M-Net from movements in exchange rates by establishing the rate at which a foreign currency asset or liability will be settled. Any increase or decrease in the amount required to settle the asset or the liability is off-set for financial reporting purposes and is not recognised in the financial statements.

After 1 April 2003:

With effect from 1 April 2003, M-Net adopted AC 133 "Financial Instruments:
Recognition and Measurement". Derivative financial instruments are initially recognised in the balance sheet at cost and subsequently are remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. On the date a derivative contract is entered into, M-Net designates certain derivatives as either: (1) a hedge of the fair value of a recognised asset or liability (fair value hedge) or (2) a hedge of a forecasted transaction or of a firm commitment (cash flow hedge).

Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged asset or liability that is attributable to the hedged risk.

Changes in the fair value of derivatives that are designated and qualify as cash flow hedges and that are highly effective, are recognised in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or of a liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability. Otherwise, amounts deferred in equity are transferred to the income statement and classified as revenue or expense in the same periods during which the hedged firm commitment or forecasted transaction affects the income statement.

Certain derivative transactions, while providing effective economic hedges under M-Net's risk management policies, do not qualify for hedge accounting under the specific rules in AC 133. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting under AC 133 are recognised immediately in the income statement.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting under AC 133, any cumulative gain or loss existing in equity at that time remains in equity and is recognised, when the committed or forecasted transaction ultimately is recognised in the income statement. However, if a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

M-Net documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific assets and liabilities or to specific firm commitments or forecast transactions. M-Net also documents its assessment, both at the hedge inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

The financial impact of the adoption of AC 133 at 1 April 2003 is as follows:

- A charge of R322,5 million was recorded against opening retained earnings (net of deferred income tax of R138 million) in respect of derivative instruments, which did not qualify for hedge accounting. A fair value loss of R237 million was recorded in the income statement for the six months ended 30 September 2003.

- A fair value loss of R14,4 million in respect of derivative contracts that are designated and qualify as cash flow hedges, has been recognised in equity for the six months ended 30 September 2003.

In accordance with the requirements of AC 133, the comparative financial information for prior years has not been restated.


LEASES

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.


DEFERRED TAXATION

Deferred income tax is provided in full, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rates are used to determine deferred income tax.

The principal temporary differences arise from depreciation on property, plant and equipment, various provisions, programme inventories, prepayments and tax losses carried forward. Deferred tax assets relating to the carrying forward of unused tax losses are recognised to the extent that it is probable that future taxable profit will be available against which the unused tax losses can be utilised.


EMPLOYEE BENEFITS

Pension obligations

M-Net's contributions to the defined contribution pension plan operated for employees are charged to operating results as incurred. A defined contribution pension plan is a pension plan under which M-Net pays fixed contributions into a separate entity (a fund) and will have no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees benefits relating to employee service in the current and prior periods.

Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. An accrual is made for the annual leave liability as a result of services rendered up to the balance sheet date.

Equity compensation benefits

Share options are granted to directors and to employees. Options are granted at their market price on the date of the grant and are exercisable at that price. No compensation cost is recognised. When the options are exercised, the proceeds received net of any transaction costs are credited to share capital (nominal value) and share premium.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and balances with banks, including bank overdrafts. For the purposes of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less and bank overdrafts.


TRADE RECEIVABLES

Trade receivables are carried at original invoice amounts less provision made for impairment of these receivables. A provision for impairment of trade receivables is established when there is objective evidence that M-Net will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount. Bad debts are written-off during the year in which they are identified.

PROVISIONS

Provisions are recognised when M-Net has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a realisable estimate of the amount of the obligation can be made. Where a provision is expected to be reimbursed, the reimbursement is recognised as a separate asset only when the reimbursement is virtually certain.


REVENUE RECOGNITION

Revenue includes advertising, sponsorship and other revenue and excludes value-added tax.

Pay-television subscription fees are earned over the period of providing services.

Advertising revenue is recognised at the time advertising spots are aired. Sponsorship revenue is recognised at the time sponsored programmes are broadcast. Other revenue is recognised upon performance of services.

Other revenues earned by M-Net are recognised on the following bases:
- Interest income - as it is accrued (taking into account the effective yield on the asset) unless collectability is in doubt
- Dividend income - when the shareholder's right to receive payment is established


SHARE CAPITAL

Ordinary shares are classified as equity. Dividends on ordinary shares are recognised in equity in the period in which they are declared.

Where the company, its subsidiaries or the M-Net Share Trust purchases the company's equity share capital, the consideration paid including any attributable transaction costs is deducted from total shareholders' equity as treasury shares until they are cancelled. Where such shares are subsequently sold or re-issued, any consideration received is included in shareholders' equity.


DIVIDENDS

Dividends are recognised in the group's financial statements in the period in which they are approved by the M-Net shareholders.


COMPARATIVES

Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year. R103 million and R51 million at 31 March 2003 and 2002, respectively, were reclassified from net cash to accounts payable.

                                                                   Annexure III
-------------------------------------------------------------------------------
EXTRACTS OF HISTORICAL FINANCIAL INFORMATION ON SUPERSPORT
-------------------------------------------------------------------------------

EXTRACTS OF HISTORICAL FINANCIAL INFORMATION ON SUPERSPORT FOR THE YEARS ENDED 31 MARCH 2000, 2001, 2002 AND 2003 AND EXTRACTS OF REVIEWED HISTORICAL FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2003

FIVE-YEAR FINANCIAL REVIEW

-------------------------------------------------------------------------------------------------------------------
                                                                        AUDITED                            REVIEWED
                                                                                                           6 MONTHS
                                                                  YEAR ENDED 31 MARCH                         ENDED
                                                    2000          2001          2002          2003     30 SEPT 2003
-------------------------------------------------------------------------------------------------------------------
CONSOLIDATED INCOME STATEMENT
DATA: (R'000):
Revenue, net                                     622 138       703 569       839 034       960 877          452 790
Cost of sales and provision of services         (572 186)     (514 154)     (609 390)     (714 784)        (295 290)
-------------------------------------------------------------------------------------------------------------------
Gross profit                                      49 952       189 415       229 644       246 093          157 500
Operating costs net of other income                    -      (127 836)     (149 651)     (158 870)         (61 143)
-------------------------------------------------------------------------------------------------------------------
Operating profit                                  49 952        61 579        79 993        87 223           96 357
Financial income/(costs), net                      7 860        13 537        12 857        20 804          (92 781)
Share of results of associates                         -             -             -         2 320            1 953
Fair value gain on listed investment                   -             -             -             -            4 663
Impairment of investment in MIH Limited                -             -             -      (123 625)               -
-------------------------------------------------------------------------------------------------------------------
Profit/(loss) before taxation                     57 812        75 116        92 850       (13 278)          10 192
-------------------------------------------------------------------------------------------------------------------
Net income/(loss)                                 40 608        50 903        62 124       (46 483)           7 631
-------------------------------------------------------------------------------------------------------------------
PER SHARE AMOUNTS (CENTS):
EARNINGS/(LOSS) PER SHARE

Basic                                               15,0          19,0          23,3         (18,4)            2,98
Diluted                                             15,0          18,9          23,1         (18,4)            2,94

HEADLINE EARNINGS PER SHARE
Basic                                               15,0          20,6          22,6          34,8             2,98
Diluted                                             15,0          20,5          22,4          34,4             2,94

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                        267 919 868   267 899 850   266 565 366   253 025 158      255 766 066
Diluted                                      268 919 825   268 899 807   268 855 113   255 326 760      259 043 543

CONSOLIDATED BALANCE SHEET
DATA (R'000):
Total assets                                     807 526       827 141       935 628       635 266          720 714
Total shareholders' equity                       507 991       531 826       532 476       172 818          63 727

OTHER DATA (R'000):
Cash flow from operating activities               45 196        48 829        53 755        77 799           24 851
Cash (out)/in flow from investing activities     (47 429)      (16 351)        4 876        (9 180)          (3 009)
Cash (out)/in flow from financing activities      (8 490)      (10 747)      (61 474)      (58 676)           4 655
-------------------------------------------------------------------------------------------------------------------


                                                                                                                68

CONSOLIDATED BALANCE SHEETS
At 30 September 2003 and 31 March 2003 and 2002
--------------------------------------------------------------------------------------------------
                                                      REVIEWED                     AUDITED
                                                     SEPTEMBER             MARCH             MARCH
                                                          2003              2003              2002
                                                         R'000             R'000             R'000
--------------------------------------------------------------------------------------------------
ASSETS

NON-CURRENT ASSETS
   Property and equipment, net                          20 154            20 822            18 495
   Intangible assets, net                               11 813            11 954            15 895
   Investments in associates                            47 795            44 106            46 447
   Investments in joint ventures                         4 232             4 576             5 686
   Investments and loans                                14 927            13 876           392 000
   Embedded derivative asset                           110 652                 -                 -
--------------------------------------------------------------------------------------------------
   Total non-current assets                            209 573            95 334           478 523
--------------------------------------------------------------------------------------------------
CURRENT ASSETS
   Programme and film rights                           199 211           306 835           269 133
   Receivables and prepayments                         239 681           167 039           141 618
   Taxation                                                  -            19 759             9 998
   Cash and bank balances                               72 249            46 299            36 356
--------------------------------------------------------------------------------------------------
   Total current assets                                511 141           539 932           457 105
--------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                        720 714           635 266           935 628
--------------------------------------------------------------------------------------------------

EQUITY AND LIABILITIES

CAPITAL AND RESERVES
   Share capital and share premium                      55 213            50 558           348 498
   Retained earnings                                     8 514           122 260           183 978
--------------------------------------------------------------------------------------------------
   TOTAL CAPITAL AND RESERVES                           63 727           172 818           532 476
--------------------------------------------------------------------------------------------------
NON-CURRENT LIABILITIES
   Foreign exchange contracts                          191 492                 -                 -
   Deferred tax                                          3 341            81 489            65 476
--------------------------------------------------------------------------------------------------
   Total non-current liabilities                       194 833            81 489            65 476
--------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
   Trade and other payables                            260 900           380 959           337 676
   Foreign exchange contracts                          201 254                 -                 -
--------------------------------------------------------------------------------------------------
   Total current liabilities                           462 154           380 959           337 676
--------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                   656 987           462 448           403 152
--------------------------------------------------------------------------------------------------
   TOTAL EQUITY AND LIABILITIES                        720 714           635 266           935 628
--------------------------------------------------------------------------------------------------


                                                                                                69

CONSOLIDATED INCOME STATEMENTS
For the six months ended 30 September 2003 and years ended 31 March 2003 and 2002
-------------------------------------------------------------------------------------------------------------
                                                              REVIEWED                        AUDITED
                                                             SEPTEMBER                MARCH             MARCH
                                                                  2003                 2003              2002
                                                                 R'000                R'000             R'000
-------------------------------------------------------------------------------------------------------------

Revenues                                                       452 790              960 877           839 034
Cost of sales and provision of services                       (295 290)            (714 784)         (609 390)
-------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                   157 500              246 093           229 644
Operating costs net of other income                            (61 143)            (158 870)         (149 651)
-------------------------------------------------------------------------------------------------------------
OPERATING PROFIT                                                96 357               87 223            79 993
Finance (costs)/income                                         (92 781)              20 804            12 857
Impairment of investment in MIH Limited                          -                 (123 625)                -
Fair value gain on listed investment                             4 663                    -                 -
Equity results in associates                                     1 953                2 320                 -
-------------------------------------------------------------------------------------------------------------
PROFIT/(LOSS) BEFORE TAX                                        10 192              (13 278)           92 850
Income tax                                                      (2 561)             (33 205)          (30 726)
-------------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)                                                7 631              (46 483)           62 124
-------------------------------------------------------------------------------------------------------------
PER SHARE AMOUNTS (CENTS):
   Earnings/(loss) per share (cents)
   Basic                                                          2,98                (18,4)             23,3
   Diluted                                                        2,94                (18,4)             23,1
   Headline earnings per share (cents)
   Basic                                                          2,98                 34,8              22,6
   Diluted                                                        2,94                 34,4              22.4

SHARES USED TO COMPUTE EARNINGS/(LOSS) AND
HEADLINE EARNINGS PER SHARE
   Basic                                                   255 766 066          253 025 158       266 565 366
   Diluted                                                 259 043 543          255 326 760       268 855 113
-------------------------------------------------------------------------------------------------------------


                                                                                                           70

CONSOLIDATED CASH FLOW STATEMENTS
For the six months ended 30 September 2003 and years ended 31 March 2003 and 2002
-------------------------------------------------------------------------------------------------------------------------
                                                                             REVIEWED                    AUDITED
                                                                            SEPTEMBER            MARCH             MARCH
                                                                                 2003             2003              2002
                                                                                R'000            R'000             R'000
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Cash generated from operating activities                                       25 092           83 948            86 100
Finance income                                                                  7 640           20 804            12 857
Taxation paid                                                                  (8 428)         (26 953)          (45 202)
-------------------------------------------------------------------------------------------------------------------------

NET CASH FLOW GENERATED FROM OPERATING ACTIVITIES                              24 304           77 799            53 755
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets                                                       -           (2 838)           (1 888)
Property, plant and equipment acquired                                           (544)          (5 664)           (1 640)
Proceeds on disposal of property, plant and equipment                               -                2                 -
(Increase)/decrease in investments and loans in associates                     (2 465)            (680)            8 404
-------------------------------------------------------------------------------------------------------------------------

NET CASH (USED IN)/FROM INVESTING ACTIVITIES                                   (3 009)          (9 180)            4 876
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Treasury shares sold                                                            4 655           (8 033)           (3 465)
Share acquisition and cancellation of treasury shares                               -                -           (45 382)
Net capital reduction - cash                                                        -          (35 408)                -
Dividends paid                                                                      -          (15 235)          (12 627)
-------------------------------------------------------------------------------------------------------------------------

NET CASH FROM/(USED IN) FINANCING ACTIVITIES                                    4 655          (58 676)          (61 474)
-------------------------------------------------------------------------------------------------------------------------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                           25 950            9 943            (2 843)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               46 299           36 356            39 199
-------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     72 249           46 299            36 356
-------------------------------------------------------------------------------------------------------------------------


                                                                                                                       71

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
Audited for the years ended 31 March 2003 and 2002 and reviewed for the six months ended 30 September 2003
--------------------------------------------------------------------------------------------------------------------------------
                                                                                  SHARE CAPITAL AND      RETAINED
                                                                                      SHARE PREMIUM      EARNINGS         TOTAL
                                                                                              R'000         R'000         R'000
--------------------------------------------------------------------------------------------------------------------------------

BALANCE AT 1 APRIL 2001                                                                     397 345       134 481       531 826
Net profit for year                                                                               -        62 124        62 124
Net dividends paid                                                                                -       (12 627)      (12 627)
Treasury shares sold                                                                         (1 398)            -        (1 398)
Acquisition of shares held as treasury shares by the SuperSport Share Trust                  (2 067)            -        (2 067)
Share acquisition and cancellation                                                          (45 382)            -       (45 382)
--------------------------------------------------------------------------------------------------------------------------------
BALANCE AT 31 MARCH 2002                                                                    348 498       183 978       532 476
Net loss for year                                                                                 -       (46 483)      (46 483)
Net dividends paid                                                                                -       (15 235)      (15 235)
Treasury shares sold                                                                         (8 033)            -        (8 033)
Capital reduction - cash                                                                    (37 505)            -       (37 505)
Cash distribution to the SuperSport Share Trust                                               2 097             -         2 097
Capital reduction - shares                                                                 (268 375)            -      (268 375)
Share distribution to the SuperSport Share Trust                                             13 876             -        13 876
--------------------------------------------------------------------------------------------------------------------------------
BALANCE AT 31 MARCH 2003                                                                     50 558       122 260       172 818
Effect of adoption of AC 133                                                                      -      (121 377)     (121 377)
--------------------------------------------------------------------------------------------------------------------------------
As restated                                                                                  50 558           883        51 441
Net profit for period                                                                             -         7 631         7 631
Treasury shares sold                                                                          4 655             -         4 655
--------------------------------------------------------------------------------------------------------------------------------
BALANCE AT 30 SEPTEMBER 2003                                                                 55 213         8 514        63 727
--------------------------------------------------------------------------------------------------------------------------------

PRINCIPAL ACCOUNTING POLICIES

The financial statements are prepared on the historical cost basis. The principal accounting policies adopted by SuperSport which comply with South
African Statements of Generally Accepted Accounting Practice are set out below.

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current events and actions, actual results ultimately may differ form those estimates.


BASIS OF CONSOLIDATION

SUBSIDIARIES

Subsidiary undertakings, which are those entities in which SuperSport has an interest of more than half of the voting rights or otherwise has power to govern the financial and operating policies, are consolidated.

Subsidiaries are consolidated from the date on which control is transferred to SuperSport and are no longer consolidated from the date that control ceases.
The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured at the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets acquired is recorded as goodwill.

Intra-group sales and profits are eliminated on consolidation and the turnover and profit figures, relate to external transactions only.


JOINT VENTURES

Joint ventures in which SuperSport has an interest are included in the consolidated financial statements using the proportionate consolidation method, incorporating SuperSport's share of revenue, expenses, assets, liabilities and cash flows of these joint ventures on a line-by-line basis with similar items in SuperSport's financial statements. The results of joint ventures are included from the effective date of acquisition and up to the effective dates of disposal.

ASSOCIATES

Associates are those investments in which SuperSport generally has between 20% and 50% of the voting rights or over which it exercises significant influence, but not control. SuperSport's share of post-acquisition results of associates is included in the consolidated financial statements, using the equity method of accounting. Under this method SuperSport's share of the post-acquisition profits or losses of associates is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Unrealised gains on transactions between SuperSport and its associates are eliminated to the extent of the SuperSport's interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. When SuperSport's share of losses in an associate equals or exceeds its interest in the associate, SuperSport does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associates.


INTANGIBLE ASSETS

GOODWILL

Prior to 1 April 2000:

Goodwill, consisting of the excess of the cost over the fair value of net tangible assets of subsidiaries, joint ventures and associates at the date of acquisition, is written-off against income or, if available, non-distributable reserves, unless legal authority is obtained to reduce share premium by any excess. Where the net assets of a subsidiary or joint venture at the date of acquisition exceed the cost of the shares acquired, the excess is treated on consolidation as a non-distributable reserve.

After 1 April 2000:

Deficits or surpluses arising on the difference between the cost and the fair value of net assets of subsidiaries, joint ventures and associates acquired is accounted for as goodwill and amortised on the straight-line basis over its expected useful life.

At each balance sheet date SuperSport assesses whether there is any indication of impairment. If such indications exist an analysis is performed to assess whether the carrying amount of the goodwill is fully recoverable. A write-down is made if the carrying amount exceeds the recoverable amount.


OTHER INTANGIBLE ASSETS

Expenditure to acquire patents, trademarks and liquor licences are capitalised and amortised using the straight-line method over the useful lives, but not exceeding 20 years.


NAMING RIGHTS

Naming rights are carried at cost and are amortised against income over the period during which future benefits are expected to arise.


TRANSFER FEES

Transfer fees in respect of player contracts acquired are capitalised and amortised over the contract period. The group regularly assesses whether there is any indication of impairment and any impairment loss is recognised immediately in the income statement.


INVESTMENTS

Prior to 1 April 2003:

Investments are stated at cost and are written-down only where there is a permanent impairment in value. When an investment is impaired, it is recognised as an expense in the period in which impairment is identified.

After 1 April 2003:

At 1 April 2003, SuperSport adopted AC 133 "Financial Instruments: Recognition and Measurement" and classified its investments into the following categories: trading, held-to-maturity and available-for-sale. Investments that are acquired principally for the purpose of generating a profit from short-term fluctuations in price are classified as trading investments and included in current assets. Investments with fixed maturity that the management has the intent and ability to hold to maturity are classified as held-to-maturity and are included in non-current assets; during the period SuperSport did not hold any investments in the above categories. Investments intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, are classified as available-for-sale; these are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date or unless they will need to be sold to raise operating capital, in which case they are included in current assets. Management determines the appropriate classification of its investments at the time of the purchase and re-evaluates such designation on a regular basis.

All purchases and sales of investments are recognised on the trade date, which is the date that SuperSport commits to purchase or sell the asset. Cost of purchase includes transaction costs. Trading and available-for-sale investments are subsequently carried at fair value, whilst held-to-maturity investments are carried at amortised cost using the effective yield method. Realised and unrealised gains and losses arising from changes in the fair value of trading investments and of available-for-sale investments are included in the income statement in the period in which they arise. A fair value gain of R4,7 million was recorded in the six-month period to 30 September 2003 in respect of Naspers Limited shares held by the SuperSport Share Trust which have been classified as available-for-sale investments. Comparative information has not been restated in accordance with the requirements of AC 133.


PROPERTY, PLANT AND EQUIPMENT

All property, plant and equipment are included at historical cost. Cost includes all costs directly attributable to bringing the assets to working condition for their intended use. Depreciation of property, plant and equipment is calculated to write-off the cost of property, plant and equipment, excluding land which is not depreciated, including capitalised leased assets, on the straight-line basis over their expected useful lives, as follows:

Buildings                               50 years
Computer and office equipment           3 - 10 years
Machinery, furniture and equipment      5 years
Motor vehicles                          3 years

Major improvements to leasehold properties are amortised over the period of the respective leases.

Where the carrying amount of an asset is greater than its estimated recoverable amount, it is written-down immediately to its recoverable amount.

Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amounts and are taken into account in determining operating profit.

Repairs and maintenance are charged to the income statement during the financial period in which they are incurred.


IMPAIRMENT OF LONG-LIVED ASSETS

Property, plant and equipment and other non-current assets, including goodwill and intangible assets are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying value of the asset exceeds its recoverable amount, which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cash flows.


OPERATING LEASES

Leases of assets under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.


SPORTS EVENTS RIGHTS

Sports events rights are recorded at the date of the period to which the events relate commence, at the rate of exchange ruling at that date or forward cover rates if applicable. These rights are expensed at the time or over the period of the initial screening of the event to which they relate or where management has confirmed that it is its intention that the event will not be screened.

Payments made to negotiate and secure the broadcasting of sports events rights are expensed as incurred. Rights to future sporting events contracted by the year-end, which have not commenced are disclosed, as a commitment.


FOREIGN CURRENCY TRANSLATION

Foreign currency transactions in group companies are accounted for at the exchange rates prevailing at the date of the transactions or at forward cover rates, if applicable. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement. Balances in respect of unsettled transactions are translated at year-end spot rates or at forward cover rates, if applicable.


FINANCIAL INSTRUMENTS

Financial instruments carried on the balance sheet include cash and cash equivalents, investments and loans, receivables and payables. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item.

SuperSport is also party to financial instruments that reduce exposure to fluctuations in foreign currency exchange rates.

Prior to 1 April 2003:

These instruments, which are mainly foreign currency forward contracts and foreign currency call and put contracts, are not recognised in the financial statements on inception. The purpose of these instruments is to reduce risk. These contracts protect SuperSport from movements in exchange rates by establishing the rate at which a foreign currency asset or liability will be settled. Any increase or decrease in the amount required to settle the asset or the liability is off-set for financial reporting purposes and is not recognised in the financial statements.

After 1 April 2003:

With effect from 1 April 2003, SuperSport adopted AC 133 "Financial
Instruments: Recognition and Measurement". Derivative financial instruments are initially recognised in the balance sheet at cost and subsequently are remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. On the date a derivative contract is entered into, SuperSport designates certain derivatives as either: (1) a hedge of the fair value of a recognised asset or liability (fair value hedge) or (2) a hedge of a forecasted transaction or of a firm commitment (cash flow hedge).

Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged asset or liability that is attributable to the hedged risk.

Changes in the fair value of derivatives that are designated and qualify as cash flow hedges and that are highly effective, are recognised in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or of a liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability. Otherwise, amounts deferred in equity are transferred to the income statement and classified as revenue or expense in the same periods during which the hedged firm commitment or forecasted transaction affects the income statement.

Certain derivative transactions, while providing effective economic hedges under SuperSport's risk management policies, do not qualify for hedge accounting under the specific rules in AC 133. Changes in the fair value of any derivative instruments that do not qualify for hedge accounting under AC 133 are recognised immediately in the income statement.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting under AC 133, any cumulative gain or loss existing in equity at that time remains in equity and is recognised, when the committed or forecasted transaction ultimately is recognised in the income statement. However, if a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement.

SuperSport documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives designated as hedges to specific assets and liabilities or to specific firm commitments or forecast transactions. SuperSport also documents its assessment, both at the hedge inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

The financial impact of the adoption of AC 133 at 1 April 2003 is as follows: a charge of R121,4 million was recorded against opening retained earnings (net of deferred income tax of R52 million) in respect of derivative instruments which did not qualify for hedge accounting. A fair value loss of R100 million was recorded in the income statement for the six months ended 30 September 2003.

In accordance with the requirements of AC 133, the comparative financial information for prior years has not been restated.


DEFERRED TAXATION

Deferred income taxation is provided in full, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rates are used to determine deferred income taxation.

The principal temporary differences arise from various provisions, sports events rights, prepayments and tax losses carried forward. Deferred taxation assets relating to the carrying forward of unused tax losses are recognised to the extent that it is probable that future taxable profit will be available, against which the unused tax losses can be utilised.


EMPLOYEE BENEFITS

PENSION OBLIGATIONS

SuperSport's contribution to the defined contribution plan for employees are charged to operating results as incurred. A defined contribution plan is a pension plan under which SuperSport pays fixed contributions into a separate entity (fund) and will have no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees benefits relating to employee service in the current and prior periods.

EMPLOYEE LEAVE ENTITLEMENT

Employee entitlements to annual leave are recognised when they accrue to employees. An accrual is made for the annual leave liability as a result of services rendered up to the balance sheet date.

EQUITY COMPENSATION BENEFITS

Share options are granted to directors and to employees. Options are granted at their market price on the date of the grant and are exercisable at that price. No compensation cost is recognised. When the options are exercised the proceeds received net of any transaction costs are credited to share capital (nominal value) and share premium.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash on hand and balances with banks, including bank overdrafts.


TRADE RECEIVABLES

Trade receivables are carried at original invoice amounts less provision made for impairment of those receivables. A provision for impairment of trade receivables is established when there is objective evidence that SuperSport will not be able to collect all amounts due according to the original term of the receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount. Bad debts are written-off during the year in which they are identified.


PROVISIONS

Provisions are recognised when SuperSport has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made. Where a provision is expected to be reimbursed the reimbursement is recognised as a separate asset only when the reimbursement is virtually certain.


REVENUE RECOGNITION

Sales are recognised upon performance of services, net of value-added tax and discounts.

Pay-television subscription fees are earned over the period of providing services.

Advertising revenue is recognised at the time advertising spots are aired. Sponsorship revenue is recognised at the time sponsored programmes are broadcast. Other revenue is recognised upon performance of services.

Other revenues earned by SuperSport are recognised as follows:
- Interest income - as it is accrued (taking into account the effective yield on the asset) unless collectability is in doubt
- Dividend income - when the shareholder's right to receive payment is established.

Revenue in the income statement includes sales as above and dividends received.


SHARE CAPITAL

Ordinary shares are classified as equity. Dividends on ordinary shares are recognised in equity in the period in which they are declared.

Where the company, its subsidiary or the SuperSport Share Trust purchases the company's equity share capital, the consideration paid including any attributable transaction costs is deducted from total shareholders' equity as treasury shares until they are cancelled. Where shares are subsequently sold or re-issued, any consideration received is included in shareholders' equity.


DIVIDENDS

Dividends are recorded in the group's financial statements in the period in which they are approved by SuperSport's shareholders.


COMPARATIVES

Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year. During the year ended 31 March 2003, SuperSport changed its accounting policy with regard to the depreciation of investment properties to conform with AC 135 - "Investment Property". Buildings will now be depreciated over 50 years. The comparative amounts have not been restated, as the impact on the prior year's financial information is not material.

                                                                                                          Annexure IV
---------------------------------------------------------------------------------------------------------------------------
EXTRACTS OF HISTORICAL FINANCIAL INFORMATION ON NASPERS
---------------------------------------------------------------------------------------------------------------------------

Extracts of the audited historical financial information of Naspers for the years ended 31 March 2000, 2001, 2002 and 2003 and extracts of reviewed historical financial information for the six months ended 30 September 2003.

NASPERS INTERIM REPORT FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2003
ABRIDGED INCOME STATEMENT
---------------------------------------------------------------------------------------------------------------------------
                                                                           SIX MONTHS         SIX MONTHS              YEAR
                                                                                ENDED              ENDED             ENDED
                                                                         30 SEPT 2003       30 SEPT 2002       31 MAR 2003
                                                                             REVIEWED           REVIEWED           AUDITED
                                                                                  R'M                R'M               R'M
---------------------------------------------------------------------------------------------------------------------------

REVENUE                                                                         5 593              5 445            11 187
Earnings before interest, tax depreciation and amortisation (Ebitda)              878                455             1 191
Depreciation                                                                     (282)              (377)             (664)
---------------------------------------------------------------------------------------------------------------------------
Operating profit before amortisation and impairment                               596                 78               527
Amortisation                                                                     (171)              (176)             (342)
Impairment of programming rights                                                    -               (148)             (155)
---------------------------------------------------------------------------------------------------------------------------
Operating profit/(loss)                                                           425               (246)               30
Finance costs                                                                    (208)              (168)             (223)
Share of equity-accounted results                                                  28                 83               169
Exceptional items                                                                  35               (397)               61
---------------------------------------------------------------------------------------------------------------------------
Profit/(loss) before taxation                                                     280               (728)               37
Taxation                                                                         (174)               (92)             (159)
Minority interest                                                                 (88)               370              (162)
---------------------------------------------------------------------------------------------------------------------------
Net profit/(loss) from continuing operations                                       18               (450)             (284)
Loss from discontinuing operations                                                  -               (154)             (141)
Profit arising on discontinuance of operations                                      -                746               751
---------------------------------------------------------------------------------------------------------------------------
Net income attributable to shareholders                                            18                142               326
===========================================================================================================================
HEADLINE EARNINGS/(LOSS) FOR THE PERIOD (R'M)                                     148               (143)              (33)
Headline earnings/(loss) per N ordinary share (cents)                              57                (96)              (19)
Earnings per N ordinary share (cents)                                               7                 96               185
Fully diluted earnings per N ordinary share (cents)                                 7                 96               185
Net number of shares issued ('000)
- at period-end                                                               258 778            148 084           258 151
- weighted average for period                                                 258 465            148 084           176 556
- fully diluted weighted average                                              260 116            153 689           182 161
---------------------------------------------------------------------------------------------------------------------------


                                                                                                                         77

ABRIDGED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------
                                                             30 Sept 2003     30 Sept 2002     31 Mar 2003
                                                                 Reviewed         Reviewed         Audited
                                                                      R'm              R'm             R'm
-------------------------------------------------------------------------------------------------------------

Assets

Non-current assets                                                  6 174            5 583           6 904
                                                                  ---------        ---------       ---------
  Property, plant and equipment                                   | 3 269 |        | 3 911 |       | 3 592 |
  Goodwill and other intangibles                                  | 1 974 |        |   785 |       | 2 225 |
  Investments and loans                                           |   650 |        |   442 |       |   734 |
  Programme and film rights                                       |   115 |        |   380 |       |   227 |
  Deferred taxation                                               |  166  |        |    65 |       |   126 |
                                                                  ---------        ---------       ---------
Current assets                                                      4 850            6 060           5 276
-------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                       11 024           11 643          12 180
-------------------------------------------------------------------------------------------------------------

EQUITY AND LIABILITIES

Share capital and reserves                                          2 942              763           3 511
Minority interest                                                     172              706             301
Non-current liabilities                                             3 022            4 895           3 097
                                                                  ---------        ---------       ---------
  Capitalised finance leases                                      | 1 990 |        | 2 754 |       | 2 277 |
  Liabilities  -  interest-bearing                                |   681 |        | 1 576 |       |   412 |
               -  non-interest-bearing                            |   112 |        |   369 |       |   191 |
  Post-retirement medical liability                               |   160 |        |   126 |       |   146 |
  Deferred taxation                                               |    79 |        |    70 |       |    71 |
                                                                  ---------        ---------       ---------
Current liabilities                                                 4 888            5 279           5 271
-------------------------------------------------------------------------------------------------------------

TOTAL EQUITY AND LIABILITIES                                       11 024           11 643          12 180
-------------------------------------------------------------------------------------------------------------

Net asset value per N ordinary share (cents)                        1 137              515           1 360
-------------------------------------------------------------------------------------------------------------

These abridged consolidated interim financial statements comply with South African Statements of Generally
Accepted Accounting Practice and were prepared in accordance with AC 127 - "Interim Financial Reporting".
The same accounting policies and methods of computation have been followed in this interim report as in the annual financial statements for the year ended 31 March 2003, except for the adoption of AC 133 - "Financial
Instruments: Recognition and Measurement", as from 1 April 2003. These interim financial statements have been reviewed by the company's auditors, PricewaterhouseCoopers Inc, whose report is available for inspection at the registered office of Naspers Limited.


                                                                                                          78

CONSOLIDATED BALANCE SHEETS
At 31 March 2003 and 2002
-------------------------------------------------------------------------------------------------
                                                                      2003                  2002
                                                                     R'000                 R'000
-------------------------------------------------------------------------------------------------

ASSETS

NON-CURRENT ASSETS
   Property, plant and equipment                                 3 592 251             4 502 207
   Goodwill and other intangible assets                          2 224 935             3 614 008
   Investments and loans                                           733 460               644 006
   Marketable debt and equity securities                                 -               779 770
   Programme and film rights                                       227 295               508 747
   Deferred taxation                                               126 114                58 821
-------------------------------------------------------------------------------------------------

   Total non-current assets                                      6 904 055            10 107 559
------------------------------------------------------------------------------------------------

CURRENT ASSETS
   Inventory                                                       412 580               483 922
   Programme and film rights                                       403 973               436 202
   Accounts receivable                                           1 151 823             1 534 884
   Other receivables                                               324 667               605 054
   Amounts owing by related parties                                 38 070                36 624
   Marketable debt and equity securities                           152 559               442 841
   Cash and cash deposits                                        2 792 117             2 998 503
-------------------------------------------------------------------------------------------------

   Total current assets                                          5 275 789             6 538 030
-------------------------------------------------------------------------------------------------

   TOTAL ASSETS                                                 12 179 844            16 645 589
-------------------------------------------------------------------------------------------------

EQUITY AND LIABILITIES

SHAREHOLDERS' EQUITY
   Share capital and premium                                     4 520 883             1 857 104
   Non-distributable reserves                                      118 744               946 548
   Distributable reserves                                       (1 128 533)           (1 417 236)
-------------------------------------------------------------------------------------------------

   Total shareholders' equity                                    3 511 094             1 386 416
-------------------------------------------------------------------------------------------------

MINORITY INTEREST                                                  300 842             4 364 117
COMMITMENTS AND CONTINGENCIES                                            -                     -
NON-CURRENT LIABILITIES
   Post-retirement medical liability                               146 256               125 843
   Long-term liabilities
      Capitalised finance leases                                 2 277 153             3 031 373
      Interest-bearing loans                                       412 372             1 528 095
      Programme and film rights                                    157 508               302 287
      Non-interest-bearing loans                                    33 214                62 383
   Deferred taxation                                                70 671                67 365
-------------------------------------------------------------------------------------------------

   Total non-current liabilities                                 3 097 174             5 117 346
-------------------------------------------------------------------------------------------------

CURRENT LIABILITIES
   Current portion of long-term liabilities                      1 246 645               849 825
   Provisions                                                       60 062               170 944
   Accounts payable                                                944 296             1 011 184
   Accrued expenses and other current liabilities                1 923 762             2 346 839
   Amounts owing to related parties                                259 171               156 686
   Taxation                                                        222 664               125 681
   Bank overdrafts and short-term loans                            614 134             1 116 551
-------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                        5 270 734             5 777 710
-------------------------------------------------------------------------------------------------

TOTAL EQUITY AND LIABILITIES                                    12 179 844            16 645 589
-------------------------------------------------------------------------------------------------


                                                                                              79

CONSOLIDATED INCOME STATEMENTS
For the years ended 31 March 2003, 2002, 2001 and 2000

---------------------------------------------------------------------------------------------------------------------------------
                                                                      2003              2002             2001              2000
                                                                     R'000             R'000            R'000             R'000
---------------------------------------------------------------------------------------------------------------------------------

REVENUE                                                         11 186 719         9 836 609        8 265 650         6 670 117
   Cost of providing services and sale of goods                 (6 443 877)       (5 786 549)      (4 894 055)       (4 199 282)
   Selling, general and administration expenses                 (3 551 248)       (3 340 884)      (3 191 732)       (2 149 377)
---------------------------------------------------------------------------------------------------------------------------------

EARNINGS BEFORE INTEREST, TAXATION
DEPRECIATION, AMORTISATION AND IMPAIRMENT                        1 191 594           709 176          179 863           321 458
   Depreciation of property, plant and equipment                  (664 116)         (636 158)        (464 021)         (341 678)
---------------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT/(LOSS) BEFORE
AMORTISATION AND IMPAIRMENT                                        527 478            73 018         (284 158)          (20 220)
   Amortisation of goodwill and other intangible assets           (341 893)         (373 434)         (43 829)                -
   Impairment of programme rights                                 (155 316)                -                -                 -
---------------------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT/(LOSS)                                             30 269          (300 416)        (327 987)          (20 220)
   Net finance costs                                              (222 954)         (411 745)        (301 487)         (199 342)
   Income from investments                                              20             3 831              797             2 765
   Share of equity-accounted results                               168 496           157 265          (59 743)           (7 110)
   Exceptional items (note 1)                                       61 300             5 062          815 335         3 817 287
---------------------------------------------------------------------------------------------------------------------------------

PROFIT/(LOSS) BEFORE TAXATION                                       37 131          (546 003)         126 915         3 593 380
   Taxation                                                       (159 645)         (147 814)        (158 344)          (67 053)
---------------------------------------------------------------------------------------------------------------------------------

(LOSS)/PROFIT AFTER TAXATION                                      (122 514)         (693 817)         (31 429)        3 526 327
   Minority interest                                              (161 793)          328 128          183 531          (264 306)
---------------------------------------------------------------------------------------------------------------------------------

NET (LOSS)/INCOME FROM
CONTINUING OPERATIONS                                             (284 307)         (365 689)         152 102         3 262 021
   (Loss)/profit from discontinuing operations                    (140 810)         (605 313)         847 826           130 707
   Profit/(loss) arising on discontinuance of operations           750 878          (952 248)               -                 -
---------------------------------------------------------------------------------------------------------------------------------

NET INCOME/(LOSS) ATTRIBUTABLE TO SHAREHOLDERS                     325 761        (1 923 250)         999 928         3 392 728
---------------------------------------------------------------------------------------------------------------------------------

Earnings/(loss) per N ordinary share (cents)
   - basic                                                             185            (1 320)             715             2 771
   - fully diluted                                                     185            (1 320)             679             2 515
Headline loss per N ordinary share (cents)                             (19)             (313)            (346)             (153)
Dividend per A ordinary share (cents)                                    5                 -                -                 -
Dividend per N ordinary share (cents)                                   25                24               24                22
Proposed dividend per A ordinary share (cents)                           6                 -                -                 -
Proposed dividend per N ordinary share (cents)                          30                 -                -                 -
---------------------------------------------------------------------------------------------------------------------------------


                                                                                                                              80

CONSOLIDATED CASH FLOW STATEMENTS
For the years ended 31 March 2003 and 2002

--------------------------------------------------------------------------------------------------------------
                                                                                        2003            2002
                                                                                       R'000           R'000
--------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Cash from activities                                                               1 943 045          703 904
Investment income received                                                                20            3 831
Dividends received from equity-accounted companies                                    49 148           40 609
--------------------------------------------------------------------------------------------------------------

Cash generated from operating activities                                           1 992 213          748 344
Finance cost paid                                                                   (516 954)        (488 106)
Taxation paid                                                                        (69 314)         (32 315)
Dividends paid                                                                       (37 058)         (35 514)
Dividends paid to minority shareholders                                              (25 948)          (2 660)
Cash utilised in discontinuing operations                                           (277 049)        (573 991)
--------------------------------------------------------------------------------------------------------------

Net cash from/(utilised in) operating activities                                   1 065 890         (384 242)
--------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTMENT ACTIVITIES
Property, plant and equipment acquired                                              (492 135)        (551 557)
Proceeds from disposal of property, plant and equipment                               63 583           85 817
Additional investment in existing subsidiaries                                       (50 198)        (122 241)
Acquisition of subsidiaries                                                                -         (416 434)
Disposal of subsidiaries                                                            (566 409)         (20 122)
Net investment in associated and other companies                                     132 243          (90 669)
Investment in intangible assets                                                      (63 845)         (15 028)
Short-term marketable debt and equity instruments sold                             1 210 497           42 279
--------------------------------------------------------------------------------------------------------------

Net cash from/(used in) investment activities                                        233 736       (1 087 955)
--------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments)/advances of long-term loans and liabilities                        (520 088)         754 024
Repayments of capitalised lease liabilities                                         (191 258)        (227 519)
Increase in short-term loans                                                          60 098           13 351
Issue of shares - capital and premium                                                      -           84 512
Contributions by minority shareholders                                                14 956          194 496
--------------------------------------------------------------------------------------------------------------

Net cash (used in)/from financing activities                                        (636 292)         818 864
--------------------------------------------------------------------------------------------------------------

Net increase/(decrease) in cash and cash equivalents                                 663 334         (653 333)
Forex translation adjustments on cash and cash equivalents                          (367 303)         541 725
Cash and cash equivalents at beginning of year                                     1 881 952        1 993 560
--------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                           2 177 983        1 881 952
--------------------------------------------------------------------------------------------------------------


                                                                                                            81

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended 31 March 2003, 2002 and 2001
---------------------------------------------------------------------------------------------------------------------------
                                                                                       NON-DISTRIBUTABLE
                                                                                           RESERVES
                                                                                                   FOREIGN
                                                                                                  CURRENCY
                               SHARE CAPITAL AND PREMIUM     DISTRIBUTABLE                     TRANSLATION
                                CLASS A         CLASS N           RESERVES           OTHER         RESERVE           TOTAL
                                  R'000           R'000              R'000           R'000           R'000           R'000
---------------------------------------------------------------------------------------------------------------------------

BALANCE 1 APRIL 2000             14 243       1 611 768           (495 566)          1 523          48 598       1 180 566
Foreign currency translation          -               -                  -               -         341 287         341 287
Treasury shares movement              -             926                  -               -               -             926
Adjustments to prior
year goodwill                         -               -             54 895               -               -          54 895
Capital contribution
by minorities                         -               -              8 639               -               -           8 639
Net attributable income               -               -            999 928               -               -         999 928
Dividends                             -               -            (33 576)              -               -         (33 576)
---------------------------------------------------------------------------------------------------------------------------

BALANCE 31 MARCH 2001            14 243       1 612 694            534 320           1 523         389 885       2 552 665
Foreign currency translation          -               -                  -               -         556 663         556 663
Share capital and
premium issued                        -         227 583                  -               -               -         227 583
Treasury shares movement              -           2 584                  -               -               -           2 584
Adjustments to prior
year goodwill                         -               -              8 345               -               -           8 345
Transfer between reserves             -               -              1 523          (1 523)              -               -
Net attributable loss                 -               -         (1 923 250)              -               -      (1 923 250)
Dividends                             -               -            (38 174)              -               -         (38 174)
---------------------------------------------------------------------------------------------------------------------------

BALANCE 31 MARCH 2002            14 243       1 842 861         (1 417 236)              -         946 548       1 386 416
Foreign currency translation          -               -                  -               -        (827 804)       (827 804)
Share capital and
premium issued                        -       3 394 606                  -               -               -       3 394 606
Treasury shares movement              -        (730 827)                 -               -               -        (730 827)
Net attributable income               -               -            325 761               -               -         325 761
Dividends                             -               -            (37 058)              -               -         (37 058)
---------------------------------------------------------------------------------------------------------------------------

BALANCE 31 MARCH 2003            14 243       4 506 640         (1 128 533)              -         118 744       3 511 094
---------------------------------------------------------------------------------------------------------------------------


PRINCIPAL ACCOUNTING POLICIES

The consolidated annual financial statements of the Naspers Group are presented in accordance with, and comply with, South African Statements of Generally Accepted Accounting Practice ("SA GAAP"). The consolidated financial statements are prepared according to the historic cost convention as modified by the revaluation of certain trading assets and liabilities to fair value.

The Group has adopted the South African rand as its reporting currency. However, the Group measures separately the transactions of each of its material operations using the particular currency of the primary economic environment in which the operation conducts its business (its functional currency).

The preparation of the consolidated annual financial statements requires management to make estimates and assumptions about future events that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgement based on various assumptions and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial techniques. Actual results ultimately may differ from those estimates.

The accounting policies used in the preparation of the consolidated annual financial statements are consistent in all material aspects with those applied during the year ended 31 March 2002. Where necessary, comparative figures have been adjusted to conform to changes in presentation in the current year.

(a)  BASIS OF CONSOLIDATION

     SUBSIDIARIES

     The consolidated annual financial statements include the results of Naspers Limited and all its material subsidiaries. Subsidiaries are those companies in which the Group, directly or indirectly, has an interest of more than half of the voting rights, or otherwise has power to exercise control over their operations. The existence and effect of potential voting rights that are presently exercisable or presently convertible without restriction are considered when assessing whether the Group controls another entity. Subsidiaries are consolidated from the date that effective control is transferred to the Group and are no longer consolidated from the date that effective control ceases. Similarly, the results of a subsidiary divested during an accounting period are included in the consolidated financial statements only to the date of disposal.

     All inter-Group transactions and balances are eliminated as part of the consolidation process. The interests of minority shareholders in the consolidated equity and in the consolidated results of the Group are shown separately in the consolidated balance sheet and consolidated income statement, respectively. Where the losses attributable to the minority shareholders in a consolidated subsidiary exceed their interest in that subsidiary, the excess, and any further losses attributable to them, are recognised by the Group only to the extent that the minority shareholders have a binding obligation and are able to fund the losses. If the subsidiary subsequently turns profitable, the Group recognises all such profits until the minority shareholders' share of losses previously absorbed by the Group has been recovered.

     Acquisitions of subsidiaries are accounted for using the purchase method. The excess of the purchase price over the fair value of assets acquired less the liabilities assumed is allocated to acquired identifiable tangible assets, identifiable intangible assets and goodwill, and amortised over the period that the Group expects to derive benefits from these assets.

     Where necessary, accounting policies for subsidiaries have been changed to ensure consistency with the policies adopted by the Group.

     ASSOCIATED COMPANIES

     Investments in associated companies are accounted for under the equity method. Associated companies are those companies in which the Group generally has between 20% and 50% of the voting rights, and over which the Group exercises significant influence, but which it does not control.

     Equity accounting involves recognising in the income statement the Group's share of the associate's post-acquisition results before taxation, exceptional items and dividends. The Group's share in the associate's taxation and exceptional items is included in the taxation and exceptional items of the Group, respectively. The Group's share of post-acquisition movements in reserves is accounted for in reserves. The Group's interest in the associate is carried in the balance sheet at cost, adjusted for changes in the Group's share in the post-acquisition net assets, and inclusive of goodwill and other intangible assets recognised on successive acquisitions. Where the Group's share of losses exceeds the carrying amount of its investment, the carrying amount is reduced to nil and no further losses are recognised, unless the Group has incurred obligations to the associate or the Group has guaranteed or committed to satisfy obligations of the associate. Unrealised gains and losses on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates.

     JOINT VENTURES

     Companies in respect of which the Group exercises joint control are accounted for under the equity method, with the Group's interest in post-acquisition results recognised in the income statement. The Group's interest in joint ventures is carried in the balance sheet at cost, adjusted for changes in the Group's share of the post-acquisition net assets of the entity, and inclusive of goodwill and other intangible assets recognised on successive acquisitions.

     GOODWILL

     Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired subsidiary, associate or joint venture undertaking at the date of acquisition. Goodwill on acquisitions occurring on or after 1 April 2000 is reported in the balance sheet as an intangible asset and is amortised using the straight-line method over its estimated useful life.
     Goodwill on acquisitions that occurred prior to 1 April 2000 was charged in full to retained earnings. In accordance with the transitional provisions of AC 131, goodwill that arose prior to 1 April 2000 has not been capitalised and amortised retrospectively. Goodwill previously charged to retained earnings is not included in the gain or loss on sale calculation when the entity to which the goodwill arose is subsequently disposed of.

     Goodwill is amortised using the straight-line method over its estimated useful life. Management determines the estimated useful life of goodwill based on its evaluation of the respective companies at the time of the acquisition, considering factors such as existing market share, potential growth and other factors inherent in the acquired companies. Goodwill is amortised over periods ranging from three to 20 years. The goodwill arising on certain acquisitions has been determined by management to have an indefinite life, however based on current guidance under SA GAAP, the goodwill on these transactions has been amortised over the maximum period of 20 years.

     The carrying value of goodwill is reviewed at each balance sheet date and written-down for impairment where the carrying amount exceeds the recoverable amount.

     INVESTMENTS

     Non-current investments are stated at cost, less amounts written-off as permanent diminution in the value of such investments. Where an investment is acquired in a non-monetary exchange, its cost is determined by reference to its fair value at the effective date of acquisition. Where such fair value is not readily determinable, the cost is based on the fair value of the asset given up. The directors' valuation of unlisted investments is calculated on either a yield basis or net asset basis, depending on the nature of the assets.

     Long-term private equity investments are stated at cost, as the Group does not have the ability to exercise significant influence over their operations. The carrying value of these investments is reviewed periodically when events or circumstances warrant such a review.
     When the carrying value is considered permanently impaired, a loss is recognised in the income statement based on the amount by which the carrying value exceeds the fair value of the asset.

     Marketable debt and equity securities are stated at market value, calculated by reference to a stock exchange quoted selling price at the close of business on the balance sheet date. Changes in the carrying amount of marketable debt and equity securities are reflected in the income statement.

(b)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, being the cost to prepare the assets for their intended use, less accumulated depreciation. Property, plant and equipment, with the exception of land, are depreciated in equal annual amounts over each asset's estimated useful economic life. Land is not depreciated as it is deemed to have an indefinite life. Depreciation periods vary in accordance with the conditions in the relevant industries, but are subject to the following maximum limits:

     Fixed property:                       Factory buildings          25 years
                                           Other buildings            50 years
     Printing presses                                                 20 years
     Production equipment                                             15 years
     Office equipment                                                  8 years
     Computer equipment:                   Manufacturing               5 years
                                           Office                      3 years
     Furniture                                                        10 years
     Vehicles                                                          5 years
     Set-top boxes (decoders)                                          2 years
     Transponders and transmitters                               10 - 12 years

     Major leasehold improvements are amortised over the shorter of their respective lease periods and estimated useful economic life. Property, plant and equipment are reviewed periodically to assess whether or not the net recoverable amount has declined below the carrying amount. In the event of such impairment, the carrying amount is reduced and the reduction is charged as an expense against income.

     Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets are capitalised as part of the cost of those assets. Capitalisation of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. All other borrowing costs are expensed in the period in which they are incurred.

     Repairs and maintenance are charged to the income statement during the financial period in which they are incurred. The cost of major renovations is included in the carrying amount of the asset when it is probable that future economic benefits in excess of the originally assessed standard of performance of the existing asset will flow to the Group. Major renovations are depreciated over the remaining useful life of the related asset.

(c)  LEASED ASSETS

     Leases of property, plant and equipment are classified as finance leases where, substantially all risks and rewards associated with ownership of an asset are transferred from the lessor to the Group as lessee. Assets classified as finance leases are capitalised at the estimated present value of the underlying minimum lease payments, with the related lease obligation recognised at the same value. Capitalised leased assets are depreciated over their estimated useful lives, limited to the duration of the lease agreement. The amounts of interest expense and capital repayment on finance lease payments are allocated, using the effective interest rate method.

     Leases of assets under which substantially all the risks and rewards of ownership are effectively retained by the third-party lessor are classified as operating leases. Operating lease rentals are charged against operating profit on a straight-line basis over the period of the lease.

(d)  OTHER INTANGIBLE ASSETS

     Patents, brand names, trademarks, title rights and other similar intangible assets acquired on or after 1 April 2000 are capitalised at cost and amortised using the straight-line method over their useful lives, not exceeding 20 years. Some intangible assets have been determined by management to have an indefinite life, however based on current guidance under SA GAAP, these assets have been amortised over the maximum period of 20 years. Patents, brand names, trademarks, title rights and other similar intangible assets acquired before 1 April 2000 were written-off against distributable reserves as they were acquired. Other intangible assets acquired before 1 April 2000 have not been retroactively capitalised and amortised, as allowed by the transitional provisions of AC 129. Other intangible assets previously charged to retained earnings are not included in the gain or loss calculation when the entity to which the other intangible assets arose is subsequently disposed. The carrying amount of each intangible asset is reviewed annually and adjusted for impairment where it is considered necessary. The following amortisation periods are used:

     Patents                                         5 years
     Title rights                                    8 years
     Brand names and trademarks                     20 years
     Intellectual property rights                3 - 5 years

     No value is attributed to internally developed trademarks or similar rights and assets. Costs incurred on these items, whether purchased or created by the Group, are charged to the income statement in the period in which they are incurred.

(e)  PROGRAMME AND FILM RIGHTS

     Purchased programme and film rights are stated at acquisition costs less accumulated amortisation. Licenses are recorded as assets and liabilities for rights acquired and obligations incurred under licence agreements when the licence period begins and the cost of each programme is known or reasonably determinable. Sports rights are written-off upon initially showing the event whereas general entertainment and films are amortised on a straight-line basis over the duration of the license or based on broadcasts where the number of showings is restricted. Amortisation of programme and film rights is included in cost of providing services and sale of goods. The costs of in-house programmes are expensed as incurred.

(f)  IMPAIRMENT OF ASSETS

     The Group periodically evaluates the carrying value of assets to be held and used, including goodwill and other intangible assets, when events and circumstances indicate that the carrying value may not be recoverable. Indicators, which could trigger an impairment review include, but are not limited to, significant underperformance relative to expectations based on historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the Group's overall business, significant negative industry or economic trends, a significant and sustained decline in an investment's share price or market capitalisation relative to its net book value.

     An impairment loss is recognised in the income statement when the carrying amount of an asset exceeds its recoverable amount. An asset's recoverable amount is the higher of the amount obtainable from the sale of an asset in an arm's length transaction between knowledgeable willing parties, or its value in use. Value in use is the present value of estimated future cash flows expected to arise from the continuing use of an asset and from its disposal at the end of its useful life.

     An impairment loss recognised for an asset in prior years is reversed if there has been a change in the estimates used to determine the asset's recoverable amount since the last impairment loss was recognised. The reversal of the impairment is limited to the carrying amount that would have been determined (net of depreciation or amortisation) had no impairment loss been recognised in prior years.
     The reversal of such an impairment loss is recognised in the income statement in the same line item as the original impairment charge.

(g)  DEVELOPMENT ACTIVITIES

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are charged against operating profit as the expenditure is incurred.

     SOFTWARE DEVELOPMENT COSTS

     Generally, costs associated with developing computer software programmes for the Group's own use are recognised as an expense as incurred. However, expenditure that enhances or extends the benefits of acquired computer software programmes beyond their original specifications or estimated useful lives is recognised as a capital improvement and added to the original cost of the software. Computer software development costs recognised as assets are amortised using the straight-line method over their useful lives.

     Software development cost for products of the technology segment are capitalised, beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers.

     WEBSITE DEVELOPMENT COSTS

     Website development costs are capitalised as intangible assets if the necessary recognition criteria for capitalisation can be met, otherwise it is charged against operating profit as the expenditure is incurred.

(h)  INVENTORY

     Inventory is stated at the lower of cost or net realisable value. The cost of inventory is determined by means of the first-in-first-out basis
     (FIFO). The cost of finished products and work in progress comprises raw materials, direct labour, other direct costs and related production overheads, but excludes finance costs. Net realisable value is the estimate of the selling price, less the costs of completion and selling expenses. Provisions are made for obsolete, unusable and unsaleable inventory and for latent damage first revealed when inventory items are taken into use or offered for sale.

(i)  TRADE RECEIVABLES

     Trade receivables are carried at anticipated realisable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written-off during the year in which they are identified.

(j)  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents comprise cash on hand, deposits held at call with banks and investments in money market instruments with maturities of three months or less at the date of purchase. Certain cash balances are restricted from immediate use according to terms with banks or other financial institutions. For cash flow purposes, cash and cash equivalents are presented net of bank overdrafts.

(k)  PROVISIONS

     Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate of the amount of the obligation can be made.

     The Group recognises the estimated liability on all products still under warranty at the balance sheet date. The Group recognises a provision for onerous contracts when the expected benefits to be derived from a contract are less than the unavoidable costs of meeting the obligations under the contract. Restructuring provisions are recognised in the period in which the Group becomes legally or constructively committed to payment. Costs related to the ongoing activities of the Group are not provided in advance.

(l)  TAXATION

     TAXATION RATES

     The normal South African company tax rate used was 30%.

     Secondary Tax on Companies was calculated at 12,5%.

     International tax rates vary from jurisdiction to jurisdiction.

     DEFERRED TAXATION

     Deferred taxation is provided in full, using the balance sheet liability method, for all timing differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rates are used to determine deferred taxation.

     Using this method, the Group is required to make provision for deferred taxation, in relation to an acquisition, on the difference between the fair values of the net assets acquired and their tax base. Provision for taxes, mainly withholding taxes, which could arise on the remittance of retained earnings, is only made if there is a current intention to remit such earnings.

     The principal timing differences arise from depreciation on property, plant and equipment, other intangibles, provisions and other current liabilities, income received in advance and tax losses carried forward. Deferred taxation assets are recognised to the extent that it is probable that future taxable profit will be available against which the unused tax losses and timing differences can be utilised.

     SECONDARY TAX ON COMPANIES ("STC")

     Dividends declared are subject to STC, but are reduced by dividends received during the dividend cycle in determining the STC liability. Where the dividends received exceed dividends declared within a cycle, there is no liability to pay STC. The excess dividends received are carried forward to the next dividend cycle and are disclosed as STC credits in the taxation note. Where dividends declared exceed the dividends received during a cycle, STC is payable at the current STC rate. The STC expense is included in the taxation charge in the income statement in the period that the dividend is paid.

(m)  FOREIGN CURRENCIES

     Income statements of foreign subsidiaries regarded as foreign entities are translated to South African rand at average exchange rates for the year and the balance sheets are translated at the year-end exchange rates ruling on 31 March. Exchange differences arising from the translation of such entities are recognised as a non-distributable reserve. On disposal of such entities, the translation differences are recognised in the income statement as part of the gain or loss on sale. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

     Foreign currency transactions in the Group companies are accounted for at the exchange rates prevailing at the date of the transactions. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities are recognised in the income statement. Monetary assets and liabilities are translated at year-end exchange rates.

(n)  FINANCIAL INSTRUMENTS

     Financial instruments carried on the balance sheet include cash and bank balances, marketable debt and equity securities, investments, receivables, payables, leases and borrowings. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item.

     The Group uses derivative instruments to reduce exposure to fluctuations in foreign currency exchange rates and interest rates. These instruments, which mainly comprise foreign exchange contracts and interest rate swap agreements, are not recognised in the financial statements on inception. Foreign exchange contracts protect the Group from movements in exchange rates by establishing the rate at which a foreign currency asset or liability will be settled. Interest rate swap agreements protect the Group from movements in interest rates.

(o)  REVENUE RECOGNITION

     PRODUCT SALES

     Sales are recognised upon delivery of products and customer acceptance, net of sales taxes, VAT and discounts, and after eliminating sales within the Group.

     SUBSCRIPTION FEES

     Subscription fees are earned over the period of providing services.

     ADVERTISING REVENUES

     Advertising revenues are recognised upon showing or publication over the period of the advertising contract.

     TECHNOLOGY CONTRACTS AND LICENSING

     For contracts with multiple obligations (e.g. maintenance and other services), and for which vendor-specific objective evidence of fair value for the undelivered elements exists, revenue from product licenses are recognised when delivery has occurred, collection of the receivables is probable, the fee is fixed or determinable and objective evidence exists to allocate the total fee to all delivered and undelivered elements of the arrangement. Generally, the Group has vendor-specific objective evidence of the fair value of the maintenance element of software arrangements based on the renewal rates for maintenance in future years as specified in the contracts. In such cases, the maintenance revenue is deferred at the outset of the arrangement and is recognised rateably over the period during which the maintenance is to be provided. That period generally commences on the date that the software is delivered. Vendor-specific objective evidence of fair value for the service element is determined based on the price charged when those services are sold separately. The Group recognises revenue allocated to maintenance and support fees, for ongoing customer support and product updates rateably over the period of the relevant contracts. Payments for maintenance and support fees are generally made in advance and are non-refundable. For revenue allocated to consulting services and for consulting services sold separately, the Group recognises revenue as the related services are performed.

     For product licences sold with integration services, the Group recognises revenue based on the completed contract method. Revenue from software development contracts of less than six months' duration is recognised based on the completed contract method and for longer-term contracts generally on the percentage of completion method. Under the percentage of completion method the extent of progress towards completion is measured based on actual costs incurred to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which estimated losses are determined.

     Revenues from professional services agreements are recognised on the percentage of completion method based on the hours incurred relative to total estimated hours for fixed bid contracts or based on the hours incurred multiplied by the hourly rate for time and material engagements. These services include strategic interactive television consulting; middleware porting and integration services for set-top box manufacturers and chip-set vendors; network customisation and field validation test services; customisation of core applications or integration testing of third-party applications; client-specific solution centres; customisation and implementation services for deploying HTML engine and browsers to set-top boxes and internet devices; and content transformation and training. Revenue is generally recognised based on the percentage of completion method, provided there is insignificant amounts of risk associated with customer acceptance. Revenue earned from professional services that possess significant customer acceptance risk is recognised based on the completed contract method. The types of arrangements that involve significant customer acceptance risk include services that involve significant production, modification or customisation of software. Since SA GAAP does not contain specific guidance for recognising revenue on technically-based professional services, under these arrangements, the arrangements are accounted for in conformity with specific accounting guidance in the United States including ARB No. 45, using the relevant guidance in SOP 81-1, as guided by SOP 97-2. In cases where services do not involve such significant production, modification or customisation of software, then service revenue is recognised separately from the software license revenue and is recognised as the services are being performed, as required by SOP 97-2.

     The Group enters into arrangements with network operators whereby application software is licensed to network operators in exchange for a percentage of the subscription revenue they earn from their customers. Where all of the software under the arrangement has been delivered, the revenue is recognised as the network operator reports to the Group its revenue share, which is generally done on a quarterly basis. Under arrangements where the Group has committed to deliver unspecified future applications, the revenue earned on the delivered applications is recognised on a subscription basis over the term of the arrangement.

     INSTANT MESSAGING REVENUE

     Instant messaging revenue represents the Group's share of the revenues from activities related to instant messaging services ("IMS") which comprise value-added services and other related products to mobile phone and computer users generated under a number of co-operative arrangements with several mobile phone operators. IMS revenue is recognised primarily based on monthly statements received from those operators. The revenue is recognised net of the mobile phone operators' share of revenue and estimated uncollectable amounts, comprising operators' transmission and billing problems related to technical difficulties, because the Group considers those operators to be the primary obligators in the information transmission and delivery process which is a critical and integral part of the Group's wireless value-added services.

     TUITION FEES

     Tuition fees are non-refundable and are recognised on a straight-line basis over the term of the applicable course.

     INTEREST INCOME

     Interest is accrued on a time and proportion basis, recognising the effective yield on the underlying assets.

     DIVIDEND INCOME

     Dividends are recognised when the right to receive payment is established.

(p)  EMPLOYEE BENEFITS

     RETIREMENT BENEFITS

     The Group provides retirement benefits for its full-time employees, primarily by means of monthly contributions to a number of defined contribution pension and provident funds in the countries in which the Group operates. The assets of these funds are generally held in separate trustee-administered funds. The Group's contributions to retirement funds are recognised as an expense when the employees render the related service.

     MEDICAL AID BENEFITS

     The Group's contributions to medical aid benefit funds for employees are recognised as an expense in the period during which the employees render services to the Group.

     POST-RETIREMENT MEDICAL AID BENEFIT

     Some Group companies provide post-retirement healthcare benefits to their retirees. The entitlement to post-retirement healthcare benefits is based on the employee remaining in service up to retirement age and completing a minimum service period. The expected costs of these benefits are accrued over the period of employment, using an accounting methodology similar to that for defined benefit pension plans. Independent qualified actuaries carry out valuations of these obligations. All actuarial gains and losses are recognised immediately in the income statement. The actuarial valuation method used to value the obligations is the Projected Unit Credit Method. Future benefits valued are projected using specific actuarial assumptions and the liability to in-service members is accrued over expected working lifetime. These obligations are unfunded.

(q)  EQUITY COMPENSATION BENEFITS

     No compensation cost is recognised for options or shares granted to employees from share incentive plans.

(r)  SEGMENT REPORTING

     The primary segmental reporting has been prepared based on the Group's method of internal reporting, which disaggregates its business by service or product and includes all businesses over which the Group exercises control. The secondary segmental reporting has been prepared on a geographical basis.

(s)  DISCONTINUING OPERATIONS

     A discontinuing operation results from the sale or abandonment of an operation that represents a separate, major line of business and for which the assets, net profits or losses and activities can be distinguished physically, operationally and for functional reporting purposes. The results of discontinuing operations up to the point of sale or abandonment, net of taxation, are separately disclosed.

(t)  ADVERTISING EXPENSES

     Advertising expenses are expensed in the financial period in which they are incurred.

(u)  TREASURY SHARES

     Where subsidiaries of Naspers Limited hold shares in the company's equity share capital, the consideration paid including any attributable incremental external costs is deducted from total shareholders' equity as treasury shares. Where such shares are subsequently sold or reissued, any consideration received is included in shareholders' equity. Shares issued to or held by share incentive plans within the Group are treated as treasury shares until such time when participants pay for and take delivery of such shares.

(v)  EXCEPTIONAL ITEMS

     The Group's policy is to show separately, as exceptional items, certain items that are of such nature or incidence that their separate disclosure is relevant to explain the Group's performance and to make comparisons of operating margins more meaningful.

(w)  RECENTLY ISSUED ACCOUNTING STANDARDS

     The South African Institute of Chartered Accountants (SAICA) published AC 133, "Financial Instruments - Recognition and Measurement", which is effective for the year ending 31 March 2004. AC 133 establishes standards for recognising, measuring and disclosing information about an enterprise's financial assets and financial liabilities, including accounting for hedging transactions. Changes in the fair value of derivative instruments will either be recognised in earnings as offsets to the change in fair value of the related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of shareholders' equity until the hedged transactions occur and are recognised in earnings.

NOTE TO FINANCIAL STATEMENTS

1. EXCEPTIONAL ITEMS

----------------------------------------------------------------------------------------------------------------------
                                                               GROSS                   MINORITY       ATTRIBUTABLE
                                                              AMOUNT    TAXATION       INTEREST               2003
                                                               R'000       R'000       R'000                 R'000
----------------------------------------------------------------------------------------------------------------------
GAINS:
   Profit on sale of land and buildings                        4 393           -              -              4 393
   Profit on sale of investments                               6 682           -              -              6 682
   Dilution profits                                            1 418           -              -              1 418
   Reversal of warranty provision                              6 500           -              -              6 500
   Profit on sale of Liberty Media Corporation shares        120 887           -        (51 311)            69 576
----------------------------------------------------------------------------------------------------------------------
                                                             139 880           -        (51 311)            88 569
----------------------------------------------------------------------------------------------------------------------
LOSSES:
   Impairment of assets                                        3 321           -              -              3 321
   Loss on sale of investments                                 5 136           -           (917)             4 219
   Dilution losses                                             2 714           -              -              2 714
----------------------------------------------------------------------------------------------------------------------
                                                              11 171           -           (917)            10 254
----------------------------------------------------------------------------------------------------------------------
Share of equity accounted companies' exceptional profits     (67 409)          -              -            (67 409)
----------------------------------------------------------------------------------------------------------------------

NET EXCEPTIONAL ITEMS                                         61 300           -        (50 394)            10 906
=======================================================================================================================
                                                               GROSS                   MINORITY       ATTRIBUTABLE
                                                              AMOUNT    TAXATION       INTEREST               2002
                                                               R'000       R'000          R'000              R'000
----------------------------------------------------------------------------------------------------------------------
GAINS:
   Profit on dilution of interest in subsidiaries             84 926           -        (53 445)            31 481
   Disposal of investments and business units                106 068           -        (30 587)            75 481
   Reversal of warranty provisions                             4 189           -              -              4 189
   Reversal of prior year impairment charge                    4 500           -              -              4 500
----------------------------------------------------------------------------------------------------------------------
                                                             199 683           -        (84 032)           115 651
----------------------------------------------------------------------------------------------------------------------
LOSSES:
   Disposal of other investments and business units          130 789      (1 858)       (69 087)            59 844
   Asset impairments                                          28 420        (760)          (594)            27 066
   Shares repurchased by associated companies                 31 816           -         (6 556)            25 260
   Restructuring costs                                         2 096        (629)          (628)               839
   Provision of claims                                         1 500        (450)             -              1 050
----------------------------------------------------------------------------------------------------------------------
                                                             194 621      (3 697)       (76 865)           114 059
----------------------------------------------------------------------------------------------------------------------
NET EXCEPTIONAL ITEMS                                          5 062       3 697         (7 167)             1 592
=======================================================================================================================
                                                               GROSS                   MINORITY       ATTRIBUTABLE
                                                              AMOUNT    TAXATION       INTEREST               2001
                                                               R'000       R'000          R'000              R'000
----------------------------------------------------------------------------------------------------------------------
GAINS:
   Disposal of investments                                    13 688           -         (1 519)            12 169
   Profit on dilution of interest in subsidiaries            882 251           -       (306 469)           575 782
----------------------------------------------------------------------------------------------------------------------
                                                             895 939           -       (307 988)           587 951
----------------------------------------------------------------------------------------------------------------------
LOSSES:
   Disposal of other investments and business units            8 637           -         (4 477)             4 160
   Restructuring costs                                        20 425        (812)        (8 876)            10 737
   Warranties in respect of debtors and business disposals    25 000           -              -             25 000
   Asset impairments                                          26 542      (1 389)        (9 653)            15 500
----------------------------------------------------------------------------------------------------------------------
                                                              80 604      (2 201)       (23 006)            55 397
----------------------------------------------------------------------------------------------------------------------
NET EXCEPTIONAL ITEMS                                        815 335       2 201       (284 982)           532 554
----------------------------------------------------------------------------------------------------------------------


                                                                                                                    90

                                                                    Annexure V
-------------------------------------------------------------------------------
FAIR AND REASONABLE OPINION OF THE INDEPENDENT ADVISERS
-------------------------------------------------------------------------------

"28 January 2004

The Independent Committee of the Board of Electronic Media Network Limited 251 Oak Avenue
Randburg
2194

The Independent Committee of the Board of SuperSport International
  Holdings Limited
251 Oak Avenue
Randburg
2194


Dear Sirs/Madam


OFFER BY NASPERS LIMITED ("NASPERS") TO HOLDERS OF ELECTRONIC MEDIA NETWORK LIMITED ("M-NET") AND SUPERSPORT INTERNATIONAL HOLDINGS LIMITED ("SUPERSPORT") (COLLECTIVELY, "M-NET SUPERSPORT") LINKED UNITS ("M-NET SUPERSPORT SHARES"), OTHER THAN THOSE HELD BY NASPERS OR NASPERS GROUP COMPANIES OR JOHNNIC COMMUNICATIONS LIMITED ("JOHNCOM"), BY WAY OF SCHEMES OF ARRANGEMENT IN TERMS OF SECTION 311 OF THE COMPANIES ACT, 1973 (ACT 61 OF 1973), AS AMENDED ("THE ACT") ("THE SCHEME") (COLLECTIVELY, "THE OFFER")


1.   INTRODUCTION

     In terms of Rule 3.1 of the Securities Regulation Code on Take-overs and Mergers, Andisa Capital (Proprietary) Limited acting through its division Andisa Corporate Finance ("Andisa"), has been appointed by a sub-committee of independent directors of each of M-Net and SuperSport ("the independent committee") to advise it on whether the terms and conditions of the offer are fair and reasonable to the holders of the M-Net SuperSport shares. Andisa has received support in the fulfilment of its responsibilities from Standard Corporate and Merchant Bank, a division of The Standard Bank of South Africa Limited ("SCMB") (Andisa and SCMB will collectively be known as the independent advisers).

     As announced on 17 December 2003, the offer by Naspers to M-Net SuperSport shareholders is to exchange their M-Net SuperSport shares for Naspers shares at a ratio determined based upon the weighted average price of Naspers shares for the period 5 January 2004 to 23 January 2004, less a discount of 10% ("share offer") and a price of R8,50 per M-Net SuperSport share (ratio determined to be 4,5 M-Net SuperSport shares per one Naspers share) or, alternatively, to sell their M-Net SuperSport shares for a cash consideration of R8,50 per M-Net SuperSport share ("cash offer") (collectively referred to as "the offer").

     Full details of the offer are contained in the scheme documents to be posted to holders of M-Net and SuperSport shares on Friday, 13 February 2004 ("the scheme documentation"). All terms, otherwise than defined herein, have the meanings given to them in the scheme documentation.


2.   PROCEDURES

     In arriving at our opinion, we have performed independent valuations of M-Net, SuperSport and Naspers, making use of publicly available information and confidential information provided to us by the management of M-Net, SuperSport and Naspers, respectively, utilising the following valuation methodologies where appropriate:

     -    capitalisation of earnings; and
     -    discounted cash flow ("DCF").

     In the implementation of our valuation methodologies, we have used and/or considered the following:

     - discussions with various members of the management teams of M-Net, SuperSport and Naspers;

     - the audited annual financial statements of M-Net, SuperSport and Naspers for the four years ended 31 March 2003;

     - the interim results of M-Net, SuperSport and Naspers for the period ended 30 September 2003;

     - M-Net, SuperSport and Naspers income statement budgets and forecasts for the three years ending 31 March 2006;

     - detailed management accounts for M-Net, SuperSport and Naspers in respect of the current financial year dated 31 October 2003;

     - the Naspers management business plan and budget for the three years ending 31 March 2006;

     - analyst reports and forecasts in respect of M-Net, SuperSport and Naspers;

     -    current political, economic and market conditions;

     - information from INet-Bridge and Bloomberg for comparable local listed companies, as well as such companies most recent published results;

     -    a review of comparable transactions;

     - historical share prices of and volumes traded in M-Net, SuperSport and Naspers shares on the JSE Securities Exchange South Africa ("JSE"), Nasdaq and The Nigerian Stock Exchange;

     - where appropriate, the systematic investment risks of M-Net, SuperSport, Naspers and other listed companies in similar industries in determining the discount rate assumed for the DCF valuation and appropriate multiples at which to capitalise measures of earnings;

     - the key value drivers of both M-Net and SuperSport, namely future foreign exchange rates, forecast revenue growth per subscriber and the costs of obtaining forward cover for foreign denominated costs. In considering such value drivers, the independent advisers have considered:

     - independent forecasts of future foreign exchange rates as well as those of the management of M-Net and SuperSport;

     - historical increases in subscription rates, together with those anticipated by the management of M-Net and SuperSport; and

     - historical costs of obtaining forward cover for foreign denominated costs;

the sensitivity of the DCF values of M-Net and SuperSport to changes in such key value drivers.

The independent advisers have satisfied themselves as to the appropriateness of the information and assumptions underlying the valuations performed by:

     -    considering the historic trends of such information and assumptions;

     - comparing and corroborating such information and assumptions with external sources of information; and

     - discussing such information and assumptions with the management of M-Net, SuperSport and Naspers.


3.   OPINION

     The independent advisers are of the opinion that the terms and conditions of the offer (i.e. both the cash offer and the share offer) are fair and reasonable. The offer is fair because both the cash offer and the share offer represent values greater than the fair value per M-Net SuperSport share determined by the valuation performed by the independent advisers. The offer is reasonable in the circumstances pertaining with respect to M-Net and SuperSport. The fair value per M-Net SuperSport share determined in this manner represented the sum of separate valuations performed in respect of M-Net and SuperSport, which comprised 52,25% in respect of M-Net and 47,75% in respect of SuperSport.

     This opinion and recommendation is based on the information for the period up to 31 December 2003 made available to the independent advisers by the management of M-Net, SuperSport and Naspers and the economic, regulatory, market and other conditions in effect on 28 January 2004. It should be understood that subsequent developments might affect this opinion and recommendation, which the independent advisers are under no obligation to update, revise or reaffirm.

     In performing the valuations, the independent advisers have assumed and relied upon the accuracy and completeness of the information provided to them, or otherwise reviewed by them for the purpose of this opinion, whether in writing or obtained following discussions with the management of M-Net, SuperSport and Naspers and the independent advisers do not have and do not assume any responsibility or liability for the accuracy and completeness thereof.

     The decision of an individual holder of M-Net and SuperSport shares in respect of the offer may be influenced by such individual's particular circumstances and accordingly such shareholders should consult an independent adviser if in any doubt as to the merits or otherwise of the offer.

     SCMB is a division of The Standard Bank of South Africa Limited, which is a subsidiary of Standard Bank Group Limited (collectively, "the Standard Bank Group"). Companies comprising part of the Standard Bank Group may hold Naspers shares and/or M-Net SuperSport shares, which investments would be held in the ordinary course of the Standard Bank Group's asset management activities. Other than for any such interests, SCMB has no direct or indirect holding in Naspers shares or M-Net SuperSport shares.

     Andisa is a division of Andisa Capital (Proprietary) Limited ("Andisa Capital"). Andisa Capital, including its affiliates, subsidiaries and associated companies may hold Naspers shares and/or M-Net SuperSport shares, which investments would be held in the ordinary course of Andisa Capital's activities. Other than for any such interests, Andisa has no direct or indirect holding in Naspers shares or M-Net SuperSport shares.


4.   CONSENT

     We hereby consent to the inclusion of this letter and references thereto in the scheme documentation in the form and context in which it appears.


Yours faithfully


ANDISA CAPITAL (PROPRIETARY) LIMITED                     SCMB CORPORATE FINANCE
78 Marshall Street                                       3 Simmonds Street
Johannesburg 2001                                        Johannesburg 2001"

                                                                   Annexure VI
-------------------------------------------------------------------------------
INDEPENDENT REPORTING ACCOUNTANTS' REPORT ON THE UNAUDITED
PRO FORMA FINANCIAL INFORMATION
-------------------------------------------------------------------------------

"The Directors
Naspers Limited
Naspers Centre
40 Heerengracht
Cape Town
8001


The Directors
Electronic Media Network Limited
11 Grove Street
Randburg
2194


The Directors
SuperSport International Holdings Limited
11 Grove Street
Randburg
2194

                                                               29 January 2004


Gentlemen


REPORT OF THE INDEPENDENT REPORTING ACCOUNTANTS ON THE UNAUDITED PRO FORMA FINANCIAL EFFECTS OF NASPERS LIMITED, ELECTRONIC MEDIA NETWORK LIMITED AND SUPERSPORT INTERNATIONAL HOLDINGS LIMITED


INTRODUCTION

Naspers Limited ("Naspers") proposes to offer the holders of Electronic Media Network Limited ("M-Net") and SuperSport International Holdings Limited ("SuperSport") linked units ("M-Net/SuperSport linked shares"), other than those held by Naspers, MNH Holdings (1998) (Proprietary) Limited, Johnnic Communications Limited ("Johncom") and MultiChoice Africa (Proprietary) Limited ("the minority shareholders"), the opportunity to exchange their M-Net/SuperSport linked shares for Naspers class N ordinary shares ("Naspers shares") ("the share offer"). Alternatively, the minority shareholders can elect to receive cash for the M-Net/SuperSport linked shares ("the cash offer"). The share offer and the cash offer are collectively referred to as "the proposed transaction". Pursuant to the proposed transaction the M-Net/SuperSport linked shares will be delisted from the JSE Securities Exchange South Africa ("JSE") and The Nigerian Stock Exchange ("NSE").

We report on the unaudited pro forma financial effects set out in sub-sections
4.1 and 4.2 of the Valuation Statement section of the circular to Naspers and M-Net/SuperSport linked shareholders to be dated on or about 13 February 2004 ("the circular"). The unaudited pro forma financial effects have been prepared for illustrative purposes only to provide information on how the proposed transaction would have impacted on the consolidated financial results and position of Naspers and the earnings and financial position of M-Net/SuperSport linked shareholders.

Because of its nature, the unaudited pro forma financial effects may not give a fair reflection of Naspers and M-Net/SuperSport linked shareholders' financial position after the completion of the transaction, nor the effect on future earnings.

At your request, and for purposes of the circular, we present our report on the unaudited pro forma financial effects in compliance with the requirements of the Securities Regulation Panel.

RESPONSIBILITIES

The directors of Naspers, M-Net and SuperSport are responsible for the preparation of the unaudited pro forma financial effects to which this independent reporting accountants' report relates, and for the financial statements and financial information from which it has been prepared.
It is our responsibility to express an opinion on the unaudited pro forma financial effects and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the unaudited pro forma financial effects, beyond that owed to those to whom those reports were addressed at their dates of issue.


SCOPE OF WORK

Our work, which did not involve any independent examination of any of the underlying financial information, consisted primarily of agreeing the unadjusted financial information to the unaudited interim financial results of Naspers, M-Net and SuperSport for the six-month period ended 30 September 2003, considering the evidence supporting the adjustments to the financial effects, recalculating the amounts based on the information obtained and discussing the unaudited pro forma financial effects with the directors of Naspers, M-Net and SuperSport.

Because the above procedures do not constitute either an audit or a review made in accordance with Statements of South African Auditing Standards, we do not express any assurance on the fair presentation of the unaudited pro forma financial effects.

Had we performed additional procedures or had we performed an audit or review of the financial information in accordance with Statements of South African Auditing Standards, other matters might have come to our attention that would have been reported to you.


OPINION

In our opinion:

- the unaudited pro forma financial effects have been properly compiled on the basis stated;

- such basis is consistent with the accounting policies of Naspers, M-Net and SuperSport; and

- the adjustments are appropriate for the purposes of the unaudited pro forma financial effects in terms of the proposed transaction and the requirements of the Securities Regulation Panel.


Yours faithfully


PRICEWATERHOUSECOOPERS INC
Chartered Accountants (SA)
Registered Accountants and Auditors


Cape Town"

                                                                  Annexure VII
-------------------------------------------------------------------------------
TRADING HISTORY OF M-NET/SUPERSPORT LINKED SHARES AND NASPERS SHARES
-------------------------------------------------------------------------------

1.   M-NET/SUPERSPORT LINKED SHARES

     The highest and lowest prices as well as the volumes at which the M-Net/SuperSport linked shares traded on the JSE for each quarter commencing on 1 January 2001 and ended on 31 December 2002 for each month from 1 January 2003 to 31 December 2003 and for each day from 30 December 2003, are set out below:

      -------------------------------------------------------------------------
                                                HIGH       LOW         VOLUME
                                              (CENTS)   (CENTS)       (SHARES)
     --------------------------------------------------------------------------
     QUARTERLY
     Quarter 1 2001                              520       400      1 383 438
     Quarter 2 2001                              560       400      1 751 478
     Quarter 3 2001                              610       525      2 498 203
     Quarter 4 2001                              572       370      8 093 521

     Quarter 1 2002                              465       370      1 951 725
     Quarter 2 2002                              545       411      3 625 654
     Quarter 3 2002                              518       470      2 515 361
     Quarter 4 2002                              650       506      2 186 026

     MONTHLY
     January 2003                                699       605        660 732
     February 2003                               680       601        210 161
     March 2003                                  625       415        520 579
     April 2003                                  503       450        349 959
     May 2003                                    580       500      1 276 134
     June 2003                                   650       568        847 383
     July 2003                                   675       640      1 043 525
     August 2003                                 716       640      1 257 572
     September 2003                              710       640      3 249 079
     October 2003                                700       640      1 302 430
     November 2003                               805       690        977 281
     December 2003                               933       740      2 205 526

     DAILY
     30 December 2003                            925       920         91 124
     31 December 2003                            920       920         49 092

      2 January 2004                             926       925         14 000
      5 January 2004                             925       920        158 000
      6 January 2004                             925       925        202 216
      7 January 2004                             930       930         34 000
      8 January 2004                             930       925        174 686
      9 January 2004                             930       927         65 912
     12 January 2004                             935       925         50 263
     13 January 2004                             945       935         77 322
     14 January 2004                             944       930         73 013
     15 January 2004                             940       925        140 670
     16 January 2004                             926       925          3 648
     19 January 2004                             925       922        141 858
     20 January 2004                             920       915         30 810
     21 January 2004                             920       915          1 500
     22 January 2004                             916       915         59 300
     23 January 2004                             930       914        173 203
     26 January 2004                             922       911          1 884
     27 January 2004                             920       911          9 400
     28 January 2004                             931       920        355 800
     29 January 2004                             960       930        138 624
     30 January 2004                             970       942         47 600
     --------------------------------------------------------------------------

2.   M-NET/SUPERSPORT LINKED SHARES

     The highest and lowest prices as well as the volumes at which the M-Net/SuperSport linked shares traded on the NSE for each quarter commencing on 1 January 2001 and ended on 31 December 2002 for each month from 1 January 2003 to 31 December 2003 and for each day from 30 December 2003, are set out below. All prices are in Naira.

     --------------------------------------------------------------------------
                                                High       Low         Volume
                                              (cents)   (cents)       (shares)
     --------------------------------------------------------------------------

     QUARTERLY
     Quarter 1 2001                            9 348     9 007              *
     Quarter 2 2001                            9 348     9 007              *
     Quarter 3 2001                            9 348     9 007              *
     Quarter 4 2001                            9 348     9 007              *

     Quarter 1 2002                            9 300     9 033              *
     Quarter 2 2002                            9 300     8 790          5 600
     Quarter 3 2002                            9 300     8 790         28 210
     Quarter 4 2002                            9 300     8 790            450

     MONTHLY
     January 2003                              8 790     8 790            200
     February 2003                             8 790     7 911          3 500
     March 2003                                8 790     7 911         10 570
     April 2003                                8 790     7 911            200
     May 2003                                  8 790     7 911              -
     June 2003                                 8 790     7 911            100
     July 2003                                 8 790     7 911            400
     August 2003                               8 790     7 911          4 720
     September 2003                            8 790     7 911         16 050
     October 2003                              8 790     7 911         33 720
     November 2003                             8 790     7 911          1 300
     December 2003                             8 790     7 911         13 540

     DAILY
     30 December 2003                          8 790     7 911            700
     31 December 2003                          8 790     7 911              -

      2 January 2004                           8 790     7 911              -
      5 January 2004                           8 790     7 911              -
      6 January 2004                           8 790     7 911              -
      7 January 2004                           8 790     7 911              -
      8 January 2004                           8 790     7 911              -
      9 January 2004                           8 790     7 911              -
     12 January 2004                           8 351     8 351            700
     13 January 2004                           8 351     8 351            700
     14 January 2004                           8 351     8 351              -
     15 January 2004                           8 351     8 351              -
     16 January 2004                           8 351     8 351              -
     19 January 2004                           8 351     8 351              -
     20 January 2004                           8 351     8 351              -
     21 January 2004                           8 351     8 351              -
     22 January 2004                           8 351     8 351          1 000
     23 January 2004                           8 351     8 351              -
     26 January 2004                           8 351     8 351              -
     27 January 2004                           8 351     8 351              -
     28 January 2004                           8 351     8 351              -
     29 January 2004                           8 351     8 351              -
     30 January 2004                           8 351     8 351              -
------------------------------------------------------------------------------
Source: Reuters
*No information on the volumes of the transactions were available for these dates.

3.   NASPERS

     The highest and lowest prices as well as the volumes at which the Naspers shares traded on the JSE for each quarter commencing on 1 January 2001and ended on 31 December 2002, for each month from 1 January 2003 to 31 December 2003 and for each day from 30 December 2003, are set out below:

     --------------------------------------------------------------------------
                                                HIGH       LOW         VOLUME
                                              (CENTS)   (CENTS)       (SHARES)
     --------------------------------------------------------------------------

     QUARTERLY
     Quarter 1 2001                            4 100     2 460     21 250 490
     Quarter 2 2001                            3 200     2 200        599 759
     Quarter 3 2001                            3 315     1 400        357 491
     Quarter 4 2001                            2 310     1 405        400 477

     Quarter 1 2002                            2 150     1 190        645 121
     Quarter 2 2002                            2 500     1 250        032 421
     Quarter 3 2002                            2 300     1 590        384 117
     Quarter 4 2002                            2 580     1 780        936 541

     MONTHLY
     January 2003                              2 650     2 300    209 217 664
     February 2003                             2 450     2 260     12 906 079
     March 2003                                2 320     1 900     22 506 290
     April 2003                                2 250     1 935     16 956 839
     May 2003                                  2 651     2 150     23 122 121
     June 2003                                 2 920     2 475     10 615 377
     July 2003                                 2 800     2 549     17 189 008
     August 2003                               2 950     2 640     11 757 322
     September 2003                            3 000     2 740     13 356 592
     October 2003                              3 410     2 775     20 605 061
     November 2003                             3 900     3 240     25 485 849
     December 2003                             4 600     3 800     23 775 973

     DAILY
     30 December 2003                          4 155     4 125        684 854
     31 December 2003                          4 200     4 140        296 408

      2 January 2004                           4 200     4 152        177 238
      5 January 2004                           4 270     4 200      1 074 431
      6 January 2004                           4 220     4 200        693 904
      7 January 2004                           4 230     4 200      1 176 352
      8 January 2004                           4 255     4 200      1 509 904
      9 January 2004                           4 320     4 240      3 427 984
     12 January 2004                           4 352     4 320      2 044 619
     13 January 2004                           4 431     4 350      2 319 569
     14 January 2004                           4 455     4 400      1 254 682
     15 January 2004                           4 406     4 290      1 374 433
     16 January 2004                           4 300     4 170      2 390 485
     19 January 2004                           4 201     4 150        724 026
     20 January 2004                           4 199     4 145        891 056
     21 January 2004                           4 240     4 170      2 919 902
     22 January 2004                           4 235     4 149      2 512 309
     23 January 2004                           4 200     4 120      1 617 093
     26 January 2004                           4 220     4 190      1 522 446
     27 January 2004                           4 350     4 200      1 385 497
     28 January 2004                           4 400     4 250      1 077 375
     29 January 2004                           4 500     4 355      1 262 289
     30 January 2004                           4 700     4 401        951 900
     --------------------------------------------------------------------------

                                                                 Annexure VIII
-------------------------------------------------------------------------------
SOUTH AFRICAN EXCHANGE CONTROL REGULATIONS
-------------------------------------------------------------------------------

The definitions on pages 5 to 9 of this document have been used in this annexure.

The scheme consideration payable to a scheme participant is not freely transferable from South Africa and must be dealt with in terms of the Exchange Control Regulations. The following is a summary of the Exchange Control Regulations. In the event that scheme participants have any doubts, they should consult their professional advisers without delay.


1.   EMIGRANTS FROM THE COMMON MONETARY AREA

     The scheme consideration due to a scheme participant who is an emigrant from South Africa, whose registered address is outside South Africa will:

     1.1 in the case of a certificated scheme participant whose documents of title have been restrictively endorsed under the Exchange Control Regulations, be deposited in a blocked rand account with the authorised dealer in foreign exchange in South Africa controlling such certificated scheme participant's blocked assets in accordance with his instructions. The attached election, surrender and transfer form (white) makes provision for details of the authorised dealer concerned to be given; or

     1.2 in the case of a dematerialised scheme participant, be credited directly to the scheme participant's blocked rand account by his duly appointed CSDP or broker and held to the order of the authorised dealer in foreign exchange in South Africa.


2.   ALL OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA

     The scheme consideration due to a scheme participant who is a non-resident of South Africa and who has never resided in South Africa, whose registered address is outside the common monetary area will:

     2.1 in the case of a certificated scheme participant whose documents of title have been restrictively endorsed under the Exchange Control Regulations, be deposited with the authorised dealer in foreign exchange in South Africa nominated by such scheme participant. It will be incumbent on the scheme participant concerned to instruct the nominated authorised dealer as to the disposal of the relevant proceeds. The attached election, surrender and transfer form (white) makes provision for details of the authorised dealer concerned to be given. A "non-resident" endorsement will be stamped on every share certificate issued to a shareholder whose registered address is outside the common monetary area. The share certificate will be forwarded, at the risk of the shareholder concerned, to the shareholder's authorised dealer in foreign exchange. If the information regarding the authorised dealer is not given, the share certificates will be held in trust for the shareholders concerned pending receipt of the necessary information or instruction; or

     2.2 in the case of a dematerialised scheme participant, be credited directly to the bank account nominated by the scheme participant concerned, by his duly appointed CSDP or broker. It will be incumbent on the scheme participant concerned to instruct the nominated authorised dealer as to the disposal of the relevant proceeds.

     If the information regarding the authorised dealer is not given and no instruction is given as required in terms of paragraphs 1.1 and 2.1 above, the scheme consideration will be held in trust by Naspers for the certificated scheme participant concerned pending receipt of the necessary information or instruction. No interest will be paid on any amounts so held.

                                                                  Annexure IX
-------------------------------------------------------------------------------
TABLE OF ENTITLEMENTS
-------------------------------------------------------------------------------

The following table sets out the entitlement of M-Net/SuperSport linked shareholders to the Naspers N ordinary shares in terms of the schemes. Each M-Net/SuperSport linked shareholder is entitled to 1 Naspers N ordinary share for every 4,5 M-Net/SuperSport linked shares held.

---------------------------------------------------------------------------------------------
  NUMBER OF M-NET/       NUMBER OF NASPERS N     NUMBER OF M-NET/        NUMBER OF NASPERS N
  SUPERSPORT LINKED        ORDINARY SHARES       SUPERSPORT LINKED         ORDINARY SHARES
  SHARES HELD PRIOR          RECEIVED AS         SHARES HELD PRIOR           RECEIVED AS
    TO THE SCHEME       SCHEME CONSIDERATION       TO THE SCHEME        SCHEME CONSIDERATION
---------------------------------------------------------------------------------------------
        1                       0                      51                      11
        2                       0                      52                      12
        3                       1                      53                      12
        4                       1                      54                      12
        5                       1                      55                      12
        6                       1                      56                      12
        7                       2                      57                      13
        8                       2                      58                      13
        9                       2                      59                      13
       10                       2                      60                      13
       11                       2                      61                      14
       12                       3                      62                      14
       13                       3                      63                      14
       14                       3                      64                      14
       15                       3                      65                      14
       16                       4                      66                      15
       17                       4                      67                      15
       18                       4                      68                      15
       19                       4                      69                      15
       20                       4                      70                      16
       21                       5                      71                      16
       22                       5                      72                      16
       23                       5                      73                      16
       24                       5                      74                      16
       25                       6                      75                      17
       26                       6                      76                      17
       27                       6                      77                      17
       28                       6                      78                      17
       29                       6                      79                      18
       30                       7                      80                      18
       31                       7                      81                      18
       32                       7                      82                      18
       33                       7                      83                      18
       34                       8                      84                      19
       35                       8                      85                      19
       36                       8                      86                      19
       37                       8                      87                      19
       38                       8                      88                      20
       39                       9                      89                      20
       40                       9                      90                      20
       41                       9                      91                      20
       42                       9                      92                      20
       43                      10                      93                      21
       44                      10                      94                      21
       45                      10                      95                      21
       46                      10                      96                      21
       47                      10                      97                      22
       48                      11                      98                      22
       49                      11                      99                      22
       50                      11                     100                      22
---------------------------------------------------------------------------------------------


                                                                                          100

------------------------------------------------------------------------------
ORDER OF COURT
IN THE HIGH COURT OF SOUTH AFRICA                          CASE NUMBER 04/2363
(WITWATERSRAND LOCAL DIVISION)

In the ex parte application of

ELECTRONIC MEDIA NETWORK LIMITED                           FIRST APPLICANT
(Incorporated in the Republic of South Africa)
(Registration number 1985/002853/06)
("M-Net")

SUPERSPORT INTERNATIONAL HOLDINGS LIMITED                  SECOND APPLICANT
(Incorporated in the Republic of South Africa)
(Registration number 1997/004203/06)
("SuperSport")
------------------------------------------------------------------------------

UPON THE MOTION OF COUNSEL FOR THE APPLICANTS AND HAVING READ THE NOTICE OF MOTION AND OTHER DOCUMENTS FILED OF RECORD:

IT IS ORDERED THAT:


1. A meeting ("the M-Net scheme meeting") in terms of section 311 of the Companies Act, 1973 (Act 61 of 1973), as amended ("the Act"), of members of the First Applicant, other than Naspers Limited ("Naspers"), MNH Holdings (1998) (Proprietary) Limited ("MNH 98"), Johnnic Communications Limited ("Johncom") and MultiChoice Africa (Proprietary) Limited ("MultiChoice") registered as such on 1 March 2004, or, in relation to any adjournment of such meeting, such later date as may be published in the press ("M-Net scheme members"), be held on Thursday, 4 March 2004, at 08:30 at the Broadcast Centre, 239 Oak Avenue, Randburg, 2194, under the chairmanship of Mervyn Taback, or, failing him, Lourens van Staden, or, failing him, any other independent person agreed to by this Honourable Court ("chairperson"), for the purpose of considering and, if deemed fit, of approving, with or without modification, the scheme of arrangement proposed by Naspers between M-Net and its members other than Naspers, MNH 98, MultiChoice and Johncom, substantially in the form of the scheme of arrangement attached to the papers before this Court ("the M-Net scheme"), provided that the M-Net scheme meeting will not be entitled to agree any modification to the said scheme: (a) without the prior consent of Naspers or (b) that diminishes the rights to accrue to scheme participants as contemplated in, and in terms of, the M-Net scheme.


2.   The chairperson is authorised to:

     2.1  convene the M-Net scheme meeting

     2.2 adjourn the same from time to time should any adjournment thereof at the chairperson's discretion prove necessary or desirable

     2.3 determine the procedures to be followed at such meeting and any adjournment thereof (including the procedure regarding forms of proxy which have been or may be submitted before or at the M-Net scheme meeting)

     2.4 determine the validity or otherwise of any forms of proxy lodged for use at such meeting

     2.5 appoint scrutineers for the purposes of the M-Net scheme meeting including any adjournment thereof, and

     2.6 accept the forms of proxy handed to the chairperson by no later than 30 (thirty) minutes before the M-Net scheme meeting (or any adjournment thereof).


3. A notice convening the M-Net scheme meeting substantially in the form contained in the papers before this Court shall be posted by pre-paid registered post by the First Applicant no later than Monday 16 February 2004, to all members of the First Applicant registered as such on Friday, 6 February 2004, at their respective addresses recorded in the register of members of the First Applicant and those persons named by the Central Securities Depository Participants administering sub-registers of the First Applicant (a) as members registered as such on such sub-registers and (b) as being beneficial owners of the shares so registered on such date, together with:

     3.1 a copy of the explanatory statement in terms of section 312(1)(a)(i) of the Act substantially in the form in which it appears in the papers before this Court ("explanatory statement")

     3.2 a copy of the proposed scheme of arrangement substantially in the form in which it appears in the papers before this Court

     3.3 a form of proxy substantially in the form in which it appears in the papers before this Court

     3.4 the notice convening the M-Net scheme meeting substantially in the form in which it appears in the papers before this Court, and

     3.5  a copy of this Order of Court,

     and that the date of such posting be evidenced by an affidavit deposed to by a representative of the First Applicant duly supported by post office receipts.


4.   The First Applicant shall publish:

     4.1 by no later than Sunday, 15 February 2004, a notice convening the M-Net scheme meeting substantially in the form in which it appears in the papers before this Court, once in: 4.1.1 Business Day, an English medium daily newspaper circulating nationally in urban centres in South Africa 4.1.2 Beeld, an Afrikaans medium daily newspaper circulating nationally in urban centres in South Africa
          4.1.3 Sunday Times, an English medium weekly newspaper circulating nationally in South Africa, and 4.1.4 Rapport, an Afrikaans medium weekly newspaper circulating nationally in South Africa.

     4.2 by no later than Friday 20 February 2004, a notice convening the M-Net scheme meeting substantially in the form in which it appears in the papers before this Court, once in the Government Gazette of South Africa.

     4.3 as soon as is reasonably possible after 13 February 2004, a notice convening the M-Net scheme meeting substantially in the form in which it appears in the papers before this Court, once in:

          4.3.1 This Day, an English medium daily newspaper circulating nationally in urban centres in Nigeria, and

          4.3.2  the Government Gazette of the Federal Republic of Nigeria.

          Such notices shall state:

          (a) the time and the place of the M-Net scheme meeting, and

          (b) that the M-Net scheme meeting has been summoned for the purposes of considering, and, if deemed fit, agreeing with or without modification, to the M-Net scheme

          (c) that a copy of this Order, the provisions of the M-Net scheme and the explanatory statement may be inspected during normal business hours at any time prior to the M-Net scheme meeting at the time and places referred to in paragraph 5 below

          (d) that the M-Net scheme meeting has been convened in terms of this Order, and

          (e) that a copy of this Order, the M-Net scheme and the explanatory statement may be obtained on request by any M-Net scheme member, free of charge, from the First Applicant at the time and places referred to in paragraph 5 below.


5. A copy of the documents referred to in paragraph 3 above shall lie open for inspection and copies may be obtained free of charge by the members of the First Applicant at the registered office of the First Applicant, being 11 Grove Street, Randburg, 2194, during normal business hours at least 14 (fourteen) days prior to the date of the M-Net scheme meeting.


6. The chairperson referred to in 1 above reports the results of the M-Net scheme meeting to this Honourable Court on Tuesday, 16 March 2004, giving details of:

     6.1 the number of the M-Net scheme members present in person (including those represented) at the M-Net scheme meeting or any adjournment thereof and the number of M-Net shares held by them

     6.2 the number of the M-Net scheme members represented by proxy at the M-Net scheme meeting or any adjournment thereof and the number of M-Net shares held by them together with information as to the numbers represented by the chairperson in terms of the proxies

     6.3  any proxies which have been disallowed

     6.4 all resolutions passed at the M-Net scheme meeting or any adjournment thereof, with particulars of the number of votes cast in favour of and against each such resolution and of any abstentions, indicating how many votes were cast by the chairperson in terms of proxies

     6.5 all rulings made and directions given by the chairperson at the M-Net scheme meeting or any adjournment thereof

     6.6 the relevant portions of documents and reports submitted or tabled at the M-Net scheme meeting or any adjournment thereof which bear on the merits or demerits of the M-Net scheme, including copies thereof; and

     6.7 the main points of any other proposals, which were submitted to the M-Net scheme meeting, or any adjournment thereof.


7. A copy of the chairperson's report must be made available, free of charge, at the registered office of the First Applicant for at least 1
     (one) week prior to the date, or any extension of that date, on which the chairperson is to report to this Court in terms of paragraph 6 above and the notice convening the M-Net scheme meeting shall include a statement that it will be so available.


8. A meeting ("the SuperSport scheme meeting") in terms of section 311 of the Act, of members of the Second Applicant, other than Naspers, MNH 98, Johncom and MultiChoice, registered as such on 1 March 2004, or, in relation to any adjournment of such meeting, such later date as may be published in the press ("SuperSport scheme members"), be held on Thursday, 4 March 2004, immediately after the conclusion of the M-Net scheme meeting at the Broadcast Centre, 239 Oak Avenue, Randburg, 2194, under the chairmanship of Mervyn Taback, or, failing him, Lourens van Staden, or, failing him any other independent person agreed to by this Honourable Court ("chairperson"), for the purpose of considering and, if deemed fit, of approving, with or without modification, the scheme of arrangement proposed by Naspers between SuperSport and its members other than Naspers, MNH 98, MultiChoice and Johncom, substantially in the form of the scheme of arrangement attached to the papers before this Court ("the SuperSport scheme"), provided that the SuperSport scheme meeting will not be entitled to agree any modification to the said scheme: (a) without the prior consent of Naspers or (b) that diminishes the rights to accrue to scheme participants as contemplated in, and in terms of, the SuperSport scheme.


9.   The chairperson is authorised to:

     9.1  convene the SuperSport scheme meeting

     9.2 adjourn the same from time to time should any adjournment thereof at the chairperson's discretion prove necessary or desirable

     9.3 determine the procedures to be followed at such meeting and any adjournment thereof (including the procedure regarding forms of proxy which have been or may be submitted before or at the SuperSport scheme meeting)

     9.4 determine the validity or otherwise of any forms of proxy lodged for use at such meeting

     9.5 appoint scrutineers for the purposes of the SuperSport scheme meeting including any adjournment thereof, and

     9.6 accept the forms of proxy handed to the chairperson by no later than 30 (thirty) minutes before the SuperSport scheme meeting (or any adjournment thereof).


10. A notice convening the SuperSport scheme meeting substantially in the form contained in the papers before this Court shall be posted by pre-paid registered post by the Second Applicant no later than Monday 16 February 2004, to all members of the Second Applicant registered as such on Friday, 6 February 2004, at their respective addresses recorded in the register of members of the Second Applicant and those persons named by the Central Securities Depository Participants administering sub-registers of the Second Applicant: (a) as members registered as such on such sub-registers and (b) as being beneficial owners of the shares so registered on such date, together with:

     10.1 a copy of the explanatory statement

     10.2 a copy of the proposed scheme of arrangement substantially in the form in which it appears in the papers before this Court

     10.3 a form of proxy substantially in the form in which it appears in the papers before this Court

     10.4 the notice convening the SuperSport scheme meeting substantially in the form in which it appears in the papers before this Court, and

     10.5 a copy of this Order of Court,

     and that the date of such posting be evidenced by an affidavit deposed to by a representative of the Second Applicant duly supported by post office receipts.

11.  The Second Applicant shall publish:

     11.1 by no later than Sunday 15 February 2004, a notice convening the SuperSport scheme meeting substantially in the form in which it appears in the papers before this Court, once in:

          11.1.1 Business Day, an English medium daily newspaper circulating nationally in urban centres in South Africa

          11.1.2 Beeld, an Afrikaans medium daily newspaper circulating nationally in urban centres in South Africa

          11.1.3 Sunday Times, an English medium weekly newspaper circulating nationally in South Africa, and

          11.1.4 Rapport, an Afrikaans medium weekly newspaper circulating nationally in South Africa.

     11.2 by no later than Friday 20 February 2004, a notice convening the SuperSport scheme meeting substantially in the form in which it appears in the papers before this Court, once in the Government Gazette of South Africa.

     11.3 as soon as is reasonably possible after 13 February 2004, a notice convening the SuperSport scheme meeting substantially in the form in the papers before this Court, once in:

          11.3.1 This Day, an English medium daily newspaper circulating nationally in urban centres in Nigeria, and

          11.3.2 the Government Gazette of the Federal Republic of Nigeria.

          Such notices shall state:

          (a)  the time and the place of the SuperSport scheme meeting:

          (b) that the SuperSport scheme meeting has been summoned for the purposes of considering, and, if deemed fit, agreeing with or without modification, to the SuperSport scheme;

          (c) that a copy of this Order, the provisions of the SuperSport scheme and the explanatory statement in terms of the Companies Act, may be inspected during normal business hours at any time prior to the SuperSport scheme meeting at the time and places referred to in paragraph 12 below;

          (d) that the SuperSport scheme meeting has been convened in terms of this Order; and


          (e) that a copy of this Order, the SuperSport scheme and the explanatory statement may be obtained on request by any SuperSport scheme member, free of charge, from the Second Applicant at the time and places referred to in paragraph 12 below.

12. A copy of the documents referred to in paragraph 10 above shall lie open for inspection and copies may be obtained free of charge by the members of the Second Applicant at the registered office of the Second Applicant, being 11 Grove Street, Randburg, 2194, during normal business hours at least 14 (fourteen) days prior to the date of the SuperSport scheme meeting.

13. The chairperson referred to in paragraph 8 above reports the results of the SuperSport scheme meeting to this Honourable Court on Tuesday, 16 March 2004, giving details of:

     13.1 the number of the SuperSport scheme members present in person (including those represented) at the SuperSport scheme meeting or any adjournment thereof and the number of SuperSport shares held by them

     13.2 the number of the SuperSport scheme members represented by proxy at the SuperSport scheme meeting or any adjournment thereof and the number of SuperSport shares held by them together with information as to the numbers represented by the chairperson in terms of the proxies

     13.3  any proxies which have been disallowed

     13.4 all resolutions passed at the SuperSport scheme meeting or any adjournment thereof, with particulars of the number of votes cast in favour of and against each such resolution and of any abstentions, indicating how many votes were cast by the chairperson in terms of proxies

     13.5 all rulings made and directions given by the chairperson at the SuperSport scheme meeting or any adjournment thereof

     13.6 the relevant portions of documents and reports submitted or tabled at the SuperSport scheme meeting or any adjournment thereof which bear on the merits or demerits of the SuperSport scheme, including copies thereof, and

     13.7 the main points of any other proposals, which were submitted to the SuperSport scheme meeting, or any adjournment thereof.

14. A copy of the chairperson's report must be made available, free of charge, at the registered office of the Second Applicant for at least 1
     (one) week prior to the date, or any extension of that date, on which the chairperson is to report to this Court in terms of paragraph 13 above and the notice convening the SuperSport scheme meeting shall include a statement that it will be so available.

By Order of the Court

REGISTRAR

                          PRINTED BY INCE (PTY) LTD

       [MNET LOGO]                                    [NASPERS LOGO]
       ELECTRONIC MEDIA                              NASPERS LIMITED
       NETWORK LIMITED                     (Incorporated in the Republic of
(Incorporated in the Republic of           South Africa)
 South Africa)                             (Registration number 1925/001431/06)
(Registration number 1985/002853/06)       Share code: NPN  ISIN:ZAE000015889
Share code: MNS   ISIN:ZAE000014304                    ("Naspers")
   ("M-Net" or "the company")

-------------------------------------------------------------------------------
M-NET FORM OF PROXY - M-NET SCHEME MEETING
-------------------------------------------------------------------------------

For use by certificated and dematerialised members with "own-name" registration of M-Net, other than Naspers, MultiChoice Africa (Proprietary) Limited ("MultiChoice"), Johnnic Communications Limited ("Johncom") and MNH Holdings (1998) (Proprietary) Limited ("MNH 98"), registered as such at the close of business on Monday 1 March 2004 (or such later date as is advised in the press in relation to any adjournment of the M-Net scheme meeting) ("the M-Net scheme members") at a meeting convened in terms of an Order of the High Court of South Africa ("the Court") to be held at 08:30 on Thursday 4 March 2004 or any adjournment thereof, at the Broadcast Centre, 239 Oak Avenue, Randburg 2194 ("the M-Net scheme meeting").

I/We
-------------------------------------------------------------------------------
of (address)
-------------------------------------------------------------------------------
being the registered holders of ______________ M-Net shares of 2 cents each, appoint (see note 1):

1.                                                          or failing him/her,
-------------------------------------------------------------------------------
2.                                                          or failing him/her,
-------------------------------------------------------------------------------
3. the chairperson of the M-Net scheme meeting,

as my/our proxy to act for me/us at the M-Net scheme meeting for the purposes of considering and, if deemed fit, agreeing (see note 2):

---------------------
|with modification + | delete whichever is not applicable,
----------------------
|without modification|
---------------------

to a scheme of arrangement proposed by Naspers between M-Net and its members (other than Naspers, MNH 98, Johncom and MultiChoice) at the scheme meeting ("the M-Net scheme"), and at each adjournment thereof and to vote for and/or against the M-Net scheme and/or abstain from voting in respect of the M-Net shares registered in my/our names in accordance with the following instructions (see note 3):

-------------------------------------------------------------------------------
         INSERT AN "X" OR THE NUMBER OF M-NET/SUPERSPORT LINKED SHARES
-------------------------------------------------------------------------------
     FOR THE M-NET SCHEME        AGAINST THE M-NET SCHEME         ABSTAIN
-------------------------------------------------------------------------------
                            |                                |
-------------------------------------------------------------------------------

Signed at                                    on                           2004
-------------------------------------------------------------------------------

Signature(s) of member(s)                    Telephone number (     )
-------------------------------------------------------------------------------

Full names of member(s) and authority
of signatory (if applicable)
-------------------------------------------------------------------------------

Assisted by (where applicable)
-------------------------------------------------------------------------------
(including capacity and full names)

Each M-Net scheme member is entitled to appoint one or more proxy(ies) (who need not be a member of the company) to attend, speak and vote in his/her stead at the M-Net scheme meeting.

+ If an M-Net scheme member(s) agrees that the M-Net scheme may be modified, he may indicate the manner and extent of any such modification to which the proxy may agree on a separate sheet of paper which must be lodged at or posted to the address stipulated in note 6, together with this form of proxy. In addition, please refer to the conditions stipulated in note 2.

PLEASE READ THE NOTES ON THE REVERSE SIDE HEREOF.

NOTES:

1. An M-Net scheme member may insert the name of a proxy or the names of two alternative proxies of his choice in the spaces provided with or without deleting "the chairperson of the M-Net scheme meeting" but any such deletion must be initialled by the M-Net scheme member. The person whose name appears first on the form of proxy and who is present at the M-Net scheme meeting will be entitled to act as proxy to the exclusion of those whose names follow.

2. If an M-Net scheme member agrees that the M-Net scheme may be modified, the M-Net scheme member may indicate the manner and extent of such modification to which the proxy may agree on a separate sheet of paper, which must be attached to that M-Net member's form of proxy which is submitted.

3. It should be noted that, notwithstanding that an M-Net scheme member indicates that the M-Net scheme may not be modified, the chairperson (if the chairperson of the M-Net scheme meeting is an authorised proxy) or any other proxy will nevertheless be entitled to agree to the modification of the M-Net scheme in terms of which the scheme consideration is increased.

4. If an M-Net scheme member fails to indicate whether the M-Net scheme may be agreed to with or without modification, or fails to indicate the manner and the extent of any modification to which the proxy may agree, such failure will be deemed to authorise the chairperson of the M-Net scheme meeting or any other proxy if the chairperson deems fit, to agree to the M-Net scheme with or without modification as he deems fit, in respect of all the M-Net scheme member's votes exercisable at the M-Net scheme meeting.

5. Please insert the number of votes in the relevant spaces according to how you wish your votes to be cast. If you wish to cast your votes in respect of a lesser number of M-Net shares than you own in M-Net, insert the number of M-Net shares held in respect of which you wish to vote. Failure to comply with the above will be deemed to authorise and compel the chairperson of the M-Net scheme meeting, if the chairperson of the M-Net scheme meeting is an authorised proxy, to vote to accept the M-Net scheme, or to authorise any other proxy to vote for or against the M-Net scheme or abstain from voting as the chairperson of the M-Net scheme meeting deems fit, in respect of all the M-Net member's votes exercisable thereat. An M-Net scheme member or his proxy is not obliged to use all the votes exercisable by the M-Net scheme member or his proxy, but the total of the votes cast and in respect whereof abstention is recorded may not exceed the total of the votes exercisable by the M-Net scheme member or his proxy.

6. Forms of proxy must be lodged with the transfer secretaries, Computershare Limited, Ground Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107) to be received by no later than 08:30 on Tuesday 2 March 2004, or such later date as may be announced in the press in relation to any adjournment of the M-Net scheme meeting. Shareholders who are ordinary residents of Nigeria and who hold their M-Net/SuperSport linked shares via The Nigerian Stock Exchange, should lodge their forms of proxy with the transfer secretaries, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos) to be received by no later than 08:30 on Tuesday 2 March 2004, or such later date as may be announced in the press in relation to any adjournment of the M-Net scheme meeting.

7. Any alteration or correction made to this form of proxy must be initialled by the signatory(ies).

8. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the company's transfer secretaries or waived by the chairperson of the M-Net scheme meeting.

9. The completion and lodging of this form of proxy will not preclude the relevant M-Net scheme member from attending the M-Net scheme meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such M-Net scheme member wish to do so.

10. The chairperson of the M-Net scheme meeting may accept or reject any form of proxy which is completed and/or received, other than in accordance with these notes and instructions, provided that the chairperson of the M-Net scheme meeting is satisfied as to the manner in which the M-Net scheme member wishes to vote.

11. This form of proxy shall not be valid after the expiration of six months from the date when it was signed.

12. Joint holders - any such persons may vote at the M-Net scheme meeting in respect of such joint shares as if he was solely entitled thereto; but if more than one of such joint holders are present or represented at the M-Net scheme meeting, that one of the said persons whose name stands first in the register in respect of such shares or his proxy, as the case may be, is alone entitled to vote in respect thereof.

13. Shareholders of M-Net who hold M-Net shares which have been dematerialised, and are registered by the Central Securities Depository Participant ("CSDP") on the sub-register kept by that CSDP in their own name ("own-name dematerialised shareholders") will be entitled to attend the M-Net scheme meeting in person or if they are unable to attend and wish to be represented thereat may complete and return this form of proxy to the transfer secretaries in accordance with the time specified on this form of proxy.

14. M-Net shareholders who hold linked shares in M-Net through a nominee, should advise their nominee or, if applicable, their CSDPs or brokers timeously of their intention to attend and vote at the M-Net scheme meeting or to be represented by proxy thereat in order for their nominee or, if applicable, their CSDPs or brokers to provide them with the necessary authorisation to do so or should provide their nominee or, if applicable, their CSDPs or brokers timeously with their voting instructions should they not wish to attend the M-Net scheme meeting in person in order for their nominee to vote in accordance with their instructions at the M-Net scheme meeting.Electronic Media Network Limited


                                     iNCE

      [SUPERSPORT LOGO]                              [NASPERS LOGO]
   SUPERSPORT INTERNATIONAL                          NASPERS LIMITED
       HOLDINGS LIMITED                     (Incorporated in the Republic of
(Incorporated in the Republic of               South Africa)
   South Africa)                          (Registration number 1925/001431/06)
(Registration number 1997/004203/06)       Share code: NPN  ISIN:ZAE000015889
Share code: MNS   ISIN:ZAE000014304                    ("Naspers")
   ("SuperSport" or "the company")

------------------------------------------------------------------------------
SUPERSPORT FORM OF PROXY - SUPERSPORT SCHEME MEETING
------------------------------------------------------------------------------

For use by certificated and dematerialised members with "own-name" registration of SuperSport, other than Naspers, MultiChoice Africa (Proprietary) Limited ("MultiChoice"), Johnnic Communications Limited ("Johncom") and MNH Holdings (1998) (Proprietary) Limited ("MNH 98"), registered as such at the close of business on Monday 1 March 2004 (or such later date as is advised in the press in relation to any adjournment of the SuperSport scheme meeting) ("the SuperSport scheme members") at a meeting convened in terms of an Order of the High Court of South Africa ("the Court") to be held immediately after the conclusion of the Electronic Media Network Limited ("M-Net") scheme meeting on Thursday 4 March 2004 or any adjournment thereof, at the Broadcast Centre, 239 Oak Avenue, Randburg 2194 ("the SuperSport scheme meeting").

I/We
-------------------------------------------------------------------------------
of (address)
-------------------------------------------------------------------------------
being the registered holders of ______________ SuperSport shares of 0.01 cents each, appoint (see note 1):

1.                                                          or failing him/her,
-------------------------------------------------------------------------------
2.                                                          or failing him/her,
-------------------------------------------------------------------------------
3. the chairperson of the M-Net scheme meeting,

as my/our proxy to act for me/us at the SuperSport scheme meeting for the purposes of considering and, if deemed fit, agreeing (see note 2):

---------------------
|with modification + | delete whichever is not applicable,
---------------------
|without modification|
-------------------------------------------------------------------------------

to a scheme of arrangement proposed by Naspers between SuperSport and its members (other than Naspers, MNH 98, Johncom and MultiChoice) at the scheme meeting ("the SuperSport scheme"), and at each adjournment thereof and to vote for and/or against the SuperSport scheme and/or abstain from voting in respect of the SuperSport shares registered in my/our names in accordance with the following instructions (see note 3):

-------------------------------------------------------------------------------
         INSERT AN "X" OR THE NUMBER OF M-NET/SUPERSPORT LINKED SHARES
-------------------------------------------------------------------------------
     FOR THE M-NET SCHEME        AGAINST THE M-NET SCHEME         ABSTAIN
-------------------------------------------------------------------------------
                             |                               |
-------------------------------------------------------------------------------

Signed at                                    on                           2004
-------------------------------------------------------------------------------

Signature(s) of member(s)                    Telephone number (     )
-------------------------------------------------------------------------------

Full names of member(s) and authority
of signatory (if applicable)
-------------------------------------------------------------------------------

Assisted by (where applicable)
-------------------------------------------------------------------------------
(including capacity and full names)

Each SuperSport scheme member is entitled to appoint one or more proxy(ies) (who need not be a member of the company) to attend, speak and vote in his stead at the SuperSport scheme meeting.

+ If a SuperSport scheme member(s) agrees that the SuperSport scheme may be modified, he may indicate the manner and extent of any such modification to which the proxy may agree on a separate sheet of paper which must be lodged at or posted to the address stipulated in note 6, together with this form of proxy. In addition, please refer to the conditions stipulated in note 2.

PLEASE READ THE NOTES ON THE REVERSE SIDE HEREOF.

NOTES:

1. A SuperSport scheme member may insert the name of a proxy or the names of two alternative proxies of his choice in the spaces provided with or without deleting "the chairperson of the SuperSport scheme meeting" but any such deletion must be initialled by the SuperSport scheme member. The person whose name appears first on the form of proxy and who is present at the SuperSport scheme meeting will be entitled to act as proxy to the exclusion of those whose names follow.

2. If a SuperSport scheme member agrees that the SuperSport scheme may be modified, the SuperSport scheme member may indicate the manner and extent of such modification to which the proxy may agree on a separate sheet of paper, which must be attached to that SuperSport member's form of proxy which is submitted.

3. It should be noted that, notwithstanding that a SuperSport scheme member indicates that the SuperSport scheme may not be modified, the chairperson (if the chairperson of the SuperSport scheme meeting is an authorised proxy) or any other proxy will nevertheless be entitled to agree to the modification of the SuperSport scheme in terms of which the scheme consideration is increased.

4. If a SuperSport scheme member fails to indicate whether the SuperSport scheme may be agreed to with or without modification, or fails to indicate the manner and the extent of any modification to which the proxy may agree, such failure will be deemed to authorise the chairperson of the SuperSport scheme meeting or any other proxy, if the chairperson deems fit, to agree to the SuperSport scheme with or without modification as he deems fit, in respect of all the SuperSport scheme member's votes exercisable at the SuperSport scheme meeting.

5. Please insert the number of votes in the relevant spaces according to how you wish your votes to be cast. If you wish to cast your votes in respect of a lesser number of SuperSport shares than you own in SuperSport, insert the number of SuperSport shares held in respect of which you wish to vote. Failure to comply with the above will be deemed to authorise and compel the chairperson of the SuperSport scheme meeting, if the chairperson of the SuperSport scheme meeting is an authorised proxy, to vote to accept the SuperSport scheme, or to authorise any other proxy to vote for or against the SuperSport scheme or abstain from voting as the chairperson of the SuperSport scheme meeting deems fit, in respect of all the SuperSport member's votes exercisable thereat. A SuperSport scheme member or his proxy is not obliged to use all the votes exercisable by the SuperSport scheme member or his proxy, but the total of the votes cast and in respect whereof abstention is recorded may not exceed the total of the votes exercisable by the SuperSport scheme member or his proxy.

6. Forms of proxy must be lodged with the transfer secretaries, Computershare Limited, Ground Floor, 70 Marshall Street, Johannesburg 2001 (PO Box 61051, Marshalltown 2107) to be received by no later than 08:30 on Tuesday 2 March 2004, or such later date as may be announced in the press in relation to any adjournment of the SuperSport scheme meeting. Shareholders who are ordinary residents of Nigeria and who hold their M-Net/SuperSport linked shares via The Nigerian Stock Exchange, should lodge their forms of proxy with the transfer secretaries, City Securities Limited, 5th Floor, Primrose Tower, 17A Tinabu Street, Lagos (PO Box 9177, Lagos) to be received by no later than 08:30 on Tuesday 2 March 2004, or such later date as may be announced in the press in relation to any adjournment of the SuperSport scheme meeting.

7. Any alteration or correction made to this form of proxy must be initialled by the signatory(ies).

8. Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity must be attached to this form of proxy unless previously recorded by the company's transfer secretaries or waived by the chairperson of the SuperSport scheme meeting.

9. The completion and lodging of this form of proxy will not preclude the relevant SuperSport scheme member from attending the SuperSport scheme meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, should such SuperSport scheme member wish to do so.

10. The chairperson of the SuperSport scheme meeting may accept or reject any form of proxy which is completed and/or received, other than in accordance with these notes and instructions, provided that the chairperson of the SuperSport scheme meeting is satisfied as to the manner in which the SuperSport scheme member wishes to vote.

11. This form of proxy shall not be valid after the expiration of six months from the date when it was signed.

12. Joint holders - any such persons may vote at the SuperSport scheme meeting in respect of such joint shares as if he were solely entitled thereto; but if more than one of such joint holders are present or represented at the SuperSport scheme meeting, that one of the said persons whose name stands first in the register in respect of such shares or his proxy, as the case may be, is alone entitled to vote in respect thereof.

13. Shareholders of SuperSport who hold SuperSport shares which have been dematerialised, and are registered by the Central Securities Depository Participant ("CSDP") on the sub-register kept by that CSDP in their own name ("own-name dematerialised shareholders") will be entitled to attend the SuperSport scheme meeting in person or if they are unable to attend and wish to be represented thereat may complete and return this form of proxy to the transfer secretaries in accordance with the time specified on this form of proxy.

14. SuperSport shareholders who hold linked shares in SuperSport through a nominee, should advise their nominee or, if applicable, their CSDPs or brokers timeously of their intention to attend and vote at the SuperSport scheme meeting or to be represented by proxy thereat in order for their nominee or, if applicable, their CSDPs or brokers to provide them with the necessary authorisation to do so or should provide their nominee or, if applicable, their CSDPs or brokers timeously with their voting instructions should they not wish to attend the SuperSport scheme meeting in person in order for their nominee to vote in accordance with their instructions at the SuperSport scheme meeting.SuperSport International


                                     iNCE

        [MNET LOGO]                               [SUPERSPORT LOGO]                         [NASPERS LOGO]
      ELECTRONIC MEDIA                         SUPERSPORT INTERNATIONAL                     NASPERS LIMITED
       NETWORK LIMITED                            HOLDINGS LIMITED              (Incorporated in the Republic of
(Incorporated in the Republic of        (Incorporated in the Republic of              South Africa)
   South Africa)                           South Africa)                        (Registration number 1925/001431/06)
(Registration number 1985/002853/06)    (Registration number 1997/004203/06)       Share code: NPN  ISIN:ZAE000015889
Share code: MNS   ISIN:ZAE000014304      Share code: MNS  ISIN:ZAE000014304                 ("Naspers")
   ("M-Net")                                      ("SuperSport")

------------------------------------------------------------------------------
ELECTION, SURRENDER AND TRANSFER FORM FOR CERTIFICATED SHAREHOLDERS (ONLY FOR USE BY HOLDERS OF M-NET/SUPERSPORT LINKED SHARES IN CERTIFICATED FORM)
------------------------------------------------------------------------------

THE DEFINITIONS SET OUT ON PAGES 5 TO 9 OF THE DOCUMENT TO HOLDERS OF M-NET/SUPERSPORT LINKED SHARES ISSUED ON 13 FEBRUARY 2004 HAVE BEEN USED IN THIS ELECTION, SURRENDER AND TRANSFER FORM.

THE SURRENDER OF DOCUMENTS OF TITLE IS ONLY APPLICABLE TO HOLDERS OF M-NET/SUPERSPORT LINKED SHARES IN CERTIFICATED FORM.

This form is attached for the convenience of holders of M-Net/SuperSport linked shares in certificated form who surrender their documents of title prior to the record date of the schemes, which is expected to be Thursday 8 April 2004. The documents of title so surrendered will be held on behalf of the registered shareholder by the transfer secretaries pending the schemes of arrangement to be proposed by Naspers between: (1) M-Net and its minority shareholders and (2) SuperSport and its minority shareholders becoming unconditional. In the event that the schemes do not become unconditional the transfer secretaries will, within five business days of such event, return the documents of title to the certificated ordinary shareholders of M-Net/SuperSport linked shares concerned, by registered post, at the risk of such shareholders.

NOTES:

1. A separate form is required for each holder of M-Net/SuperSport linked shares in certificated form.

2. Part A must be completed by all holders of M-Net/SuperSport linked shares in certificated form who return this form.

3. Part B must be completed by all holders of M-Net/SuperSport linked shares in certificated form who are emigrants of the common monetary area, comprising the Republics of South Africa and Namibia and the Kingdoms of Lesotho and Swaziland.

4. No receipts will be issued for documents of title lodged unless specifically requested. In compliance with the requirements of the JSE Securities Exchange South Africa ("JSE"), lodging agents are requested to prepare special transaction receipts, if required.

THE: TRANSFER SECRETARIES

BY HAND                   BY POST                   BY HAND                        BY POST

Computershare Limited     Computershare Limited     City Securities Limited        City Securities Limited
Ground Floor              PO Box 61051              5th Floor, Primrose Tower      PO Box 9177
70 Marshall Street        Marshalltown              17A Tinabu Street              Lagos
Johannesburg              2107                      Lagos
2001

Dear Sirs

I/We hereby surrender and enclose the share certificates, certified transfer deeds and/or other documents of title, details of which have been completed in 5 overleaf, in respect of my/our holding of linked shares in M-Net and SuperSport.

PART A - All holders of M-Net/SuperSport linked shares in certificated form must please complete Part A of this form (in BLOCK CAPITALS).

1.   Surname or Name of corporate body
     --------------------------------------------------------------------------

2.   First names (in full)
     --------------------------------------------------------------------------

3.   Title (Mr/Mrs/Miss/etc.)

4. Address to which the scheme consideration should be posted (if different from the registered address) *
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     --------------------------------------------------------------------------
     Telephone (     )
     --------------------------------------------------------------------------
     * Subject to the schemes becoming unconditional on Wednesday 17 March 2004, the scheme consideration will be sent to the address stipulated above by ordinary post in respect of cheques for the cash consideration and by registered post for Naspers N ordinary share certificates in respect of the share consideration at the risk of the shareholder concerned from Friday 26 March 2004 if the documents of title have been surrendered on or prior to Friday 19 March 2004 or will be so sent within five business days of receipt of such documents of title if surrendered after Friday 19 March 2004.
       Contrary instructions will not be accepted.

5. Share certificates and/or other documents of title surrendered, and number of M-Net/SuperSport linked shares held

------------------------------------------------------------------------------------------------|
                              |                        |   Number of M-Net/SuperSport linked    |
  Name of registered holder   | Certificate number(s)  | shares represented by each certificate |
------------------------------|------------------------|----------------------------------------|
                              |                        |                                        |
------------------------------|------------------------|----------------------------------------|
                              |                        |                                        |
------------------------------|------------------------|----------------------------------------|
                              |                        |                                        |
------------------------------|------------------------|----------------------------------------|
    Total number of M-Net/SuperSport                   |                                        |
        linked shares held (A):                        | A =                                    |
------------------------------------------------------------------------------------------------|

6. Election (please indicate in the appropriate box the number of M-Net/SuperSport linked shares in respect of which you wish to choose either the share consideration or the cash consideration)

---------------------------------------------------------------------------------------------------------
                               |                                |
(B) Number of M-Net/SuperSport | (C) Number of M-Net/SuperSport | (D) Total number of M-Net/SuperSport  |
    linked shares in respect   |     linked shares in respect   |     linked shares for which election  |
    of which cash              |     of which share             |     is made (B+C) (please ensure that |
    consideration is elected:  |     consideration is elected:  |     D=A in 5. above)                  |

-------------------------------|--------------------------------|---------------------------------------|
 B=                            |  C=                            | D=                                    |
-------------------------------|--------------------------------|---------------------------------------|

Please complete the above election carefully and ensure that the sum (D) of the numbers inserted in the first two columns in 6 (B + C) equals the number of M-Net/SuperSport linked shares held as set out in the table in 5 - (A).

If this is not done, and the sum (D) of the numbers inserted in the two boxes (B + C) does not equal the number of M-Net/Supersport linked shares held by the scheme participant (A):

-    this form will be rejected as invalid, and

- the scheme participant will be deemed to have elected the cash consideration in respect of all M-Net/SuperSport linked shares held by the scheme participant.

Certificated shareholders are required to elect whether to receive the cash consideration of 850 cents for each M-Net/SuperSport linked share or the share consideration of 1 Naspers N ordinary share for each 4,5 M-Net/SuperSport linked share in respect of their M-Net/SuperSport linked shares. This election, surrender and transfer form must be received by the transfer secretaries by the record date of the schemes which is expected to be Thursday 8 April 2004.

CERTIFICATED HOLDERS WHO DO NOT MAKE A VALID ELECTION, OR WHOSE ELECTION, SURRENDER AND TRANSFER FORM DOES NOT REACH THE TRANSFER SECRETARIES BY THE RECORD DATE OF THE SCHEMES, WHICH IS EXPECTED TO BE THURSDAY 8 APRIL 2004, WILL BE DEEMED TO HAVE ELECTED THE CASH CONSIDERATION IN RESPECT OF THEIR ENTIRE HOLDING OF THE M-NET/SUPERSPORT LINKED SHARES.

Certificated scheme participants who have pledged their M-Net/SuperSport linked shares in terms of section 6 of the Custody and Administration of Securities Act, 1992 (Act 85 of 1992), as amended ("the Custody and Administration Act"), will be deemed to have elected the cash consideration unless they elect, by the record date of the schemes, the share consideration, in accordance with the instructions to be contained in this election, surrender and transfer form and, simultaneously therewith, furnish to the transfer secretaries, to the satisfaction of Naspers, the necessary written consent of the pledgee: (a) as required in terms of section 6 of the Custody and Administration Act and (b) to accept the share consideration in pro tanto discharge of the pledge.

Dematerialised scheme participants who have pledged their M-Net/SuperSport linked shares in terms of section 6 of the Custody and Administration Act and have registered that pledge with a Central Securities Depository Participant ("CSDP") will be deemed to have elected the cash consideration unless they elect, by the record date of the schemes, the share consideration in the manner and by the deadline stipulated by their CSDPs or brokers, as the case may be, and, simultaneously therewith, furnish to the CSDPs or brokers, as the case may be, to the satisfaction of Naspers, the necessary written consent of the pledgee: (a) as required in terms of section 6 of the Custody and Administration Act and (b) to accept the share consideration in pro tanto discharge of the pledge.

PART B

1. TO BE COMPLETED ONLY BY HOLDERS OF M-NET/SUPERSPORT LINKED SHARES IN CERTIFICATED FORM WHO ARE EMIGRANTS OR OTHER NON-RESIDENTS OF THE COMMON MONETARY AREA.

     Nominated authorised dealer in the case of a holder of M-Net/SuperSport linked shares in certificated form who is an emigrant from or non-resident of the common monetary area:

     Name and address of authorised dealer in South Africa or substitute instructions:
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------
                                          Account number
     -------------------------------------------------------------------------
     Signature of shareholder
     -------------------------------------------------------------------------
     Date                       2004      Telephone number (   )
     -------------------------------------------------------------------------
     Signatories may be called upon for evidence of their authority or capacity to sign this form.

     GENERAL NOTES:

     1. No receipts will be issued for documents of title lodged, unless specifically requested. In compliance with the requirements of the JSE, lodging agents will be requested to prepare special transaction receipts, if required.

     2. Certificated holders of M-Net/SuperSport linked shares who are emigrants from or non-residents of the common monetary area, whose registered addresses are outside the common monetary area and whose documents of title have been restrictively endorsed under the South African Exchange Control Regulations should nominate an authorised dealer in Part B of this form as referred to in paragraphs 1.1 and
        1.2 of Annexure VIII to the document to which this form is attached and of which it forms part.

     3. Any alteration to this form must be signed in full and not initialled.

     4. If this form is signed under a power of attorney, then such power of attorney, or a notarially certified copy thereof, must be sent with this form for noting (unless it has already been noted by M-Net or SuperSport or the transfer secretaries of M-Net and SuperSport).

     5. Where the certificated holder of M-Net/SuperSport linked shares is a company or a close corporation, unless it has already been registered with M-Net and SuperSport or the transfer secretaries, a certified copy of the directors' or members' resolution authorising the signing of this form must be submitted if so requested by M-Net or SuperSport.

     6. Where there are joint holders of any certificated M-Net/SuperSport linked shares, only that holder whose name stands first in the register in respect of such shares need sign this form.

                                     iNCE